File No. 811-08612

AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

ON AUGUST 29, 2008

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

☐          Pre-Effective Amendment No.

☐          Post-Effective Amendment No.

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

☒          Amendment No. 16

MARTIN CURRIE BUSINESS TRUST

(Exact Name of Registrant as Specified in Charter)

Saltire Court, 20 Castle Terrace, Edinburgh, Scotland EH1 2ES

(Address of principal executive offices)

011-44-131-229-5252

(Registrant’s telephone number, including area code)

Jacqui Hughes

c/o Martin Currie, Inc.

Saltire Court

20 Castle Terrace

Edinburgh

Scotland EH1 2ES

with a copy to:

Gregory D. Sheehan, Esq.

Ropes & Gray LLP

One International Place

Boston, Massachusetts 02110

(Name and address of agents for service)

It is proposed that this filing will become effective immediately upon filing in accordance with Section 8 of the Investment Company Act of 1940 and the rules thereunder.

EXPLANATORY NOTE

This Amendment No. 16 to the Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. However, beneficial interests in the Registrant have not been and will not be registered under the Securities Act of 1933, as amended (the “1933 Act”), since such interests have been and will continue to be issued and sold solely in private transactions which do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by individuals or entities which are “accredited investors” within the meaning of Regulation D under the 1933 Act. This Amendment No. 16 to the Registration Statement does not constitute an offer to sell or the solicitation of an offer to buy any beneficial interests in the Registrant.

2

MARTIN CURRIE BUSINESS TRUST

PRIVATE PLACEMENT MEMORANDUM

August 29, 2008

This Private Placement Memorandum describes the information that you should know before investing.  Please read it carefully and keep it for future reference.

MCBT Global Equity Fund

MCBT All Countries World ex U.S. Fund

MCBT Opportunistic EAFE Fund

MCBT Global Emerging Markets Fund

MCBT Pan European Select Fund
[formerly MCBT Pan European Mid Cap Fund]

Martin Currie Business Trust (the “Trust”) is an open-end, management investment company consisting of five separate diversified series (each a “Fund” and together, the “Funds”) offering investors a range of foreign and international investment choices.  Each Fund’s manager is Martin Currie, Inc. (the “Manager”).

When making an investment decision, you must rely on your own examination of the issuer and the terms of the offering, including the merits and risks involved.  These securities have not been approved or disapproved by the Securities and Exchange Commission or any other federal or state securities commission or regulatory authority, nor have any of these authorities passed upon the accuracy or adequacy of this document.  Any representation to the contrary is a criminal offense.

These securities have not been registered under the Securities Act of 1933, as amended (the “1933 Act”), or the securities laws of any state, and may not be transferred or resold unless so registered or exempt from registration.  However, these securities are redeemable as described in this Private Placement Memorandum.  In certain cases, you may be redeemed “in kind” and receive upon redemption portfolio securities held by a Fund in lieu of cash.  In that case, you will incur costs upon selling the securities so distributed.

No person has been authorized to make any representations or provide any information with respect to these securities except the information as is contained in this Private Placement Memorandum, in the Trust’s Statement of Additional Information (“SAI”) or in other materials approved by the Trust.  No sales made via this document shall under any circumstances create an implication that there has been no change in any matters discussed in this document or in the SAI since the date above.

TABLE OF CONTENTS

OVERVIEW	1

RISK / RETURN SUMMARY	2

MCBT GLOBAL EQUITY FUND	2
MCBT ALL COUNTRIES WORLD EX U.S. FUND	4
MCBT OPPORTUNISTIC EAFE FUND	6
MCBT GLOBAL EMERGING MARKETS FUND	8
MCBT PAN EUROPEAN SELECT FUND	10

SUMMARY OF PRINCIPAL RISKS	13

PRINCIPAL RISKS BY FUND	15

FEES AND EXPENSES	16

DESCRIPTION OF THE FUNDS	18

MCBT GLOBAL EQUITY FUND	18
MCBT ALL COUNTRIES WORLD EX U.S. FUND	19
MCBT OPPORTUNISTIC EAFE FUND	21
MCBT GLOBAL EMERGING MARKETS FUND	22
MCBT PAN EUROPEAN SELECT FUND	23

MORE INFORMATION ABOUT THE FUNDS’ INVESTMENT STRATEGIES AND RISKS	26

PURCHASE OF SHARES	38

REDEMPTION OF SHARES	40

DISTRIBUTION AND SERVICING PLANS	41

DETERMINATION OF NET ASSET VALUE	42

DIVIDENDS AND DISTRIBUTIONS	42

TAXES	43

MANAGEMENT OF THE TRUST	47

DESCRIPTION OF THE TRUST AND OWNERSHIP OF SHARES	49

ADMINISTRATOR; CUSTODIAN; TRANSFER AND DIVIDEND PAYING AGENT	50

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	50

LEGAL COUNSEL	50

SHAREHOLDER INQUIRIES	50

FINANCIAL HIGHLIGHTS INFORMATION	51

OVERVIEW

The Trust currently consists of five Funds offering investors a range of foreign and international investment choices.  Each Fund has its own investment objective and strategies designed to meet its specific goals.

The following Risk / Return Summary is a summary of certain key information about the Funds, including the Funds’ objectives, principal investment strategies, principal risks and fees.  Each Fund’s Risk / Return Summary description includes a short discussion of some of the principal risks of investing in that Fund.  You will find additional information about each Fund, including a detailed description of the risks of an investment in each Fund, after the Risk / Return Summary, beginning on page 13.  Please be sure to read this additional information before you invest.

The Risk / Return Summary includes a bar chart for each Fund (other than the Global Equity Fund and the All Countries World ex U.S. Fund) showing its annual returns and a table showing its average annual returns.  The bar chart and table provide some indication of the risks of investing in each Fund by showing:

•                                          changes in the Fund’s performance from year to year; and

•                                          how the Fund’s average annual returns for one, five and ten years (or such shorter period as the Fund has been in operation) compare to those of a broad measure of market performance.

A Fund’s past performance is not necessarily an indication of future performance.

You may lose money by investing in any of the Funds.  Any of the Funds may fail to achieve its objective, and no Fund, nor the Funds collectively, is intended or appropriate as a complete investment program.  The Funds should be considered as only part of an overall investment strategy.

RISK / RETURN SUMMARY

MCBT Global Equity Fund

OBJECTIVE:

The Global Equity Fund seeks capital appreciation.  Current income is not a consideration.

PRINCIPAL INVESTMENT STRATEGIES:

The Global Equity Fund pursues its objective through investment in a global portfolio of primarily equity and equity-related securities, which may include common stocks, convertible bonds, other securities convertible into common stock, index futures, equity-linked securities and depositary receipts.  Under normal circumstances, the Fund will invest at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in equity and equity-related securities.  The Fund’s investment strategy and performance are benchmarked against the Morgan Stanley Capital International (MSCI) World Index.  The Fund will invest in securities traded in foreign and domestic securities markets with particular consideration given to securities principally traded in North American, Japanese, European, Pacific and Australian securities markets.  The Fund may invest in companies headquartered in or economically exposed to countries with emerging markets.  Under normal circumstances, the Fund will invest in securities of issuers located in at least three different countries represented in the index.  The Fund has the authority to invest in securities traded in any securities market of any country in the world, including over-the-counter markets.

The Fund is not a passively managed index fund.  Rather, it pursues an opportunistic strategy relative to the MSCI World Index, meaning that the Manager typically expects to invest more or less in securities traded in a particular country than would be suggested by the weighting of that country’s market capitalization in the MSCI World Index.  In allocating assets among the various securities markets of the world, the Manager will consider such factors as it considers appropriate, including the condition and growth potential of the various economies and securities markets, currency and taxation considerations and other pertinent financial, legal, social, national and political factors, which may have an impact upon the climate for investing within such securities markets.  In pursuing this opportunistic strategy, the Manager will monitor the overall risk of the Fund and will normally take measures aimed at limiting such risk relative to the MSCI World Index to a range that is, in the Manager’s judgment, appropriate under the circumstances given the Fund’s investment objective and strategy.

Within an identified market, the Manager selects securities that it believes have favorable investment potential.  For example, the Fund may purchase stocks in companies whose earnings are believed by the Manager to be in a relatively strong growth trend, or in companies in which significant further growth is not anticipated but with prices that reflect a value lower than that which the Manager places on the company.  In general, the Manager will consider, among other factors, an issuer’s valuation, financial strength, competitive position in its industry, projected future earnings, cash flows and dividends when deciding whether to buy or sell investments.  The Fund may invest in companies of any size and type.

PRINCIPAL RISKS:

Among the principal risks of investing in the Global Equity Fund are market risk, management risk, foreign risk, currency risk and derivatives risk.  Because the Fund may invest in emerging market countries, the risks of investing in foreign securities may be heightened and additional risks may be present.  Because the Fund may invest in equity-linked securities, your investment may also be subject to credit risk.  Because the Fund does not attempt merely to replicate the MSCI World Index but instead pursues an opportunistic strategy relative to the index, the Fund’s performance may deviate significantly from the performance of the index.  You may lose money by investing in the Fund.  See Summary of Principal Risks.

PERFORMANCE:

The Global Equity Fund is not yet operational.  Performance information for the Global Equity Fund will be available after the Fund has completed a full calendar year of operations.

MCBT All Countries World ex U.S. Fund

OBJECTIVE:

The All Countries World ex U.S. Fund seeks capital appreciation.  Current income is not a consideration.

PRINCIPAL INVESTMENT STRATEGIES:

The All Countries World ex U.S. Fund pursues its objective through investment in an international portfolio of primarily equity and equity-related securities, which may include common stocks, convertible bonds, other securities convertible into common stock, index futures, equity-linked securities and depositary receipts.  The Fund’s investment strategy and performance are benchmarked against the Morgan Stanley Capital International (MSCI) All Countries World (ex USA) Index, an index of securities traded in Europe, Canada, Australia, the Far East and markets located in Latin America and in the emerging European, Middle Eastern and African markets, weighted by market capitalization.  Under normal circumstances, the Fund will invest at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in securities of issuers in markets represented in the index.  Under normal circumstances, the Fund will not invest in securities of issuers located in the United States or its territories.

The Fund is not a passively managed index fund.  Rather, it pursues an opportunistic strategy relative to the index, meaning that the Manager expects typically to invest more or less in securities traded in a particular country than would be suggested by the weighting of that country’s market capitalization in the index.  In allocating assets among the securities markets, the Manager will consider such factors as it considers appropriate, including the condition and growth potential of the various economies and securities markets and the issuers located there, currency considerations and other pertinent financial, social, national and political factors, which may have an effect upon the climate for investing within such securities markets.  In pursuing this opportunistic strategy, the Manager will monitor the overall risk of the Fund and will normally take measures aimed at limiting such risk relative to the MSCI All Countries World (ex USA) Index to a range that is, in the Manager’s judgment, appropriate under the circumstances given the Fund’s investment objective and strategy.

Within an identified market, the Manager selects securities that it believes have favorable investment potential.  For example, the Fund may purchase stocks of companies with prices that reflect a value lower than that which the Manager places on the company.  The Manager may also consider other factors it believes will cause the stock price to rise.  In general, the Manager will consider, among other factors, an issuer’s valuation, financial strength, competitive position in its industry, projected future earnings, cash flows and dividends when deciding whether to buy or sell investments.  The Fund may invest in companies of any size.

PRINCIPAL RISKS:

Among the principal risks of investing in the All Countries World ex U.S. Fund are market risk, management risk, foreign risk, currency risk and derivatives risk.  Because the Fund may invest in equity-linked securities, your investment may also be subject to credit risk.  Because the Fund may invest in emerging market countries, the risks of investing in foreign securities may be heightened and additional risks may be present.  Because the Fund does not attempt merely to replicate the MSCI All Countries World (ex USA) Index but instead pursues an opportunistic strategy relative to the index, the Fund’s performance may deviate significantly from the performance of the index.  You may lose money by investing in the Fund.  See Summary of Principal Risks.

PERFORMANCE:

The All Countries World ex U.S. Fund is not yet operational.  Performance information for the All Countries World ex U.S. Fund will be available after the Fund has completed a full calendar year of operations.

MCBT Opportunistic EAFE Fund

OBJECTIVE:

The Opportunistic EAFE Fund seeks capital appreciation.  Current income is not a consideration.

PRINCIPAL INVESTMENT STRATEGIES:

The Opportunistic EAFE Fund pursues its objective through investment in an international portfolio of primarily equity and equity-related securities, which may include common stocks, convertible bonds, other securities convertible into common stock, index futures, equity-linked securities and depositary receipts.  The Fund’s investment strategy and performance are benchmarked against the Morgan Stanley Capital International (MSCI) EAFE Index, an index of securities traded in Europe, Australia and the Far East weighted by market capitalization.  Under normal circumstances, the Fund will invest at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in securities of issuers in markets represented in the index.  Under normal circumstances, the Fund will not invest in securities of issuers located in Canada, the United States or their respective territories.

The Fund is not a passively managed index fund.  Rather, it pursues an opportunistic strategy relative to the index, meaning that the Manager expects typically to invest more or less in securities traded in a particular country than would be suggested by the weighting of that country’s market capitalization in the index.  In allocating assets among the securities markets, the Manager will consider such factors as it considers appropriate, including the condition and growth potential of the various economies and securities markets and the issuers located there, currency considerations and other pertinent financial, social, national and political factors, which may have an effect upon the climate for investing within such securities markets.  In pursuing this opportunistic strategy, the Manager will monitor the overall risk of the Fund and will normally take measures aimed at limiting such risk relative to the MSCI EAFE Index to a range that is, in the Manager’s judgment, appropriate under the circumstances given the Fund’s investment objective and strategy.

Within an identified market, the Manager selects securities that it believes have favorable investment potential.  For example, the Fund may purchase stocks of companies with prices that reflect a value lower than that which the Manager places on the company.  The Manager may also consider other factors it believes will cause the stock price to rise.  In general, the Manager will consider, among other factors, an issuer’s valuation, financial strength, competitive position in its industry, projected future earnings, cash flows and dividends when deciding whether to buy or sell investments.  The Fund may invest in companies of any size.

PRINCIPAL RISKS:

Among the principal risks of investing in the Opportunistic EAFE Fund are market risk, management risk, foreign risk, currency risk and derivatives risk.  Because the Fund may invest in equity-linked securities, your investment may also be subject to credit risk.  Because the Fund may invest in emerging market countries, the risks of investing in foreign securities may be heightened and additional risks may be present.  Because the Fund does not attempt merely to replicate the MSCI EAFE Index but instead pursues an opportunistic strategy relative to the index, the Fund’s performance may deviate significantly from the performance of the index.  You may lose money by investing in the Fund.  See Summary of Principal Risks.

PERFORMANCE:

The bar chart below provides some indication of the risks associated with an investment in the Opportunistic EAFE Fund by showing the Fund’s performance from year to year.  Past performance is not necessarily an indication of future performance.

Calendar Year Total Returns

Year-to-date performance through June 30, 2008 was -13.20%.  During the periods shown in the bar chart, the highest return for a calendar quarter was 24.76% (quarter ended 12/31/99) and the lowest return for a calendar quarter was -15.56% (quarter ended 9/30/01).

The table below compares the Fund’s average annual returns for the one-, five- and ten-year periods to that of the MSCI EAFE Index, an index of securities traded in Europe, Australia and the Far East weighted by market capitalization.

Average Annual Total Returns (for periods ended December 31, 2007)

	1 year	5 years	10 years
Opportunistic EAFE Fund	15.76%	23.19%	8.56%
MSCI EAFE Index (reflects no deduction for expenses or taxes)	11.63%	22.08%	9.04%

Neither the bar chart nor the average annual total returns table reflects the impact of a purchase premium, which was in effect for the Fund through June 27, 2000.  If the purchase premium were included, the returns in the bar chart and in the table for the 10-year period would be lower.  The Fund no longer charges a purchase premium.

MCBT Global Emerging Markets Fund

OBJECTIVE:

The Global Emerging Markets Fund seeks capital appreciation.  Current income is not a consideration.

PRINCIPAL INVESTMENT STRATEGIES:

The Global Emerging Markets Fund pursues its objective through investment primarily in equity and equity-related securities of issuers located in a number of countries with emerging markets and developing economies.  The Fund’s investment strategy and performance are benchmarked against the Morgan Stanley Capital International (MSCI) Emerging Markets Index, an index of securities traded in emerging European, Middle Eastern, African, Latin American and Asian markets weighted by market capitalization.  Under normal circumstances, the Fund will invest at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in securities of issuers located in emerging market countries.  For this purpose, such securities include (i) securities of issuers located in any country having an “emerging stock market” as defined by the International Finance Corporation; (ii) securities of issuers located in any country with low- to middle-income economies according to the International Bank for Reconstruction and Development; (iii) securities of issuers located in any country not included in the MSCI World Index of developed markets; (iv) securities where the majority of such securities’ exposure is to emerging market countries; or (v) securities of issuers located in any country where, in the opinion of the Manager, the markets may not fully reflect the potential of the developing economy.  In the opinion of the Manager, these countries are currently found in regions including Asia, the Indian subcontinent, Latin and Central America, the Middle and Near East, Eastern and Central Europe and Africa.  Among the countries that the Manager currently believes do not constitute emerging markets are the United States, Canada, the members of the European Union contained in the MSCI European Index as of the date of this Private Placement Memorandum, Switzerland, Japan, Hong Kong, Singapore, Australia and New Zealand.

Under normal circumstances, the Fund will invest primarily in equity and equity-related securities, which may include common stocks, convertible bonds, other securities convertible into common stock, index futures, equity-linked securities and depositary receipts.

Within an identified market, the Manager selects securities that it believes have favorable investment potential.  For example, the Fund may purchase stocks of companies with prices that reflect a value lower than that which the Manager places on the company.  The Manager may also consider other factors it believes will cause the stock price to rise.  In general, the Manager will consider, among other factors, an issuer’s valuation, financial strength, competitive position in its industry, projected future earnings, cash flows and dividends when deciding whether to buy or sell investments.  The Fund may invest in companies of any size.

PRINCIPAL RISKS:

Among the principal risks of investing in the Global Emerging Markets Fund are market risk, management risk, foreign risk, currency risk and derivatives risk.  Because the Fund may invest in equity-linked securities, your investment may also be subject to credit risk.  Because the Fund may invest in emerging market countries, the risks of investing in foreign securities may be heightened and additional risks may be present.  Because the Fund does not attempt merely to replicate the MSCI Emerging Markets Index but instead pursues an opportunistic strategy relative to the index, the Fund’s performance may deviate significantly from the performance of the index.  You may lose money by investing in the Fund.  See Summary of Principal Risks.

PERFORMANCE:

The bar chart below provides some indication of the risks associated with an investment in the Global Emerging Markets Fund by showing the Fund’s performance from year to year.  Past performance is not necessarily an indication of future performance.

Calendar Year Total Returns

Year-to-date performance through June 30, 2008 was -15.77%.  During the periods shown in the bar chart, the highest return for a calendar quarter was 34.24% (quarter ended 12/31/99) and the lowest return for a calendar quarter was -20.91% (quarter ended 9/30/01).

The table below compares the Fund’s average annual returns for the one-, five- and ten-year periods to that of the MSCI Emerging Markets Index, an index of securities traded in emerging European, Middle Eastern, African and Asian markets weighted by market capitalization.

Average Annual Total Returns (for periods ended December 31, 2007)

	1 year	5 years	10 years
Global Emerging Markets Fund	40.47%	38.73%	14.14%
MSCI Emerging Markets Index	39.78%	37.46%	14.53%

Neither the bar chart nor the average annual total returns table reflects the impact of a purchase premium, which was in effect for the Fund through September 30, 1998.  If the purchase premium were included, the returns in the bar chart and in the table for the since commencement period would be lower.  The Fund no longer charges a purchase premium.

MCBT Pan European Select Fund

OBJECTIVE:

The Pan European Select Fund seeks capital appreciation.  Current income is not a consideration.

PRINCIPAL INVESTMENT STRATEGIES:

The Pan European Select Fund pursues its objective through investment primarily in equity and equity-related securities of midsized companies located in developed European countries, including the United Kingdom.  The Fund’s investment strategy and performance are benchmarked against the Morgan Stanley Capital International (MSCI) European Index, an index of securities traded in developed Europe, including the United Kingdom, and is weighted by market capitalization.  Under normal circumstances, the Fund will invest at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in securities of companies located in markets represented in the MSCI European Index.  The Fund expects that, under normal circumstances, the majority of its investments will be in midsized companies.  The Manager will consider midsized companies in Europe to be those companies with a free float market capitalization (the portion of the total market capitalization available for public trading) of between approximately Euro 400 million and Euro 9 billion (approximately $600 million and $13 billion as at August 29, 2008 respectively) at the time of initial purchase.

The Fund is not a passively managed index fund.  Rather, it pursues an opportunistic strategy relative to the index, meaning that the Manager expects typically to invest more or less in securities traded in a particular country than would be suggested by the weighting of that country’s market capitalization in the index.  In allocating assets among the securities markets, the Manager will consider such factors as it considers appropriate, including the condition and growth potential of the various economies and securities markets and the issuers located there, currency considerations and other pertinent financial, social, national and political factors, which may have an effect upon the climate for investing within such securities markets.

Under normal circumstances, the Fund will invest primarily in equity and equity-related securities, which may include common stocks, convertible bonds, other securities convertible into common stock, index futures and depositary receipts.

Within an identified market, the Manager selects securities that it believes have favorable investment potential.  For example, the Fund may purchase stocks of companies with prices that reflect a value lower than that which the Manager places on the company.  The Manager may also consider other factors it believes will cause the stock price to rise.  In general, the Manager will consider, among other factors, an issuer’s valuation, financial strength, competitive position in its industry, projected future earnings, cash flows and dividends when deciding whether to buy or sell investments.  There are no geographic restrictions within the scope of the developed European region.

Prior to January 1, 2008, the name of the Fund was “MCBT Pan European Mid Cap Fund.”

PRINCIPAL RISKS:

Among the principal risks of investing in the Pan European Select Fund are market risk, management risk, foreign risk, currency risk and derivatives risk.  Because the Fund invests primarily in European countries, your investment has the geographic risk that market changes or other factors affecting European countries may have a more significant impact on the Fund than a fund that is more geographically diversified, which may result in greater losses and volatility.  In addition, your investment in the Fund has capitalization risk in that investments in midsized companies may be more volatile than investments in large companies. Because the Fund may invest in a limited number of issuers, your investment has focused portfolio risk in that changes in the value of a single security may have a more significant effect on the Fund than on a fund whose investments are more diversified across a greater number of issuers.  Further, the Manager’s definition of midsized companies in Europe may differ from U.S. standards for midsized companies.  Because the Fund does not attempt merely to replicate the MSCI European Index but instead pursues an opportunistic strategy relative to the index, the Fund’s performance may deviate significantly from the performance of the index.  You may lose money by investing in the Fund.  See Summary of Principal Risks.

PERFORMANCE:

The bar chart below provides some indication of the risks associated with an investment in the Pan European Select Fund by showing the Fund’s performance from year to year.  Past performance is not necessarily an indication of future performance.

Calendar Year Total Returns

Year-to-date performance through June 30, 2008 was -18.59%.  During the periods shown in the bar chart, the highest return for a calendar quarter was 31.43% (quarter ended 6/30/03) and the lowest return for a calendar quarter was -6.04% (quarter ended 3/31/03).

The table below compares the Fund’s average annual returns for the one- and five-year periods and since commencement of operations to that of the MSCI European Index, an index of securities traded in developed Europe, including the United Kingdom, and is weighted by market capitalization.

Average Annual Total Returns (for periods ended December 31, 2007)

	1 year	5 years	Since commencement of operations (June 6, 2002)
Pan European Select Fund	12.73%	34.93%	27.79%
MSCI European Index	14.39%	23.33%	17.27%

SUMMARY OF PRINCIPAL RISKS

The value of your investment in a Fund will change with changes in the values of that Fund’s investments.  Many factors can affect those values.  In this summary, we describe the principal risks that may affect a Fund’s portfolio as a whole.  These risks and the Funds particularly subject to these risks appear in a chart at the end of this section.  All Funds could be subject to additional principal risks because the types of investments made by each Fund may change over time.  This Private Placement Memorandum includes additional information about the Funds, their investments and related risks in the discussions under Description of the Funds and More Information About the Funds’ Investment Strategies and Risks.

MARKET RISK:

This is the risk that the value of a Fund’s investments will fluctuate as the financial markets fluctuate and that prices overall will decline over short- or long-term periods.  All of the Funds are subject to market risk.

FOREIGN RISK:

This is the risk of investment in issuers located in foreign non-U.S. countries.  All of the Funds are subject to foreign risk and may experience more rapid and extreme changes in value than funds investing solely in the United States.  This is because the securities markets of many foreign countries are relatively small, with a limited number of companies representing a small number of industries.  Additionally, foreign securities issuers are generally not subject to the same degree of regulation as U.S. issuers.  Reporting, accounting and auditing standards of foreign countries differ, in some cases significantly, from U.S. standards.  Also, nationalization, expropriation or confiscatory taxation, currency blockage, economic or financial instability or political, diplomatic or legal developments could adversely affect a Fund’s investments.  In the event of nationalization, expropriation or other confiscation, a Fund could lose its entire investment.  These risks are increased for those Funds that may invest in emerging market countries, particularly the Global Equity Fund, the Global Emerging Markets Fund, the Opportunistic EAFE Fund and the All Countries World ex U.S. Fund.

GEOGRAPHIC OR COUNTRY RISK:

This is the risk of investment primarily in issuers located in a particular country or region.  Market changes or other factors affecting that country or region, including political instability and unpredictable economic conditions, may have a greater effect on a Fund than on a fund that is more geographically diversified, which may result in greater losses and volatility.  The Fund particularly subject to this risk is the Pan European Select Fund.

CURRENCY RISK:

This is the risk that fluctuations in the exchange rates between the U.S. Dollar and foreign currencies may negatively affect the value of the Fund’s investments.  All of the Funds are subject to currency risk.

CAPITALIZATION RISK:

This is the risk of investment in small and midsized companies.  Investments in small and midsized companies may be more volatile than investments in large companies.  The Pan European Select Fund is particularly subject to this risk.  Investments in small and midsized companies may have additional risks because these companies may have limited product lines, markets, operating histories or financial resources.

CREDIT RISK:

This is the risk that the issuer of a security or the other party to an over-the-counter transaction will be unable or unwilling to make timely payments of interest or principal, or to otherwise honor its obligations.  The degree of risk for a particular security may be reflected in its credit rating.  Credit risk is particularly applicable to the All Countries World ex U.S. Fund,  Global Emerging Markets Fund, the Opportunistic EAFE Fund and the Global Equity Fund, which may invest in equity-linked securities.

FOCUSED PORTFOLIO RISK:

Funds, particularly the Pan European Select Fund, which may invest in a limited number of issuers may have more risk because changes in the value of a single security may have a more significant effect on the Fund than on a fund whose investments are more diversified across a greater number of issuers.

MANAGEMENT RISK:

Each Fund is subject to management risk because each Fund is an actively managed investment portfolio.  The Manager will apply its investment techniques and risk analyses in making investment decisions for the Funds, but there is no guarantee that its decisions will produce the intended result.

DERIVATIVES RISK:

Each of the Funds may at times use certain types of derivative instruments for hedging or investment purposes.  Derivatives are financial contracts whose value depends on, or is derived from, the value of an underlying asset, reference rate or index.  A Fund’s use of derivative instruments involves risks different from, or possibly greater than, the risks associated with investing directly in securities and other traditional investments, including the risk of mispricing or improper valuation and the risk that changes in the value of the derivative may not correlate perfectly with the underlying asset, rate or index.  A Fund investing in a derivative instrument could lose more than the principal amount invested.  Because derivatives are contracts between parties, there is also the risk that the other party to the transaction may fail to honor its contract terms, causing a loss to the Fund.

PRINCIPAL RISKS BY FUND

The following chart summarizes the principal risks of each Fund.  Risks not marked for a particular Fund may, however, still apply to some extent to that Fund at various times.

Fund	Market Risk	Foreign Risk	Geographic or Country Risk	Currency Risk	Capitali- zation Risk	Credit Risk	Focused Portfolio Risk	Manage- ment Risk	Deriva- tives Risk
All Countries World ex U.S.	•	•		•		•		•	•
Global Emerging Markets	•	•		•		•		•	•
Global Equity	•	•		•		•		•	•
Opportunistic EAFE	•	•		•		•		•	•
Pan European Select	•	•	•	•	•		•	•	•

FEES AND EXPENSES

This table summarizes the fees and expenses investors may pay by investing in the Funds.  Expenses are based on each Fund’s last fiscal year except that expenses for the All Countries World ex U.S. Fund and the Global Equity Fund are based on estimates for each Fund’s first full fiscal year of operation, assuming each such Fund would have $50 million in assets.

Shareholder Fees (fees paid directly from an investor’s investment)

	Maximum Sales Charge (Load) Imposed on Purchases (as a percentage of the offering price)	Maximum Deferred Sales Charge (Load) (as a percentage of the offering price)	Redemption Fee (as a percentage of the amount redeemed, if applicable)
All Countries World ex U.S. Fund	None	None	None
Opportunistic EAFE Fund	None	None	None
Global Emerging Markets Fund	None	None	None
Pan European Select Fund	None	None	None
Global Equity Fund	None	None	None

Annual Fund Operating Expenses (expenses that are deducted from Fund assets)

	Management Fees(1)		Other Expenses	Total Annual Fund Operating Expenses	Fee Waiver or Expense Reimbursement		Net Expenses
All Countries World ex U.S. Fund(2)	1.00%		0.43%	1.43%	0.00	%(3)	1.43%
Opportunistic EAFE Fund	0.70		0.43	1.13	0.00	(4)	1.13	(4)
Global Emerging Markets Fund	0.80		0.30	1.10	0.00		1.10
Pan European Select Fund(5)	0.75	(5)	0.29	1.04	0.00		1.04
Global Equity Fund(2)	1.00		0.39	1.39	0.00	(3)	1.39

(1)  Each of the Funds has adopted a plan under Rule 12b-1 that permits the Manager to spend an amount of the Management Fees it collects from the Fund (up to 0.25% of average monthly net assets per annum) on distribution and shareholder servicing activities.  These amounts are included in, and are not in addition to, the Management Fees shown in the table.

(2)  Expenses for the All Countries World ex U.S. Fund and the Global Equity Fund are based on estimates for each Fund’s first full fiscal year of operation, assuming each such Fund would have $50 million in assets.

(3)  The Manager has contractually agreed to limit the total annual fund operating expenses, through August 31, 2009, of the All Countries World ex U.S. Fund and the Global Equity Fund to 2.00%.  For purposes of determining any such waiver or expense reimbursement, expenses of the Fund do not reflect the application of custodial, transfer agency or other credits or expense offset arrangements that may reduce the Fund’s expenses.  Thus, your expenses may be higher than the maximum imposed by the applicable contractual expense limit.

(4)  Effective February 19, 2007, the Manager has contractually agreed to limit the total annual fund operating expenses, through August 31, 2010, of the MCBT Opportunistic EAFE Fund to 1.25%.  Under the terms of the agreement, if the qualifying expenses fall below 1.25% of the Fund’s average daily net assets, contributions made within a rolling 5-year period will be reimbursed by the MCBT Opportunistic EAFE Fund to the Manager, provided that any such reimbursement will not cause the Fund to exceed the expense limitation level.  For purposes of determining any such waiver or expense reimbursement, expenses of the Fund do not reflect the application of custodial, transfer agency or other credits or expense offset arrangements that may reduce the Fund’s expenses.  Thus, your expenses may be higher than the maximum imposed by the applicable contractual expense limit.

(5)  Effective September 1, 2008, the management fee for the Pan European Select Fund has been reduced from 1.00% to 0.75%.  The expense information for the Pan European Select Fund has been restated to reflect current fees.

EXAMPLE

The following example translates the expenses shown in the preceding table into dollar amounts.  By doing this, investors can more easily compare the cost of investing in the Funds to the cost of investing in other mutual funds.  The example makes certain assumptions.  It assumes an investor invests $1,000,000 (the minimum initial investment) in the relevant Fund for the time periods indicated and redeems all the investor’s shares at the end of those periods.  It also assumes a 5% return on investment each year and that the Funds’ operating expenses remain the same.

This example is hypothetical, and an investor’s actual costs and returns may be higher or lower.

	1 year	3 years	5 years	10 years
All Countries World ex U.S. Fund(1)	$14,555	$45,243	N/A	N/A
Opportunistic EAFE Fund	11,519	35,911	$62,227	$137,463
Global Emerging Markets Fund	11,215	34,973	60,620	134,020
Pan European Select Fund	10,606	33,094	57,399	127,100
Global Equity Fund(1)	14,151	44,004	N/A	N/A

(1)  The Fund is a new fund which has yet to commence operations.

DESCRIPTION OF THE FUNDS

This section of the Private Placement Memorandum provides a further description of each Fund’s investment objective and some of its investment strategies and risks.  Of course, there can be no assurance that any Fund will achieve its investment objective.

Please note that:

•                                          This section is intended to be read together with the discussion under More Information About the Funds’ Investment Strategies and Risks following this section.

•                                          The description of the principal risks of a Fund may include risks described in the Summary of Principal Risks above.  In some cases, the description of such risks has not been duplicated in this section.

•                                          Additional discussion of the Funds’ investment strategies and risks can be found in the Funds’ Statement of Additional Information, or SAI.

•                                          Unless otherwise noted, the investment objectives and principal investment strategies of the Funds are non-fundamental and may be changed by the trustees of the Trust without shareholder approval.

MCBT Global Equity Fund

The investment objective of the Global Equity Fund is capital appreciation through investments in a global portfolio. Current income is not a consideration.  Under normal circumstances, the Fund will invest at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in equity and equity-related securities, which may include common stocks, warrants, rights, convertible bonds, other securities convertible into common stock, index futures, equity-linked securities and depositary receipts.

The Global Equity Fund will invest in securities traded in foreign and domestic securities markets with particular consideration given to securities principally traded in North American, Japanese, European, Pacific and Australian securities markets.  The Global Equity Fund will normally be invested in securities of issuers located in at least three different countries.  The Fund has the authority to invest in securities traded in any securities market of any country in the world, including over-the-counter markets.  The Fund may also invest in foreign issuers by way of Depositary Receipts, such as ADRs, GDRs and EDRs that are listed on markets in industrialized countries or traded in the international equity markets.  See More Information about the Funds’ Investment Strategies and Risks – Index Futures, – Depositary Receipts and – Equity-Linked Securities Risk.  The responsibility for allocating the Global Equity Fund’s assets among the various securities markets is borne by the Manager.  In making these allocations, the Manager will consider such factors as the condition and growth potential of the various economies and securities markets, currency and taxation considerations and other pertinent financial, legal, social, national and political factors.  Under certain adverse investment conditions, the Global Equity Fund may restrict the number of securities markets in which its assets will be invested.

When the Manager believes that conditions in foreign securities markets warrant investing more heavily in the United States for temporary defensive purposes, the Global Equity Fund may invest a substantial portion of its assets in securities (including equity securities) principally traded in the United States.  Also for defensive purposes, the Global Equity Fund may invest some or all of its assets in debt instruments as described below under More Information About the Funds’ Investment Strategies and Risks – Temporary Defensive Strategies.

The Global Equity Fund will not limit its investments to any particular type or size of company. It may invest in companies whose earnings are believed by the Manager to be in a relatively strong growth trend, or in companies in which significant further growth is not anticipated but whose market value per share is thought by the Manager to be undervalued. It may invest in small and relatively less well-known companies, which may have more restricted product lines or more limited financial resources than larger, more established companies and may be more severely affected by economic downturns or other adverse developments. Trading volume of these companies’ securities may also be low and their values volatile.

Generally, the securities markets of different nations are expected by the Manager to move relatively independently of one another, because business cycles and other economic or political events that influence one country’s securities markets may have little effect on the securities markets of other countries. By investing in a global portfolio, the Global Equity Fund seeks to reduce the risks associated with investing in the economy of only one country and with investing in foreign securities generally.  See More Information About the Funds’ Investment Strategies and Risks – Special Risks of Foreign Investments.

The Fund has adopted a policy to provide its shareholders with at least sixty days prior written notice of any change in its policy to invest at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in equity and equity-related securities.

MCBT All Countries World ex U.S. Fund

The All Countries World ex U.S. Fund seeks capital appreciation.  Current income is not a consideration.  The Fund pursues its objective through investment in an international portfolio of primarily equity and equity-related securities.  The Fund’s investment strategy is benchmarked against the MSCI All Countries World (ex USA) Index, an index of securities traded in Europe, Canada, Australia, the Far East and markets located in Latin America and in the emerging European Middle Eastern and African markets weighted by market capitalization.  Under normal circumstances, the Fund will invest at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in securities of issuers in markets represented in the index.  For this purpose, the Fund may invest in such securities directly or may invest in the over-the-counter market or by way of index futures, equity-linked securities or depositary receipts, including ADRs, GDRs and EDRs.  See More Information about the Funds’ Investment Strategies and Risks – Depositary Receipts, – Index Futures, and – Equity-Linked Securities.  Under normal circumstances, the Fund will not invest in securities of issuers located in the United States or its territories.

The Fund is not a passively managed index fund.  Rather, it pursues an opportunistic strategy relative to the index, meaning that the Manager expects typically to invest more or less in securities traded in a particular country than would be suggested by the weighting of that country’s market capitalization in the index.  In allocating assets among the securities markets, the Manager will consider such factors as it considers appropriate, including the condition and growth potential of the various economies and securities markets and the issuers located there, currency considerations and other pertinent financial, social, national and political factors, which may have an effect upon the climate for investing within such securities markets.  The Fund has no prescribed limits on geographic asset distribution and has the authority to invest in securities traded in any securities market of any country in the world, including over-the-counter markets.  In pursuing this opportunistic strategy, the Manager will monitor the overall risk of the Fund and will normally take measures aimed at delimiting such risk relative to the MSCI All Countries World (ex USA) Index to a range that is, in the Manager’s judgment, appropriate under the circumstances given the Fund’s investment objective and strategy.  Because the Fund does not attempt merely to replicate the MSCI All Countries World (ex USA) Index but instead pursues an opportunistic strategy relative to the index, the Fund’s performance may deviate significantly from the performance of the index.

Within an identified market, the Manager selects securities that it believes have favorable investment potential.  For example, the Fund may purchase stocks of companies with prices that reflect a value lower than that which the Manager places on the company.  The Manager may also consider other factors it believes will cause the stock price to rise.  In general, the Manager will consider, among other factors, an issuer’s valuation, financial strength, competitive position in its industry, projected future earnings, cash flows and dividends when deciding whether to buy or sell investments.  The Fund may invest in companies of any size.

Under normal circumstances, the Fund will invest primarily in equity and equity-related securities which, in addition to common stocks, may include convertible bonds, convertible preferred stocks, warrants, rights or other securities convertible into common stock.  The Fund may also invest in bonds and sovereign debt, as well as in index futures, equity-linked securities and depositary receipts.

Because the Fund invests primarily in securities of foreign issuers and in securities traded in foreign markets, an investment in the Fund involves special risks.  See More Information About the Funds’ Investment Strategies and Risks – Special Risks of Foreign Investments.

When the Manager believes that conditions in foreign securities markets warrant investing in the United States for temporary defensive purposes, the Fund may but shall not be obligated to invest a portion of its assets in securities (including equity securities) principally traded in the United States.  Also for defensive purposes, the Fund may invest some or all of its assets in debt instruments as described below under More Information About the Funds’ Investment Strategies and Risks – Temporary Defensive Strategies.  Use of temporary defensive strategies may prevent the Fund from achieving its investment objective.

The Fund has adopted a policy to provide its shareholders with at least sixty days prior written notice of any change in its policy to invest at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in securities of issuers in markets represented in the MSCI All Countries World (ex USA) Index.

MCBT Opportunistic EAFE Fund

The Opportunistic EAFE Fund seeks capital appreciation.  Current income is not a consideration.  The Fund pursues its objective through investment in an international portfolio of primarily equity and equity-related securities.  The Fund’s investment strategy is benchmarked against the MSCI EAFE Index, an index of securities traded in Europe, Australia and the Far East weighted by market capitalization.  Under normal circumstances, the Fund will invest at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in securities of issuers in markets represented in the index.  For this purpose, the Fund may invest in such securities directly or may invest in the over-the-counter market or by way of index futures, equity-linked securities or depositary receipts, including ADRs, GDRs and EDRs.  See More Information about the Funds’ Investment Strategies and Risks – Depositary Receipts, – Index Futures, and – Equity-Linked Securities.  Under normal circumstances, the Fund will not invest in securities of issuers located in Canada, the United States or their respective territories.

The Fund is not a passively managed index fund.  Rather, it pursues an opportunistic strategy relative to the index, meaning that the Manager expects typically to invest more or less in securities traded in a particular country than would be suggested by the weighting of that country’s market capitalization in the index.  In allocating assets among the securities markets, the Manager will consider such factors as it considers appropriate, including the condition and growth potential of the various economies and securities markets and the issuers located there, currency considerations and other pertinent financial, social, national and political factors, which may have an effect upon the climate for investing within such securities markets.  The Fund has no prescribed limits on geographic asset distribution and it has the authority to invest in securities traded in any securities market of any country in the world, including over-the-counter markets.  In pursuing this opportunistic strategy, the Manager will monitor the overall risk of the Fund and will normally take measures aimed at delimiting such risk relative to the MSCI All Countries World (ex USA) Index to a range that is, in the Manager’s judgment, appropriate under the circumstances given the Fund’s investment objective and strategy.  Because the Fund does not attempt merely to replicate the MSCI EAFE Index but instead pursues an opportunistic strategy relative to the index, the Fund’s performance may deviate significantly from the performance of the index.

Within an identified market, the Manager selects securities that it believes have favorable investment potential.  For example, the Fund may purchase stocks of companies with prices that reflect a value lower than that which the Manager places on the company.  The Manager may also consider other factors it believes will cause the stock price to rise.  In general, the Manager will consider, among other factors, an issuer’s valuation, financial strength, competitive position in its industry, projected future earnings, cash flows and dividends when deciding whether to buy or sell investments.  The Fund may invest in companies of any size.

Under normal circumstances, the Fund will invest primarily in equity and equity-related securities which, in addition to common stocks, may include convertible bonds, convertible preferred stocks, warrants, rights or other securities convertible into common stock.  The Fund may also invest in bonds and sovereign debt, as well as in index futures, equity-linked securities and depositary receipts.

Because the Fund invests primarily in securities of foreign issuers and in securities traded in foreign markets, an investment in the Fund involves special risks.  See More Information About the Funds’ Investment Strategies and Risks – Special Risks of Foreign Investments.

When the Manager believes that conditions in foreign securities markets warrant investing in the United States for temporary defensive purposes, the Fund may but shall not be obligated to invest a portion of its assets in securities (including equity securities) principally traded in the United States.  Also for defensive purposes, the Fund may invest some or all of its assets in debt instruments as described below under More Information About the Funds’ Investment Strategies and Risks – Temporary Defensive Strategies.  Use of temporary defensive strategies may prevent the Fund from achieving its investment objective.

The Fund has adopted a policy to provide its shareholders with at least sixty (60) days prior written notice of any change in its policy to invest at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in securities of issuers in markets represented in the MSCI EAFE Index.

MCBT Global Emerging Markets Fund

The Global Emerging Markets Fund seeks capital appreciation.  Current income is not a consideration.  The Fund pursues its objective through investment primarily in equity and equity-related securities of issuers located in a number of countries with emerging markets and developing economies, and in equity and equity-related securities where the majority of the security’s exposure is to emerging market countries.  In the opinion of the Manager, these countries are currently found in regions including Asia, the Indian subcontinent, Latin and Central America, the Middle and Near East, Eastern and Central Europe and Africa.  Among the countries that the Manager currently believes do not constitute emerging markets are the United States, Canada, the members of the European Union contained in the MSCI European Index as of the date of this Private Placement Memorandum, Japan, Hong Kong, Singapore, Australia and New Zealand.  A number of these markets are less accessible to foreign investors due to their tax structures or limited liquidity making investments by the Fund less feasible.  However, many emerging markets have, in recent years, liberalized access and more are expected to do so over the coming few years if the present trend continues.

Under normal circumstances, the Fund will invest at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in securities of issuers located in emerging market countries.  For this purpose, such securities include (i) securities of issuers located in any country having an “emerging stock market” as defined by the International Finance Corporation; (ii) securities of issuers located in any country with low- to middle-income economies according to the International Bank for Reconstruction and Development; (iii) securities of issuers located in any country not included in the MSCI World Index of developed markets; (iv) securities where the majority of such securities’ exposure is to emerging market countries; or (v) securities of issuers located in any country where, in the opinion of the Manager, the markets may not fully reflect the potential of the developing economy.  Also for this purpose, the Fund may invest in such securities directly or may invest in the over-the-counter market or by way of index futures, equity-linked securities or depositary receipts, including ADRs, GDRs and EDRs.  See More Information about the Funds’ Investment Strategies and Risks – Depositary Receipts, – Index Futures, and – Equity-Linked Securities.  The Fund may invest up to 20% of its assets in securities of issuers located in countries with more established markets and economies not considered as emerging as described above.

Within an identified market, the Manager selects securities that it believes have favorable investment potential.  For example, the Fund may purchase stocks of companies with prices that reflect a value lower than that which the Manager places on the company.  The Manager may also consider other factors it believes will cause the stock price to rise.  In general, the Manager will consider, among other factors, an issuer’s valuation, financial strength, competitive position in its industry, projected future earnings, cash flows and dividends when deciding whether to buy or sell investments.  The Fund may invest in companies of any size.

Under normal circumstances, the Fund will invest primarily in equity and equity-related securities which, in addition to common stocks, may include convertible bonds, convertible preferred stocks, warrants, rights or other securities convertible into common stock.  The Fund may also invest in bonds and sovereign debt, as well as in index futures, equity-linked securities and depositary receipts.

Because the Fund invests primarily in securities of foreign issuers and in securities traded in foreign markets, an investment in the Fund involves special risks.  See More Information About the Funds’ Investment Strategies and Risks – Special Risks of Foreign Investments.  These risks are heightened and additional risks are present in the case of a fund such as the Global Emerging Markets Fund which will invest primarily in issuers located in countries with emerging markets or otherwise limited or developing capital markets.  See More Information About the Funds’ Investment Strategies and Risks – Risks of Emerging Markets.

For temporary defensive purposes, the Fund may invest some or all of its assets in debt instruments and may invest up to 100% of its assets in securities (including equity securities) principally traded in the United States.  Use of temporary defensive strategies may prevent the Fund from achieving its investment objective.  See More Information About the Funds’ Investment Strategies and Risks – Temporary Defensive Strategies.

Generally, the Manager expects securities markets of different nations to move relatively independently of one another, because business cycles and other economic or political events that influence one country’s securities markets may have little effect on the securities markets of other countries.  By investing in an international portfolio, the Fund seeks to reduce the risks associated with investing in the economy of only one country and with investing in foreign securities generally.  See More Information About the Funds’ Investment Strategies and Risks – Special Risks of Foreign Investments.

The Fund has adopted a policy to provide its shareholders with at least sixty (60) days prior written notice of any change in its policy to invest at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in securities of issuers located in emerging market countries.

MCBT Pan European Select Fund

The Pan European Select Fund seeks capital appreciation.  Current income is not a consideration.  The Fund pursues its objective through investment primarily in equity and equity-related securities of midsized companies located in developed European countries, including the United Kingdom.  The Fund’s investment strategy is benchmarked against the MSCI European

Index, an index of securities traded in developed Europe, including the United Kingdom, weighted by market capitalization.  Under normal circumstances, the Fund will invest at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in securities of companies located in markets represented in the MSCI European Index.  The Fund expects that, under normal circumstances, the majority of its investments will be in midsized companies.  The Manager currently considers midsized companies in Europe to be those companies with a free float market capitalization (the portion of the total market capitalization available for public trading) of between approximately Euro 400 million and Euro 9 billion (approximately $600 million and $13 billion as at August 29, 2008 respectively) at the time of initial purchase. The Fund may invest in such securities directly or may invest in the over-the-counter market or by way of index futures or depositary receipts, including ADRs, GDRs and EDRs.  See More Information about the Funds’ Investment Strategies and Risks – Depositary Receipts and – Index Futures.  There will be no geographic restrictions within the scope of the developed European region.

The Fund is not a passively managed index fund.  Rather, it pursues an opportunistic strategy relative to the index, meaning that the Manager expects typically to invest more or less in securities traded in a particular country than would be suggested by the weighting of that country’s market capitalization in the index.  In allocating assets among the securities markets, the Manager will consider such factors as it considers appropriate, including the condition and growth potential of the various economies and securities markets and the issuers located there, currency considerations and other pertinent financial, social, national and political factors, which may have an effect upon the climate for investing within such securities markets.

Within an identified market, the Manager selects securities that it believes have favorable investment potential.  For example, the Fund may purchase stocks of companies with prices that reflect a value lower than that which the Manager places on the company.  The Manager may also consider other factors it believes will cause the stock price to rise.  In general, the Manager will consider, among other factors, an issuer’s valuation, financial strength, competitive position in its industry, projected future earnings, cash flows and dividends when deciding whether to buy or sell investments.

Under normal circumstances, the Fund will invest primarily in equity and equity-related securities which, in addition to common stocks, may include convertible bonds, convertible preferred stocks, warrants, rights or other securities convertible into common stock.  The Fund may invest in bonds and sovereign debt, as well as in index futures and depositary receipts.  The Fund may also invest in non-European markets.

Because the Fund invests primarily in securities of foreign issuers and in securities traded in foreign markets, an investment in the Fund involves special risks.  See More Information About the Funds’ Investment Strategies and Risks – Special Risks of Foreign Investments.

Because the Fund invests primarily in European countries, your investment has the risk that market changes or other factors affecting European countries may have a more significant impact on the Fund than a fund that is more geographically diversified, which may result in greater losses and volatility.  See More Information About the Funds’ Investment Strategies and Risks – Geographic or Country Risks.

Because the Fund invests primarily in midsized companies, your investment may be subject to capitalization risk in that investments in midsized companies may be more volatile than investments in large companies.  Further, the Manager’s definition of midsized companies in Europe may differ from U.S. standards for midsized companies.  See More Information About the Funds’ Investment Strategies and Risks – Capitalization Risk.

For temporary defensive purposes, the Fund may invest some or all of its assets in debt instruments and may invest up to 100% of its assets in securities (including equity securities) principally traded in the United States.  Use of temporary defensive strategies may prevent the Fund from achieving its investment objective.  See More Information About the Funds’ Investment Strategies and Risks – Temporary Defensive Strategies.

Prior to January 1, 2008, the name of the Fund was “MCBT European Mid Cap Fund.”

MORE INFORMATION ABOUT
THE FUNDS’ INVESTMENT STRATEGIES AND RISKS

Location of Issuers.  A number of the Funds’ principal investment strategies are determined by reference to whether an issuer is located in a particular country or group of countries.  In determining whether an issuer is located in a particular country for those purposes, the Manager will consider: (i) whether the issuer’s securities are principally traded in the country’s markets; (ii) where the issuer’s principal offices or operations are located; and (iii) whether a significant portion of the issuer’s revenues are derived from goods or services sold or manufactured in the country.  No single factor will necessarily be determinative nor must all be present for the Manager to determine that an issuer is located in a particular country.  The Manager may also consider other factors in making this determination.  For these purposes, an equity-linked security held by a Fund will be considered located in the country or region of the security or securities to which the equity-linked security is linked and not the country or region of the issuer of the equity-linked security.

Investment Risks.  A description of some of the principal risks associated with investment in the Funds appears below.  For any given Fund, this section should be read together with the corresponding section under Description of the Funds above.  See also Summary of Principal Risks above.

An investment in any Fund involves risks similar to those of investing in common stock or other equity securities directly.  Investment in a Fund’s shares is, like investment in equity securities, more volatile and risky than some other forms of investment.  As with equity securities, the value of Fund shares may increase or decrease depending on market, economic, political, regulatory and other conditions affecting the Fund’s portfolio.  These types of risks may be greater with respect to the Funds, however, because they invest primarily in securities of foreign issuers and may be further heightened in the case of those Funds which invest primarily in emerging market securities.  In addition, a Fund’s investments will often be denominated in foreign currencies, whose values continually change in relation to the dollar.  These varying relationships will also affect the value of a Fund’s shares.

Special Risks of Foreign Investments.  All of the Funds will invest extensively in foreign securities (i.e., those which are not listed on a United States securities exchange).  Investing in foreign securities involves risks not typically found in investing in U.S. markets.  These include risks of adverse change in foreign economic, political, regulatory and other conditions, and changes in currency exchange rates, exchange control regulations (including currency blockage), expropriation of assets or nationalization, imposition of withholding taxes on capital, dividend or interest payments, and possible difficulty in obtaining and enforcing judgments against foreign entities.  Furthermore, issuers of foreign securities are subject to different, and often less comprehensive, accounting, reporting, regulatory and disclosure requirements than domestic issuers.  The securities of some foreign companies and foreign securities markets are less liquid and at times more volatile than securities of comparable U.S. companies and U.S. securities markets.  Foreign brokerage commissions, custodial and other fees are also generally higher than in the United States.  There are also special tax considerations which apply to securities of foreign issuers and securities principally traded overseas.  See Taxes below, and Income Dividends,

Capital Gain Distributions and Taxes in the Statement of Additional Information for further details.

Risks of Emerging Markets.  The risks of investing in foreign securities may be heightened in the case of investments in emerging markets or countries with limited or developing capital markets.  All of the Funds may invest in emerging markets, although these risks particularly affect the Global Equity Fund, the All Countries World ex U.S. Fund, the Opportunistic EAFE Fund and the Global Emerging Markets Fund.  Security prices in emerging markets can be significantly more volatile than in the more developed nations, reflecting the greater uncertainties of investing in less established markets and economies.  In particular, countries with emerging markets may have relatively unstable governments, present the risk of business or industry nationalization, restrictions on foreign ownership, or prohibitions on repatriation of assets, and may have less protection for property rights than more developed countries.  Political change or instability may adversely affect the economies and securities markets of such countries.  Expropriation, nationalization or other confiscation due to political change could result in a Fund’s loss of its entire investment in the country involved.  The possibility or reality of nationalization, expropriation or confiscatory taxation, currency blockage, political changes, government regulation, political or social instability or diplomatic developments could affect adversely the economies of countries and the value of the Funds’ investments in those countries.  For example, in September 1998 Malaysia imposed a tax on repatriated foreign portfolio principal.

The economies of individual countries may differ favorably or unfavorably and significantly from the U.S. economy in such respects as growth of gross domestic product (“GDP”) or gross national product, rate of inflation, currency depreciation, capital reinvestment, resource self-sufficiency, structural unemployment and balance of payments position.  The economies of emerging countries are generally not as diversified as those of the United States and certain Western European countries.  A significant portion of many of such countries’ national GDPs are represented by one commodity or groups of commodities.  World fluctuations in the prices of certain commodities may significantly affect the economy involved.  Such countries’ economies may also be dependent on international aid or development assistance, may be highly vulnerable to changes in local or global trade conditions, including trade barriers, and may suffer from extreme and volatile debt burdens or inflation rates.  Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of substantial holdings difficult or impossible at times.  Consequently, securities of issuers located in countries with emerging markets may have limited marketability and may be subject to more abrupt or erratic price movements.  Also, such local markets typically offer less regulatory protection for investors.

Geographic or Country Risks.  Market changes or other factors affecting a country or region, including political instability and unpredictable economic conditions, may have a greater effect on a Fund investing primarily in that country or region than on a fund that is more geographically diversified, which may result in greater losses and volatility.  The Fund particularly subject to this risk is the Pan European Select Fund.  Also, adverse developments in certain regions such as Southeast Asia or Russia can, however, adversely affect securities of issuers located in countries or regions, such as Latin America, whose economies appear to be unrelated.

Asia Pacific.  Securities of issuers located in some Asia Pacific countries tend to have volatile prices and may offer significant potential for loss as well as gain.  Further, certain companies in this region may not have firmly established product markets, may lack depth of management, or may be more vulnerable to political or economic developments such as nationalization of their own industries.  However, many of the countries of the Asia Pacific region are developing both economically and politically.  Such countries may have relatively unstable governments, economies based on only a few commodities or industries, and securities markets trading infrequently or in low volumes.  Some countries restrict the extent to which foreigners may invest in their securities markets (see, for example, the discussion regarding Taiwan below).  In 1997 and 1998, the region experienced political and economic uncertainty, increased market volatility, decline in foreign currency exchange rates, slower economic growth, high inflation and higher interest rates.  In addition, a number of regional currencies have been under pressure in the markets.  The All Countries World ex U.S. Fund, the Opportunistic EAFE Fund, the Global Emerging Markets Fund and the Global Equity Fund, although more geographically diversified than the other Funds, will be subject to these risks to the extent of their investment in Asia Pacific countries.

Greater China.  In Taiwan, foreign investment is permitted only through authorized Qualified Foreign Institutional Investors (“QFIIs”).  The Manager has been granted QFII status in Taiwan with its own investment quota enabling the Trust to purchase Taiwanese investments through various sub-accounts.  The Manager will not collect charges or fees for the use of these facilities; however, the Funds’ sub-accounts will owe custodial or transaction fees relating to investments through these facilities.

In the People’s Republic of China (the “PRC”), the securities market and the regulatory framework for the securities industry is at an early stage of development.  The application and interpretation of the regulatory framework, which governs investments, repatriation and currency conversion, is untested.  There is no certainty as to how it will be applied and it may change in the future.

The PRC economy has been a planned economy since 1949, but the state has been reducing the level of direct control which it exercises over the economy through state plans and other measures, and there is increasing liberalization in areas such as allocation of resources, production, pricing and management.  Many such reforms are unprecedented or experimental and are expected to be refined or changed.  Economic conditions in the PRC could be adversely affected by adjustments in the PRC’s state plans, political and social conditions, changes in the policies of the PRC government such as changes in laws and regulations (or the interpretation thereof), measures which may be introduced to control inflation, changes in the rate or method of taxation, imposition of additional restrictions on currency conversion and the imposition of additional import restrictions.  Furthermore, a portion of the economic activity in the PRC is export-driven and, therefore, is affected by developments in the economies of the PRC’s principal trading partners.  The transformation from a centrally-planned, socialist economy to a more market-oriented economy has resulted in many economic and social disruptions and distortions.  There can be no assurance that the economic and political initiatives necessary to achieve and sustain such a transformation will continue or that they will be successful.  In the past, the PRC government has applied nationalization, expropriation, confiscatory levels of taxation and currency blockage.  There can be no assurance that this will not reoccur.

In addition, investments in securities of companies located in the PRC may involve other risks and special considerations not typically associated with investing in securities in more developed markets, including but not limited to: (a) greater price volatility, substantially less liquidity and significantly smaller market capitalization; (b) currency exchange rate fluctuations, currency blockage and higher rates of inflation; (c) controls on foreign investment and limitations on repatriation of invested capital and on the Fund’s ability to exchange local currencies for U.S. dollars; (d) the fact that such companies may be smaller and less experienced; (e) the absence of or significantly less stringent accounting, auditing and financial reporting standards, which may mean that less information about such companies is available and that such information as is available may be less reliable; and (f) difficulty in obtaining or enforcing court judgments related to such companies.  Generally, the risks of emerging markets apply to investments in securities of companies located in the PRC.  The All Countries World ex U.S. Fund, the Opportunistic EAFE Fund, the Global Emerging Markets Fund and the Global Equity Fund, although more geographically diversified than the other Funds, will be subject to these risks to the extent of their investment in Greater China countries. See More Information About the Funds’ Investment Strategies and Risks – Risks of Emerging Markets above.

Latin America.  Although there have been significant improvements in recent years, the Latin American economies continue to experience significant problems, including high inflation rates and high interest rates.  Inflation and rapid fluctuations in inflation rates have had and may continue to have very negative effects on the economies and securities markets of certain Latin American countries.  The emergence of the Latin American economies and securities markets will require continued economic and fiscal discipline which has been lacking at times in the past, as well as stable political and social conditions.  There is no assurance that economic initiatives will be successful.  Recovery may also be influenced by international economic conditions, particularly those in the United States, and by world prices for oil and other commodities.  The All Countries World ex U.S. Fund, the Opportunistic EAFE Fund, the Global Emerging Markets Fund and the Global Equity Fund, although more geographically diversified than the other Funds, will be subject to these risks to the extent of their investment in Latin America.

Middle East/Africa.  The securities markets of Middle Eastern and African countries are significantly smaller than the U.S. securities markets and have substantially less trading volume.  There may be a high concentration of market capitalization and trading volume in a small number of issuers representing a limited number of industries, as well as high concentrations of investors and financial intermediaries.  Many of the Middle Eastern and African countries may be subject to a greater degree of economic, political and social instability than is the case in the United States and Western Europe.  Such instability may result from, among other things: (i) ongoing conflicts, including those in Iraq, Afghanistan and Lebanon; (ii) authoritarian governments or military involvement in political and economic decision-making, including changes in government through extra-constitutional means; (iii) popular unrest associated with demands for improved political, economic and social conditions; (iv) internal insurgencies and terrorist activities; (v) hostile relations with neighboring counties; and (vi) ethnic, religious and racial disaffection.  Such economic, political and social instability could severely disrupt the principal financial markets in which a Fund invests and could severely affect the value of a Fund’s assets.  In addition, governments of many Middle Eastern and African countries have exercised and continue to exercise substantial influence over many aspects of the private sector.  In certain cases, the government owns or controls many companies, including the largest in the country.  Accordingly, governmental actions in the future could have a significant effect on economic conditions in Middle Eastern and African countries, which could affect private sector companies and a Fund, as well as the value of securities in a Fund’s portfolio.  The legal systems in certain Middle Eastern and African countries also may have an adverse impact on a Fund.  For example, while the potential liability for a shareholder in a U.S. corporation with respect to acts of the corporation generally is limited to the amount of the shareholder’s investment, the notion of limited liability is less clear in certain Middle Eastern and African countries.  Similarly, the rights of investors in Middle Eastern and African issuers may be more limited than those of shareholders of U.S. corporations.  It may be difficult or impossible to obtain and/or enforce a judgment in a Middle Eastern or African country.  The All Countries World ex U.S. Fund, the Opportunistic EAFE Fund, the Global Emerging Markets Fund and the Global Equity Fund, although more geographically diversified than the other Funds, will be subject to these risks to the extent of their investment in the Middle East and Africa.

Europe.  Both developed and emerging European countries may be affected by the European Monetary Union (EMU) and the introduction of a single European currency, which may increase the volatility of European markets.  Many securities markets in Central and Eastern Europe are smaller, less liquid and more volatile than the securities markets in the United States and Western Europe.  These risks particularly apply to the Pan European Select Fund.  The All Countries World ex U.S. Fund, the Opportunistic EAFE Fund, the Global Emerging Markets Fund and the Global Equity Fund, although more geographically diversified than the other Funds, will be subject to these risks to the extent of their investment in Europe.

Currency Risks; Hedging Transactions.  The Funds may invest without limitation in securities quoted or denominated in currencies other than the U.S. dollar.  The Funds may also hold such currencies, although it is not expected that such holdings will be significant.  As a result, fluctuations in currency exchange rates and currency devaluations, if any, will affect the U.S. dollar value of the Funds’ portfolio securities as well as the net asset value of the Funds’ shares.  The Funds may use various investment products to reduce certain risks to the Funds of exposure to local currency movements.  These products include currency forward contracts, futures contracts and options thereon, as well as options and “spot” transactions directly in foreign currencies.  A Fund may, but is not obligated to, attempt to hedge up to 75% of its foreign currency exposure using such techniques.  The Funds’ ability to use these products and the other strategies discussed below, may be limited by market conditions, regulatory limits and tax considerations and there can be no assurance that any of these products or strategies would succeed in reducing the risk to the Fund of exposure to local currency movements.  In addition, in certain cases these products and strategies may be unavailable or the Funds may choose not to use them when, in retrospect, these products and strategies would have been helpful to the Funds.  Movements in the prices or values of these investment products may not correlate precisely with changes in the value of the related currency.  New financial products and risk management techniques continue to be developed and the Funds may use these new investments and techniques to the extent consistent with their investment objective and policies.  Hedging against a decline in the value of a currency does not eliminate fluctuations in the prices of portfolio securities or prevent losses if the prices of such securities decline.  Such transactions also preclude the opportunity for gain if the value of the hedged currency should rise.  Moreover, it may not be possible for a Fund to hedge against a devaluation that is so generally anticipated that the Fund is not able to contract to sell the currency at a price above the devaluation level it anticipates.

Forward Contracts:  A forward contract is an obligation to purchase or sell a specific currency for an agreed price at a future date which is individually negotiated and privately traded by currency traders and their customers.

Currency Futures Contracts:  The Funds may enter into financial futures contracts for the purchase or sale for future delivery of foreign currencies.  A sale of a futures contract entails entering into a contractual obligation to deliver the foreign currency called for by the contract at a specified price on a specified date.  A purchase of a futures contract entails entering into a contractual obligation to acquire the foreign currency called for by the contract at a specified price on a specified date.

Although futures contracts by their terms often call for actual delivery or acceptance, in most cases the contracts are closed out before the settlement date without the making or taking of delivery.  Closing out a futures contract sale is effected by purchasing a futures contract for the same aggregate amount of the specific type of financial instrument or commodity and the same delivery date.  If the price of the initial sale of the futures contract exceeds the price of the offsetting purchase, the seller is paid the difference and realizes a gain.  Conversely, if the price of the offsetting purchase exceeds the price of the initial sale, the seller realizes a loss.  Similarly, the closing out of a futures contract purchase is effected by the purchaser entering into a futures contract sale.  If the offsetting sale price exceeds the purchase price, the purchaser realizes a gain, and if the purchase price exceeds the offsetting sale price, he realizes a loss.

The purchase or sale of a currency futures contract differs from the purchase or sale of a security, in that no price or premium is paid or received.  Instead, an amount of cash or U.S. Treasury bills generally not exceeding 5% of the contract amount must be deposited with the broker.  This amount is known as initial margin.  Subsequent payments to and from the broker, known as variation margin, are made on a daily basis as the price of the underlying futures contract fluctuates making the long and short positions in the futures contract more or less valuable, a process known as marking to the market.  At any time prior to the settlement date of the futures contract, the position may be closed out by taking an opposite position which will operate to terminate the position in the futures contract.  A final determination of variation margin is then made, additional cash is required to be paid to or released by the broker, and the purchaser realizes a loss or gain.  In addition, a commission is paid on each completed purchase and sale transaction.

Options on Currency Futures.  Unlike a currency futures contract, which requires the parties to buy and sell currency on a set date, an option on a currency futures contract entitles its holder to decide on or before a future date whether to enter into such a contract.  If the holder decides not to enter into the contract, the premium paid for the option is lost.  Since the value of the option is fixed at the point of sale, there are no daily payments of cash by the holder of the option in the nature of variation or maintenance margin payments to reflect the change in the value of the underlying contract as there are by a purchaser or seller of a currency futures contract.

The ability to establish and close out positions on options on futures will be subject to the development and maintenance of a liquid secondary market.  It is not certain that this market will develop or be maintained.

A Fund will write (sell) only covered put and call options on currency futures.  This means that the Fund will provide for its obligations upon exercise of the option by segregating sufficient cash or short-term obligations or by holding an offsetting position in the option or underlying currency future, or a combination of the foregoing.  Set forth below is a description of methods of providing cover that the Funds currently expect to employ, subject to applicable exchange and regulatory requirements.  If other methods of providing appropriate cover are developed, the Funds reserve the right to employ them to the extent consistent with applicable regulatory and exchange requirements.

A Fund will, so long as it is obligated as the writer of a call option on currency futures, own on a contract-for-contract basis an equal long position in currency futures with the same delivery date or a call option on currency futures with the difference, if any, between the market value of the call written and the market value of the call or long currency futures purchased maintained by the Fund in cash, Treasury bills, or other high-grade short-term obligations in a segregated account with its Custodian.  If at the close of business on any day the market value of the call purchased by a Fund falls below 100% of the market value of the call written by the Fund, the Fund will so segregate an amount of cash, Treasury bills or other high grade short-term obligations equal in value to the difference.

In the case of put options on currency futures written by a Fund, that Fund will hold the aggregate exercise price in cash, Treasury bills, or other high grade short-term obligations in a segregated account with its Custodian, or own put options on currency futures or short currency futures, with the difference, if any, between the market value of the put written and the market value of the puts purchased or the currency futures sold maintained by the Fund in cash, Treasury bills or other high grade short-term obligations in a segregated account with its Custodian.  If at the close of business on any day the market value of the put options purchased or the currency futures sold by the Fund falls below 100% of the market value of the put options written by the Fund, the Fund will so segregate an amount of cash, Treasury bills or other high grade short-term obligations equal in value to the difference.

Options on Foreign Currencies:  The Funds may purchase and write put options on foreign currencies traded on securities exchanges or boards of trade (foreign and domestic) or over-the-counter.  As in the case of other kinds of options, the writing of an option on a foreign currency constitutes only a partial hedge, up to the amount of the premium received, and the Funds could be required to purchase or sell foreign currencies at disadvantageous exchange rates, thereby incurring losses.  The purchase of an option on a foreign currency may constitute an effective hedge against fluctuations in exchange rates although, in the event of rate movements adverse to expected movements, it may forfeit the entire amount of the premium plus related transaction costs.  There is no specific percentage limitation on the Funds’ investments in options on foreign currencies.

Limitations on the Use of Currency Futures Portfolio Strategies:  The Funds’ ability to engage in currency futures strategies described above will depend on the availability of liquid markets in such instruments.  Markets in futures with respect to currencies are relatively new and still developing.  It is impossible to predict the amount of trading interest that may exist in various types of currency futures.  Therefore, no assurance can be given that the Funds will be able to utilize these instruments effectively for the purposes set forth above.  Furthermore, the Funds’ ability to engage in such transactions may be limited by tax considerations.

Risk Factors in Currency Forward and Futures Transactions: The Funds’ investment in currency forward and futures contracts involves risk.  Some of that risk may be caused by an imperfect correlation between movements in the price of the forward or futures contract and the price of the related currency.  The risk of imperfect correlation generally tends to diminish as the maturity date of the forward or futures contract approaches.

Also, a Fund may purchase currency forward or futures contracts (or options thereon) to hedge against a possible price increase in a currency that denominates securities the Fund anticipates purchasing.  If the market for that currency declines, and the Fund does not then carry out a purchase of such securities because of concern as to possible further market decline or for other reasons, the Fund may realize a loss on the forward or futures contract that is not offset by a reduction in the price of the securities purchased.

The amount of risk a Fund assumes when it purchases an option on a currency futures contract is the premium paid for the option plus related transaction costs.  In addition to the correlation risks discussed above, the purchase of an option also entails the risk that changes in the value of the underlying futures contract will not be fully reflected in the value of the option purchased.  By writing a call option, the Fund limits its opportunity to profit from any increase in the market value of the underlying contract above the exercise price of the option.  By writing a put option, the Fund assumes the risk that it may be required to purchase the underlying contract for an exercise price higher than its then current market value, resulting in a potential loss unless the contract subsequently appreciates in value.

The liquidity of a secondary market in a futures contract or related option may be adversely affected by daily price fluctuation limits established by commodity exchanges which limit the amount of fluctuation in a futures contract price during a single trading day.  Once the daily limit has been reached in the contract, no trades may be entered into at a price beyond the limit, thus preventing the liquidation of open futures positions.  Prices have in the past exceeded the daily limit on a number of consecutive trading days.

Index Futures.  To the extent opportunities are available, each Fund may purchase futures contracts or options on futures contracts on various stock indices (Index Futures) for investment purposes.  An Index Future is a contract to buy an integral number of units of a stock index at a specified future date at a price agreed upon when the contract is made.  A unit is the value from time to time of the relevant Index.

The Funds may invest in Index Futures while the Manager seeks favorable terms from brokers to effect transactions in common stocks selected for purchase.  Each Fund may also invest in Index Futures when the Manager believes that there are not enough attractive common stocks available to maintain the standards of diversity and liquidity set for a Fund pending investment in such stocks if and when they do become available.  Through this use of Index Futures, a Fund may maintain a portfolio with diversified risk without incurring the substantial brokerage costs which may be associated with investment in multiple issuers.  This use may also permit a Fund to avoid potential market and liquidity problems (e.g., driving up the price by purchasing additional shares of a portfolio security or owning so much of a particular issuer’s stock that the sale of such stock depresses that stock’s price) which may result from increases in positions already held by a Fund.

As contrasted with purchases of common stock, no price is paid or received by a Fund upon the purchase of a futures contract.  Upon entering into a contract, a Fund will be required to deposit with its custodian in a segregated account in the name of the futures broker a specified amount of cash or securities.  This is known by participants in the market as initial margin.  The type of instruments that may be deposited as initial margin, and the required amount of initial margin, will be determined by the futures exchange on which Index Futures are traded before trading of Index Futures commences.  The nature of initial margin in futures transactions is different from that of margin in securities transactions in that futures contract margin does not involve the borrowing of funds by the customer to finance the transactions.  Rather, the initial margin is in the nature of a performance bond or good faith deposit on the contract which is returned to the Fund upon termination of the futures contract, assuming all contractual obligations have been satisfied.  Subsequent payments, called variation margin, to and from the broker, will be made on a daily basis as the price of the particular Index fluctuates, making the position in the futures contract more or less valuable, a process known as marking to the market.

A Fund may close out a futures contract purchase by entering into a futures contract sale.  This will operate to terminate the Fund’s position in the futures contract.  Final determinations of variation margin are then made, additional cash is required to be paid by or released to the Fund, and the Fund realizes a loss or a gain.

A Fund’s investment in Index Futures involves risk. The Funds’ ability to use Index Futures may be limited by market conditions, or the Funds may choose not to use Index Futures when, in retrospect, such Index Futures would have been beneficial to the Funds.  Positions in Index Futures may be closed out by a Fund only on the futures exchanges on which Index Futures are then traded.  There can be no assurance that a liquid market will exist for any particular contract at any particular time.  The liquidity of the market in futures contracts could be adversely affected by daily price fluctuation limits established by the relevant futures exchange which limit the amount of fluctuation in the price of an Index Futures contract during a single trading day.  Once the daily limit has been reached in the contract, no trades may be entered into in the price beyond the limit.  In such events, it may not be possible for a Fund to close its futures contract purchase, and, in the event of adverse price movements, the Fund would continue to be required to make daily cash payments of variation margin.  When a Fund has purchased a futures contract, its risk is, however, limited to the amount of the contract.  The futures market may attract more speculators than does the securities market, because deposit requirements in the futures market are less onerous than margin requirements in the securities market.  Increased participation by speculators in the futures market may also cause price distortions.  In addition, investment in Index Futures involves the risk of an imperfect correlation between movement in the relevant Index and the price of Index Futures.  This lack of correlation may result from investors closing out futures contracts in order to avoid additional margin deposit requirements or from the fact that trading hours for Index Futures may not correspond perfectly to hours of trading on the relevant foreign exchanges.  Before a United States entity may purchase or sell futures contracts traded on foreign exchanges, the Commodity Futures Trading Commission (CFTC) must approve the contract for purchase and sale by U.S. persons.  Those contracts may involve greater risks, including less liquidity and less governmental supervision.

The Trust is operated by a person who has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act (the “CEA”), and, therefore, such person is not subject to registration or regulation as a pool operator under the CEA.

Depositary Receipts.  Each Fund may invest in ADRs, GDRs and EDRs if issues of such depositary receipts are available that are consistent with a Fund’s investment objective.  Depositary receipts generally evidence an ownership interest in a corresponding security on deposit with a financial institution.  Transactions in depositary receipts usually do not settle in the same currency as the underlying securities are denominated or traded.  Generally, ADRs, in registered form, are designed for use in the U.S. securities markets and EDRs, in bearer form, are designed for use in European securities markets.  GDRs may be traded in any public or private securities markets and may represent securities held by institutions located anywhere in the world.

Equity-Linked Securities Risk.  Each Fund, and in particular the Global Emerging Markets Fund, the Opportunistic EAFE Fund and the Global Equity Fund may invest in equity-linked securities, such as linked participation notes, equity swaps and zero-strike options and securities warrants.  Equity-linked securities are privately issued securities whose investment results are designed to correspond generally to the performance of a specified stock index or “basket” of stocks, or sometimes a single stock.  These securities may be used by a Fund to gain exposure to countries that place restrictions on investments by foreigners.  To the extent that the Funds invest in equity-linked securities whose return corresponds to the performance of a foreign securities index or one or more of foreign stocks, investing in equity-linked securities will involve risks similar to the risks of investing in foreign securities.  In addition, the Funds bear the risk that the issuer of an equity-linked security may default on its obligations under the security.  See Risk/Return Summary – Summary of Principal Risks – Credit Risk, above.  Equity-linked securities are often used for many of the same purposes as, and share many of the same risks with, other derivative instruments.  See Risk/Return Summary – Summary of Principal Risks – Derivatives Risk, above.  Equity-linked securities may be considered illiquid and thus subject to each Fund’s restrictions on investments in illiquid securities.

Fixed Income and Lower Rated Securities.  Each Fund may invest in fixed income securities, including bonds and sovereign debt.  Each Fund may invest in securities rated below investment grade (that is, rated below BBB by Standard & Poor’s or below Baa by Moody’s) at the time of purchase, including securities in the lowest rating categories, and comparable unrated securities.  Lower rated securities generally provide higher yields, but are subject to greater credit and market risk, than higher quality fixed income securities.  Lower rated securities are considered predominantly speculative with respect to the ability of the issuer to meet principal and interest payments. The market for lower rated securities may be more severely affected than some other financial markets by economic recession or substantial interest rate increases, by changing public perceptions of this market or by legislation that limits the ability of certain categories of financial institutions to invest in these securities.  In addition, the secondary market may be less liquid for lower rated securities.  This reduced liquidity at certain times may affect the values of these securities and may make the valuation and sale of these securities more difficult.  Although higher quality fixed income securities generally have lower credit risk than lower rated securities, they may share some or all of the above risks of lower rated securities, including interest rate risk.

Investment Companies and Transactions with Affiliates.  Each of the Funds may invest up to 10% of its total assets through investment companies, private equity funds, or other collective investment vehicles, including those designed to permit investments in a portfolio of securities listed in a particular country or region, particularly in the case of countries in which such an investment vehicle is the exclusive or main vehicle for foreign portfolio investment.  As a shareholder of these kinds of investment vehicles, a Fund may indirectly bear fees which are in addition to the fees the Fund pays its own service providers.  To the extent a Fund invests in an affiliated fund, these assets are excluded for purposes of calculating the management fee payable by the Fund to the Manager.  There are also special tax considerations which apply to investments in these kinds of investment vehicles.  See Income Dividends, Capital Gain Distributions and Taxes in the Statement of Additional Information for further details.

A Fund’s investment in exchange traded funds (“ETFs”) is generally subject to the restrictions on the percentage of such Fund’s assets that may be represented by investment company securities.  ETFs, such as iShares, are typically unit investment trusts (“UITs”) holding a portfolio of securities that are intended to track the price and dividend performance of a particular index.  ETFs may be obtained from the UIT issuing the securities or purchased in the secondary market.  Since the value of an ETF is based on the value of the individual securities it holds, the value of a Fund’s investment in an ETF will fall if the value of the underlying securities declines.  ETFs may not replicate exactly the performance of their specified index because of transaction costs and because of the temporary unavailability of certain component securities of the index.  Disruptions in the markets for the securities underlying ETFs purchased or sold by a Fund could result in losses on ETFs.  The Fund will bear its proportionate share of the ETF’s fees and expenses.

Temporary Defensive Strategies.  For temporary defensive purposes, each Fund may but shall not be obligated to vary from its investment strategies during periods in which conditions in certain countries or securities markets or other economic or political conditions warrant.  Each Fund may reduce its position in securities relating to its investment objective and may invest without limit in short-term debt securities (for this purpose, securities with a remaining maturity of one year or less) issued or guaranteed by the U.S. Government, its agencies or instrumentalities and U.S. dollar-denominated money market instruments or foreign currency-denominated short-term debt securities issued or guaranteed by a foreign government or any of its political subdivisions, authorities, agencies or instrumentalities, which in each case are rated BB or higher by Standard & Poor’s Corporation or Baa or higher by Moody’s Investors Service, Inc. or, if not so rated, deemed to be of equivalent quality by the Manager.  Each Fund may also at any time temporarily invest funds awaiting reinvestment or held as reserves for dividends and other distributions to shareholders in any of the foregoing types of securities as well as in repurchase agreements as described below under the sub-caption – Repurchase Agreements.  Also for defensive purposes, each Fund may invest its assets in (or may invest its assets more heavily in) securities (including equity securities) principally traded in the United States; provided, however, that each of the All Countries World ex U.S. Fund’s, the Opportunistic EAFE Fund’s and the Global Equity Fund’s weighting of investments in U.S. equity securities will not exceed the U.S. weighting in the MSCI World Index by more than 20%.  Although the Funds have the flexibility to use these temporary defensive strategies, the Manager may choose not to for a variety of reasons, even in very volatile market conditions.  Use of these strategies may prevent a Fund from achieving its investment objective.

Repurchase Agreements.  As a means of earning income for periods as short as overnight, each Fund may enter into repurchase agreements with selected banks and broker/dealers.  Under a repurchase agreement, a Fund acquires securities subject to the seller’s agreement to repurchase at a specified time and price.  If the seller under a repurchase agreement becomes insolvent, a Fund’s right to dispose of the securities may be restricted.  In the event of the commencement of bankruptcy or insolvency proceedings with respect to the seller of the security under a repurchase agreement, a Fund may encounter delay and incur costs before being able to sell the security.  Also, if a seller defaults, the value of such securities may decline before a Fund is able to dispose of them.

Illiquid Securities.  Each Fund may invest up to 15% of its net assets in illiquid securities, meaning securities that the Fund may not readily dispose of within seven (7) days at a price approximately the value used by the Fund for purposes of calculating its net asset value on the date of disposition.  These securities may include those whose disposition is restricted by securities laws.  Investment in illiquid securities involves the risk that, because of the lack of consistent market demand for such securities, a Fund may be forced to sell them at a discount.

Loans of Portfolio Securities.  For the purpose of achieving income, each Fund may lend its portfolio securities to brokers, dealers, and other financial institutions provided a number of conditions are satisfied, including that the loan is fully collateralized. When a Fund lends portfolio securities, its investment performance will continue to reflect changes in the value of the securities loaned, and the Fund will also receive a fee or interest on the collateral, though the Fund generally also bears the risk of loss associated with investment of the collateral. See the Trust’s SAI for more detail. Securities lending involves the risk of loss of rights in the collateral or delay in recovery of the collateral if the borrower fails to return the security loaned or becomes insolvent. A Fund may pay lending fees to the party arranging the loan. Collateral from loans of portfolio securities may be invested in a pooled investment vehicle that is managed by, and pays fees to, the securities lending agent.

Portfolio Turnover.  Portfolio turnover, which measures the extent to which a Fund engages in active and frequent trading of its portfolio securities, is not a limiting factor with respect to investment decisions for the Funds.  The portfolio turnover rates for the last three fiscal years of each Fund, other than the All Countries World ex U.S. Fund and the Global Equity Fund, which have not yet commenced operations, are set forth below.  In general, a Fund’s portfolio turnover rate for a given fiscal year is the ratio of the amount of long-term purchases or sales (whichever is less) of the Fund’s portfolio securities to the monthly average asset value of the Fund’s long term portfolio securities.

	Year Ended April 30,
	2008	2007	2006
Opportunistic EAFE Fund	77%	106%	81%
Global Emerging Markets Fund	63	67	102
Pan European Select Fund	91	55	104

In any particular year market conditions may well result in greater rates than are presently anticipated.  The rate of a Fund’s turnover may vary significantly from time to time depending on the volatility of economic and market conditions.  High portfolio turnover involves correspondingly greater brokerage commissions and other transaction costs, which will be borne directly by the relevant Fund.  To the extent portfolio turnover results in the realization of short-term capital gains, such gains generally will be taxed to shareholders at ordinary income tax rates.

Portfolio Holdings.  A description of the Fund’s policies and procedures with respect to the disclosure of each Fund’s portfolio securities is available in the Fund’s SAI.

PURCHASE OF SHARES

You may make an initial purchase of shares of any Fund by submitting a completed subscription agreement (attached as Exhibit A) and payment to the Trust in accordance with the instructions set forth in the subscription agreement.

Purchases are permitted on any business day.  In order for a purchase order to be effective as of a particular day, the Fund (or an authorized financial intermediary) must have accepted the order and have received immediately available funds by 4:00 p.m. (New York time) on such day.

The minimum initial investment in each Fund must be worth at least $1,000,000; subsequent investments must be worth at least $100,000.  The Trust reserves the right to change the investment minimums for each Fund applicable to all investors or to specified classes of investors.  The Trust may waive these minimums in its sole discretion.

Shares of each Fund may be purchased by (i) giving cash, (ii) exchanging securities on deposit with a custodian acceptable to the Manager or (iii) a combination of giving cash and exchanging such securities.  Purchase of shares of a Fund in exchange for securities is subject in each case to the determination by the Manager that the securities to be exchanged are acceptable for purchase by the Fund.  In all cases the Manager reserves the right to reject any particular investment.  In particular, and without limiting the generality of the foregoing, the Manager may but shall not be obligated to reject an investment if, in the opinion of the Manager, the size of the investment and/or the transaction costs associated with the investment would cause the Fund to bear undue transaction expenses that would not be sufficiently recouped by any charges paid by the purchaser for the benefit of the Fund.  Securities accepted by the Manager in exchange for Fund shares will be valued in the same manner as the Fund’s assets, as described below, as of the time of the Fund’s next determination of net asset value after such acceptance.  All dividends and subscription or other rights which are reflected in the market price of accepted securities at the time of valuation become the property of the Funds and must be delivered to the Funds upon receipt by the investor from the issuer.  An investor subject to U.S. federal income tax that exchanges securities for Fund shares will generally realize gain or loss on the transaction for federal income tax purposes.  The Fund’s tax basis in such securities will be “stepped up” (or down) to reflect the fair market value of those securities on the date of the exchange, and its holding period in those securities will begin on that date.  In certain circumstances, an investor exchanging securities for shares in a Fund will not realize gain or loss on the transaction for federal income tax purposes.  In such cases, the Fund will take the same tax basis in those securities as the investor had therein prior to the exchange, and its holding period in those securities will include the investor’s holding period therein.  Any gain recognized when the Fund disposes of such securities will be distributed by the Fund to all of its shareholders, not just the investor that exchanged the securities for shares.

A prospective investor who wishes to purchase shares by exchanging securities should obtain instructions from the Trust by calling Client Services at 011-44-131-229-5252 before 12:00 noon (New York time) on business days, or the U.S. office at 212-258-1900 after 12:00 noon (New York time) on business days.

The purchase price of shares of a Fund is the net asset value next determined after a purchase order is received in good order.

The Manager will not approve the acceptance of securities in exchange for Fund shares unless (1) the Manager, in its sole discretion, believes the securities are appropriate investments for the Fund; (2) the investor represents and agrees that all securities offered to a Fund are not subject to any restrictions upon their sale by the Fund under the Securities Act of 1933, as amended, or otherwise; and (3) the securities may be acquired under the Fund’s investment policies and restrictions.  No investor owning 5% or more of a Fund’s shares may purchase additional Fund shares by exchange of securities.

Upon acceptance of your order, the Trust opens an account for you, applies the payment to the purchase of full and fractional Fund shares of beneficial interest and mails a statement of the account confirming the transaction.  After an account has been established, you may send subsequent investments at any time upon notification to and confirmation by State Street Bank and Trust Company (Attention: James McGaffigan), at tel. 617-662-3652, fax 617-956-5648, with a copy to the Trust (Attention: Client Services) at tel. 011-44-131-229-5252, fax 011-44-131-222-2527.

Purchases of shares in any Fund are limited to persons who are “accredited investors” as defined in Regulation D under the 1933 Act and who have completed and signed a subscription agreement in the form attached hereto as Exhibit A.  Each Fund reserves the right to reject any purchase order for any reason which the Fund in its sole discretion deems appropriate.  Purchasers must be acquiring shares for their own account and for investment purposes only.  Each Fund reserves the right to suspend or change the terms of the offering of its shares.

To help the government fight the funding of terrorism and money laundering activities, federal law requires financial institutions to obtain, verify and record identification information relating to persons that open a new account with a Fund.  As a result, a Fund may be required to obtain the following information for persons opening a new account:  (i) name; (ii) date of birth (for individuals); (iii) residential or business street address; (iv) social security number, taxpayer identification number, or other identifying number.  Additional information may be required to open accounts for corporations and other entities.  After an account is opened, a Fund may restrict your ability to purchase additional shares until your identity is verified.  The Fund also may close your account and redeem your shares or take other appropriate action if it is unable to verify your identity within a reasonable time.  The Fund or its service providers may release confidential information about you to proper authorities if the Fund or its service providers, in their sole discretion, determine that it is in the best interests of the Fund in light of applicable laws or regulations concerning money laundering and similar activities.

REDEMPTION OF SHARES

The securities offered by this Private Placement Memorandum have not been registered under the 1933 Act or the securities laws of any State and may not be transferred or resold unless so registered or exempt from registration.  However, the securities are redeemable.

You can redeem your shares by sending a written request by mail or by facsimile to the Trust (Saltire Court, 20 Castle Terrace, Edinburgh, Scotland EH1 2ES; Attention: Client Services; Fax # 011-44-131-222-2527) and to the Transfer Agent (State Street Bank and Trust Company, Investor Reporting Services, Mail Stop LCC 6S-0675, 2 Avenue de Lafayette, Boston, MA  02111-2900; Attention: James McGaffigan; Fax # 617-956-5648).  The request must include the name of the Fund, your account number, the exact name(s) in which your shares are registered, and the number of shares or the dollar amount to be redeemed.  All owners of the shares must sign the request in the exact names in which the shares are registered and should indicate any special capacity in which they are signing (such as officers, trustees or custodian or on behalf of a partnership, corporation or other entity).

Shares of a Fund may be redeemed on any business day that the New York Stock Exchange is open for business.

The redemption price of shares of a Fund is the net asset value per share next determined after the redemption request and any necessary special documentation are received by the Trust (or an authorized financial intermediary) in good order as described above.

Shares of a Fund may be redeemed by the payment of the redemption price in whole or in part by a distribution in kind of securities held by the Fund in lieu of cash if the Manager determines, in its sole discretion, that it would be detrimental to the best interests of the remaining shareholders of the Fund to make payment wholly or partly in cash.  Securities used to redeem Fund shares in kind will be valued in accordance with the Funds’ procedures for valuation described under Determination of Net Asset Value.  Securities distributed by a Fund in kind will be selected by the Manager in light of the Fund’s objective and generally will not represent a pro rata distribution of each security held in the Fund’s portfolio.  Investors may incur brokerage charges on the sale of any such securities so received in payment of redemptions.

Payment on redemption will be made as promptly as possible and normally within seven days after the request for redemption is received by the Trust and Transfer Agent in good order.  If an investor purchased shares by check and the check was deposited less than fifteen days prior to the redemption request, a Fund may withhold redemption proceeds until that check has cleared.  A redemption request is in good order if it includes the exact name in which shares are registered and the number of shares or the dollar amount of shares to be redeemed and if it is signed exactly in accordance with the form of registration.  Persons acting in a fiduciary capacity, or on behalf of a corporation, partnership or trust, must specify, in full, the capacity in which they are acting.  Cash payments will be made by transfer of Federal funds for payment into the investor’s account.

When opening an account with the Trust, shareholders will be required to designate the account(s) to which funds may be transferred upon redemption.  Designation of additional accounts and any change in the accounts originally designated must be made in writing with the signature guaranteed by any of the following entities: U.S. banks, foreign banks having a U.S. correspondent bank, credit unions, savings associations, U.S. registered dealers and brokers, municipal securities dealers and brokers, government securities dealers and brokers, national securities exchanges, registered securities associations and clearing agencies.

The Trust may suspend the right of redemption and may postpone payment for any Fund for more than seven days during an emergency which makes it impracticable for a Fund to dispose of its securities or to fairly determine the value of the net assets of the Fund, or during any other period permitted by the Securities and Exchange Commission for the protection of investors.

Short-term trading by a Fund shareholder may present risks to other shareholders of the Fund, including increased transaction costs, interference with the efficient management of the Fund and dilution of investment returns.  The Trust discourages short-term trading in Fund shares and the Trust’s Board of Trustees has adopted the following policies and procedures to detect and prevent such trading:

•                  Each Fund reserves the right to reject any purchase order for any reason which the Fund in its sole discretion deems appropriate.

•                  Initial purchases of Fund shares are required to be made pursuant to completed subscription agreement signed by the investor and accepted by the Trust and redemption requests are required to be made in writing.

•                  Investors owning 5% or more of a Fund’s shares may not purchase additional Fund shares by exchange of securities.

•                  Formal ‘know your customer’ procedures are in place, including inquiry as to whether the client is a known market timer. The Trust and/or its Transfer Agent will refuse to accept subscriptions from such a known short-term trader.

•                  The implementation of trade cut-off times.

•                  Monitoring of trading patterns and transactions types that may indicate short-term trading practices, including the review of large deals, repurchases before settlement of sales, and repurchases within ten (10) days of sales or dealing around non-U.S. public holidays which carry the risk of valuing stocks on stale prices.

•                  Limiting access to underlying portfolio holding information in accordance with the Trust’s portfolio holding information policy.

•                  The Trust’s officers and third-party service providers are responsible for advising the Trust’s Chief Compliance Officer of any suspected market timing transactions.

•                  The Trust’s Chief Compliance Officer is responsible for administering the market timing policy and authorizing any waivers to it.  On a quarterly basis, the Trustees are responsible for assessing whether any waivers were proper and in the interests of the Trust and its shareholders.

DISTRIBUTION AND SERVICING PLANS

The Trust has adopted a distribution and servicing plan pursuant to Rule 12b-1 under the 1940 Act for each Fund.  These Plans authorize the Manager to spend an amount of the management fees it collects from the Fund up to 0.25% per annum of the average monthly net assets of the relevant Fund for activities or services primarily intended to result in the sale of shares of such Fund or for the provision of personal services to shareholders of such Fund.

DETERMINATION OF NET ASSET VALUE

The net asset value of the shares of each Fund is determined by dividing that Fund’s total net assets (the excess of its assets over its liabilities) by the total number of shares of the Fund outstanding and rounding to the nearest cent.  Such determination is made as of the close of each business day in New York, meaning the close of regular trading on the New York Stock Exchange on any day that the Exchange is open for business.  Equity securities listed on an established securities exchange normally are valued at their last sale price on the exchange where primarily traded.  Equity securities listed on the NASDAQ National Market System are valued at the NASDAQ Official Closing Price.  Equity securities listed on an established securities exchange or on the NASDAQ National Market System for which there is no reported sale during the day, and in the case of over the counter securities not so listed, are valued at the mean between the last bid and asked price, except that debt obligations with sixty days or less remaining until maturity may be valued at their amortized cost.  Other securities for which current market quotations are not readily available (including certain restricted securities, if any) and all other assets are taken at fair value as determined in good faith by or in accordance with valuation procedures approved by the trustees, although the actual calculations may be made by persons acting pursuant to the direction of the trustees or by pricing services.

Generally, trading in foreign securities markets is substantially completed each day at various times prior to the close of regular trading on the New York Stock Exchange.  Occasionally, events affecting the value of foreign fixed income securities and of equity securities of non-U.S. issuers not traded on a U.S. exchange may occur between the completion of substantial trading of such securities for the day and the close of regular trading on the New York Stock Exchange, which events will not be reflected in the computation of a Fund’s net asset value.  If events materially affecting the value of any Fund’s portfolio securities occur during such period, then these securities will be valued at their fair value as determined in good faith by or in accordance with valuation procedures approved by the trustees.

DIVIDENDS AND DISTRIBUTIONS

Each Fund’s policy is to declare and pay out as dividends, at least annually, substantially all of its investment company taxable income (which includes dividends and any interest the Fund receives from investments and the excess of net short-term capital gains over net long-term capital losses), if any, and to distribute, at least annually, substantially all of its net capital gains (that is, the excess of net long-term capital gains over net short-term capital losses including capital loss carryovers), if any.  For these purposes and federal income tax purposes, a portion of the premiums from certain expired call or put options on currency futures written by a Fund, net gains from certain closing purchase and sale transactions with respect to such options and a portion of net gains from other options and futures transactions may be treated as short-term capital gain (i.e., gain from the sale of securities held for twelve (12) months or less).  Each Fund’s policy is to declare and pay distributions of its investment company taxable income and net realized capital gains annually, although any Fund may make more frequent distributions as determined by the trustees of the Trust to the extent permitted by applicable regulations.  Each Fund intends generally to make distributions annually sufficient to avoid the imposition of a non-deductible 4% excise tax on certain undistributed amounts of taxable investment income and capital gains.  For tax purposes, distributions to shareholders will be deemed to be increased by each shareholder’s allocable share of a portion of a Fund’s expenses, including a Fund’s advisory expenses.

All dividends and/or distributions will be paid in shares of the relevant Fund at net asset value unless the shareholder elects in the subscription agreement to receive cash.  Shareholders may make this election by marking the appropriate box on the subscription agreement.  The election may also be changed at any time by submitting a written request directly to the Trust.  In order for a change to be in effect for any dividend or distribution, it must be received by the Trust on or before the record date for such dividend or distribution.

TAXES

The following discussion addresses certain U.S. federal income tax considerations that may be relevant to investors that (a) are citizens or residents of the United States, or corporations, partnerships, or other entities created or organized under the laws of the United States or any political subdivision thereof, or estates or trusts that are subject to United States federal income taxation regardless of the source of their income and (b) that hold, directly or indirectly, shares of a Fund as a capital asset (each such investor, a “U.S. shareholder”).

The following discussion provides only limited information about the U.S. federal income tax treatment of shareholders that are not U.S. shareholders, and it does not address the U.S. federal income tax treatment of shareholders that are subject to special tax regimes such as certain financial institutions, insurance companies, dealers in securities or foreign currencies, U.S. shareholders whose functional currency (as defined in Section 985 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”)) is not the U.S. dollar, and persons that hold shares in a Fund as part of a “straddle,” “conversion transaction,” “hedge,” or other integrated investment strategy.  All such prospective and actual shareholders are urged to consult their own tax advisors with respect to the U.S. tax treatment of an investment in shares of a Fund.

The Funds have not sought a ruling from the U.S. Internal Revenue Service (the “I.R.S.”) or an opinion of legal counsel as to any specific U.S. tax matters.  The discussion below as it relates to U.S. federal income tax consequences is based upon the Code and regulations, rulings, and judicial decisions thereunder as of the date hereof.  Such authorities may be repealed, revoked, or modified (possibly on a retroactive basis) so as to result in U.S. federal income tax consequences different from those discussed below.

This discussion is for general information purposes only.  Prospective investors should consult their own tax advisors with respect to their particular circumstances and the effect of state, local, or foreign tax laws to which they may be subject.  Additionally, prospective investors should consult the Statement of Additional Information which contains a more detailed discussion of U.S. federal tax considerations potentially applicable to an investment in a Fund.

Each Fund is treated as a separate taxable entity for U.S. federal income tax purposes, and has elected to be, and intends to qualify each year, as a “regulated investment company” under Subchapter M of the Code.  For a discussion of the requirements to qualify as a regulated investment company under Subchapter M, prospective investors should consult the Statement of Additional Information.  A regulated investment company is not subject to tax at the corporate level on income and gains from investments that are timely distributed to shareholders.  However, the Fund’s failure to qualify as a regulated investment company would result in corporate level taxation, and consequently, a reduction in income available for distribution to shareholders.

If a Fund fails to qualify as a regulated investment company accorded special tax treatment in any taxable year, the Fund would be subject to tax on its taxable income at corporate rates, and all distributions from earnings and profits, including any distributions of net long-term capital gains, would be taxable to shareholders as dividend income.  Some portions of such distributions may be eligible for the dividends received deduction in the case of corporate shareholders.  In addition, the Fund could be required to recognize unrealized gains, pay substantial taxes and interest and make substantial distributions before requalifying as a regulated investment company that is accorded special tax treatment.

Additionally, if a Fund fails to distribute in a calendar year substantially all of its ordinary income for such year and substantially all of its capital gain net income for the one-year period ending October 31 (or later if a Fund is permitted to elect and so elects), plus any retained amount from the prior year, such Fund will be subject to a 4% excise tax on undistributed amounts.  A distribution paid to shareholders by a Fund in January of a year is generally deemed to have been received by shareholders on December 31 of the preceding year, provided the distribution was declared and payable to shareholders of record on a date in October, November or December of that preceding year.  Each Fund intends generally to make distributions sufficient to avoid imposition of the 4% excise tax although there can be no assurance it will be able to do so.

As described under “Dividends and Distributions,” each Fund expects to distribute substantially all of its income and gains annually.  For federal income tax purposes, distributions of investment income are generally taxable to shareholders subject to federal income tax as ordinary income.  Taxes on distributions of capital gains are determined by how long a Fund owned the investments that generated them, rather than how long a shareholder has owned his or her shares.  Distributions of net capital gains from the sale of investments that a Fund owned for more than one year and that are properly designated by a Fund as capital gain dividends will be taxable as long-term capital gains.  Distributions of gains from the sale of investments that a Fund owned for one year or less will be taxable as ordinary income.  For taxable years beginning before January 1, 2011, distributions of investment income designated by a Fund as derived from “qualified dividend income” – as further defined in the Statement of Additional Information — will be taxed in the hands of individual shareholders at the rates applicable to long-term capital gain provided that holding period and other requirements are met at both the shareholder and Fund level.

Long-term capital gain rates applicable to individuals have been temporarily reduced—in general, to 15% (with lower rates applying to taxpayers in the 10% and 15% rate brackets) for taxable years beginning before January 1, 2011.

Dividends and distributions on a Fund’s shares generally are subject to federal income tax as described herein to the extent they do not exceed the Fund’s realized income and gains, even though they economically may represent a return of a particular shareholder’s investment.  Such dividends and distributions are likely to occur in respect of shares purchased at a time when a Fund’s net asset value reflects gains that are either unrealized, or realized but not distributed.  Such realized gains may be required to be distributed even when a Fund’s net asset value also reflects unrealized losses.  Distributions from a Fund will be taxed as described above whether received in cash or in additional shares.

A sale, exchange, or redemption of shares of a Fund, is a taxable event to the selling, exchanging, or redeeming shareholder.  Any gain resulting from a sale, exchange (including an exchange for shares of another Fund), or redemption of shares in a Fund will generally (except in the case of a tax-exempt shareholder) be subject to federal income tax at either short-term or long-term capital gain rates, depending on how long the shareholder owned the shares, except that in certain circumstances it is possible that the proceeds of a redemption of Fund shares may be taxable as dividend income or a return of capital.

Because shares of each Fund are not otherwise publicly offered, unless a Fund has at least five hundred (500) shareholders at all times during a taxable year, some or all shareholders may be deemed to receive distributions equal to their allocable shares of certain expenses paid by the Fund.  Expenses that are deemed distributed by a Fund include those paid or incurred during a calendar year that are deductible in determining the Fund’s investment company taxable income for a taxable year beginning or ending within that calendar year, including in particular its management fee, but excluding those expenses incurred by virtue of the Fund’s status as a registered investment company (such as its registration fees, trustees’ fees, expenses of periodic trustees’ and shareholders’ meetings, transfer agent fees, certain legal and accounting fees, the expenses of shareholder communications required by law, and certain other expenses).  Shareholders that may be deemed to have received distributions of such expenses generally include individuals and those taxable as individuals.  Shareholders can generally deduct such deemed distributions of expenses only to the extent that their respective total miscellaneous itemized deductions exceed 2% of their respective adjusted gross incomes from all sources.  A deemed distribution of expenses could, as a result, increase a shareholder’s net taxes owed, lowering the Fund’s effective return with respect to such a shareholder.

Each Fund may be subject to foreign withholding or other taxes on income and gains derived from foreign investments.  Such taxes would reduce the yield on that Fund’s investments.  However, as described immediately below, shareholders may be entitled to claim a credit or deduction with respect to foreign taxes.

Each Fund may be eligible to elect (but may choose not to elect) to permit shareholders who are U.S. citizens or U.S. corporations to claim a foreign tax credit or deduction (but not both) on their U.S. income tax return for their pro-rata portion of foreign income taxes paid by the Fund.  In such case, income of such Fund from non-U.S. sources that is distributed to Fund shareholders would be treated as income from non-U.S. sources to the shareholders.  The amount of foreign income taxes paid by an electing Fund would be treated as foreign taxes paid directly by Fund shareholders and, in addition, this amount would be treated as additional income to Fund shareholders from non-U.S. sources regardless of whether the Fund shareholder would be eligible to claim a foreign tax credit or deduction.  Investors should consult their tax advisors for further information relating to the foreign tax credit and deduction, which are subject to certain restrictions and limitations (including, with respect to the foreign tax credit, a holding period requirement applied at both the Fund and the shareholder level).  Prospective investors should also consult the discussion in the Statement of Additional Information regarding investment by the Funds in certain foreign corporations.

A Fund’s transactions in foreign currencies, options, futures, forward contracts, swaps, straddles and similar transactions will be subject to special tax rules and may produce a difference between its book income and taxable income.  The special tax rules to which such transactions are subject may accelerate income or defer losses of the Fund, or otherwise affect the amount, timing or character of distributions to shareholders.  A difference between a Fund’s book and taxable income may cause a portion of the Fund’s income distributions to constitute a return of capital for tax purposes or require the Fund to make distributions exceeding book income to qualify as a regulated investment company.

A Fund’s investments in certain debt obligations may cause that Fund to recognize taxable income in excess of the cash generated by such obligations.  As a result, the Fund could be required at times to liquidate other investments in order to satisfy its distribution requirements.

The Trust will provide federal tax information annually, including information about dividends and distributions paid during the preceding year.

Shareholders who are not U.S. citizens or that are foreign corporations may receive substantially different tax treatment with respect to distributions by the Funds.  For example, U.S. federal tax law generally requires that a 30% tax be withheld from dividends other than Capital Gain Dividends paid on Fund shares beneficially held by non-U.S. shareholders.  This withholding tax may, in some cases, be reduced or eliminated by an applicable tax treaty.  For example, the U.S.-U.K. tax treaty currently in effect provides for an exemption from the U.S. withholding tax imposed on dividends paid by the Fund to shareholders that are U.K. resident pension schemes and that otherwise qualify for treaty benefits.  See the Statement of Additional Information for more details.

Distributions to retirement plans that qualify for tax-exempt treatment under federal income tax laws will not be taxable.  Special tax rules apply to investments through such defined plans.  Shareholders should consult their tax advisors to determine the suitability of Fund shares as an investment through such plans and the precise effect of such an investment on their particular tax situation.

Investors may be required to file an information return with the I.R.S. if they, for example, recognize certain levels of losses with respect to shares in a Fund or are deemed to participate in a confidential transaction involving shares in a Fund.

Shareholders should consult their own tax advisors about the tax consequences of an investment in a Fund in light of each shareholder’s particular tax situation.  Shareholders also should consult their own tax advisors about consequences under foreign, state, local or other applicable laws.

MANAGEMENT OF THE TRUST

Each Fund is advised and managed by Martin Currie, Inc., Saltire Court, 20 Castle Terrace, Edinburgh, Scotland.  The Manager is a registered investment adviser which, together with its affiliates, advises other mutual funds, offshore investment funds and other collective investment vehicles, separate accounts for ERISA and other pension plans and other public and private accounts.

The primary responsibility for the day-to-day management by the Manager of the Funds’ respective portfolios rests with committees organized for that purpose.

Opportunistic EAFE Fund.  James Fairweather is primarily responsible for the day-to-day portfolio management of  the Opportunistic EAFE Fund.  Mr. Fairweather spent three years with Montague Loebl Stanley & Co. as an institutional sales and economics assistant. He moved into Eurobond sales for 18 months with Kleinwort Benson before joining Martin Currie in 1984. He has worked in the Far East, North America and continental Europe investment teams. He was appointed a Director in 1987, head of our continental European team in 1992, Deputy Chief Investment Officer in 1994 with overall responsibility for our investments in emerging markets and Chief Investment Officer in 1997.

Global Emerging Markets Fund.  Dariusz Sliwinski is primarily responsible for the day-to-day portfolio management of the Global Emerging Markets Fund. Mr. Sliwinski worked in a number of different industries before becoming an investment manager with Bank Gospodarczy Investment Fund Ltd. in Poland in 1994. In 1995 he moved to Warsaw-based Consortium Raiffeisen Atkins as a senior investment manager. Mr. Sliwinski joined Martin Currie’s Emerging Markets team in 1997. He is responsible for researching and recommending stocks in global emerging markets.

Pan European Select Fund.  Stewart Higgins and Eric Woehrling are primarily responsible for the day-to-day portfolio management of the Pan European Select Fund.

Mr. Higgins spent 18 months with a life assurance company before joining Martin Currie in 1987. He worked in the UK and Continental Europe teams before joining the new global products team in 2002.

Dr. Woehrling joined Stewart Ivory in 1997 where, as part of his training, he worked in the Europe, emerging markets and UK teams, later specializing in European small caps. He joined Martin Currie’s pan-Europe team in 2000.

Global Equity Fund and All Countries World ex U.S. Fund.  The Global Equity Fund and the All Countries World ex U.S. Fund are not currently operational.

The Statement of Additional Information provides additional information about the portfolio managers’ compensation, other accounts managed by the portfolio managers and the portfolio managers’ ownership of Fund shares.

Under a separate investment advisory agreement with the Trust on behalf of each Fund, the Manager selects and reviews each Fund’s investments and provides executive and other personnel for the management of the Trust.  Pursuant to the Trust’s Agreement and Declaration of Trust, the Board of Trustees supervises the affairs of the Trust as conducted by the Manager.  In the event that the Manager ceases to be the manager of the Funds, the right of the Trust to use the identifying name “Martin Currie” or the prefix “MCBT” with respect to the Trust or any Fund may be withdrawn.

Under its respective investment advisory agreement, each Fund pays the Manager a quarterly management fee based on such Fund’s average net assets.  The annual rate at which each Fund pays a management fee, and the management fee paid by each Fund for its last fiscal year, expressed as a percentage of the respective Fund’s average net assets, is set forth below.

	Management fee		Management fee paid for last fiscal year
All Countries World ex U.S. Fund	1.00	%(1)	—	(1)
Opportunistic EAFE Fund	0.70%		0.70%
Global Emerging Markets Fund	0.80		0.80
Pan European Select Fund	0.75	(2)	1.00
Global Equity Fund	1.00	(1)	—	(1)

(1) The Fund had not commenced operations as of the fiscal year ended April 30, 2008.

(2) Effective September 1, 2008, the management fee for the Pan European Select Fund has been reduced from 1.00% to 0.75%.

A discussion regarding the basis of the Board of Trustees’ 2007 renewal of each investment advisory agreement is available in the Trust’s semi-annual report to shareholders dated October 31, 2007.

In order to limit the expenses of each of the All Countries World ex U.S. Fund and the Global Equity Fund, the Manager has agreed to waive its compensation and, to the extent necessary, bear other expenses of each such Fund, through August 31, 2008, to the extent that the annual expenses (including the management fee but excluding brokerage, interest, taxes and deferred organizational and extraordinary expenses) would exceed an annual rate of the Fund’s average monthly net assets of 2.00% for the All Countries World ex U.S. Fund and the Global Equity Fund.  Additionally, effective February 19, 2007, the Manager has agreed to waive its compensation and, to the extent necessary, bear other expenses of the Opportunistic EAFE Fund, through August 31, 2010, to the extent that the annual expenses (including the management fee but excluding brokerage, interest, taxes and deferred organizational and extraordinary expenses) would exceed an annual rate of the Fund’s average monthly net assets of 1.25%.  For purposes of determining any such waiver or expense reimbursement, expenses of the Fund do not reflect the application of custodial, transfer agency or other credits or expense offset arrangements that may reduce the Fund’s expenses.  If in any fiscal quarter during which the expense limitation arrangement is in effect, the annualized expenses of a Fund are less than 2.00% for each of the All Countries World ex U.S. Fund and the Global Equity Fund, or less than 1.25% for the Opportunistic EAFE Fund (the “Expense Limit”), the Manager shall be entitled to reimbursement by the Fund of any or all advisory fees or other amounts (the “Aggregate Reimbursement Amount”) previously waived, reduced, reimbursed or contributed by the Manager with respect to the Fund pursuant to the expense limitation arrangement during the previous five (5) years and not subsequently reimbursed to the Manager, to the extent that the expenses of the Fund for such fiscal quarter plus the amount so reimbursed, when annualized, do not exceed the Expense Limit of the Fund; provided, however, that the amount of any such reimbursement shall in no event exceed the Aggregate Reimbursement Amount of the Fund.

All expenses incurred in the operation of the Funds are borne by the relevant Fund, including but not limited to brokerage commissions, transfer taxes and extraordinary expenses in connection with its portfolio transactions, all applicable taxes, the compensation of trustees who are not directors, officers or employees of the Manager or its affiliates, interest charges, charges of custodians, registrars and transfer agents, administrators, auditing and legal expenses.

The Manager and its affiliates advise other investment companies or collective investment vehicles (including offshore funds) for which they receive fees.  Each of the Funds may invest in such affiliated investment vehicles, as well as unaffiliated investment vehicles.  As a shareholder of these kinds of investment vehicles, a Fund may indirectly bear fees which are in addition to the fees the Fund pays its own service providers.  To the extent a Fund invests assets in an affiliated fund, the Manager has agreed to exclude those assets for purposes of calculating the management fee payable by the Fund in order that the Fund not pay duplicate management fees on those assets.

DESCRIPTION OF THE TRUST AND OWNERSHIP OF SHARES

The Trust is an open-end management investment company, registered under the 1940 Act, and organized as a Massachusetts business trust under the laws of Massachusetts by an Agreement and Declaration of Trust dated May 20, 1994, as amended.

The Declaration of Trust permits the trustees to issue an unlimited number of full and fractional shares of beneficial interest which are presently divided into five separate series.  Each share of a series represents an equal proportionate interest in that series with each other share.  The Declaration of Trust also permits the trustees, without shareholder approval, to subdivide any series of shares into various sub-series (or classes) of shares with such dividend preferences and other rights as the trustees may designate.  The trustees may also, without shareholder approval, establish one or more additional separate portfolios for investments in the Trust or merge two or more existing portfolios.  Shareholders’ investments in such a portfolio would be evidenced by a separate series of shares.

Subject to the restrictions described under Redemption of Shares, the Trust’s shares are freely transferable.  Shareholders are entitled to dividends as declared by the trustees, and, in liquidation of the relevant Fund’s portfolio, are entitled to receive the net assets of the portfolio.  Shareholders are entitled to vote at any meetings of shareholders.  The Trust generally does not hold annual meetings of shareholders and will do so only when required by law.  Special meetings of shareholders may be called for purposes such as electing or removing trustees, changing a fundamental investment policy or approving an investment advisory agreement.  In addition, a special meeting of shareholders of the Fund will be held if, at any time, less than a majority of the trustees then in office have been elected by shareholders of the Fund.

The Declaration of Trust provides for the perpetual existence of the Trust.  The Trust, may, however, be terminated at any time by vote of at least two-thirds of the outstanding shares of the Trust.  The Declaration of Trust further provides that the trustees may also terminate the Trust or any Fund upon written notice to the shareholders.

ADMINISTRATOR; CUSTODIAN;
TRANSFER AND DIVIDEND PAYING AGENT

State Street Bank and Trust Company (“State Street”), 225 Franklin Street, Boston, MA 02110 serves as the Trust’s administrator, custodian and transfer and dividend paying agent.  Each Fund pays State Street as administrator a fee at the rate of 0.06% of such Fund’s average net assets up to $125 million, 0.04% of the next $125 million and 0.02% of those assets in excess of $250 million, subject to certain minimum requirements, plus certain out of pocket costs.  The amounts paid to State Street as administrator under the relevant contract for each of the Fund’s last three fiscal years (other than the All Countries World ex U.S. Fund and the Global Equity Fund, which have yet to commence operations), if applicable, net of waivers, are set forth below.

	Year Ended April 30,
	2008	2007	2006
Opportunistic EAFE Fund	$34,096	$51,055	$63,786
Global Emerging Markets Fund	274,681	292,329	233,409
Pan European Select Fund	67,015	116,325	87,365

State Street also receives fees and compensation of expenses for certain custodian and transfer agent services.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP, 125 High Street, Boston, MA 02110 serves as the Trust’s independent registered public accounting firm.

LEGAL COUNSEL

Ropes & Gray LLP, One International Place, Boston, MA 02110, serves as the Trust’s legal counsel.

SHAREHOLDER INQUIRIES

Shareholders may direct inquiries to the Trust, Saltire Court, 20 Castle Terrace, Edinburgh, Scotland, United Kingdom EH1 2ES (Attention: Client Services), tel. 011-44-131-229-5252, fax 011-44-131-222-2527.  During hours in which the offices in Scotland are closed, institutional investors in the U.S. may contact Martin Currie Investor Services, Inc., an affiliate of the Manager, 1350 Avenue of the Americas, Suite 3010, New York, New York 10019 (Attention: Jamie Sandison and David Rochman), tel. 212-258-1900, fax 212-258-1919.  Shareholders may also direct inquiries to the Trust by sending an e-mail message to contact_us@martincurrie.com, except that, with respect to purchases and redemptions of shares, shareholders are asked to follow the instructions set forth under Purchase of Shares and Redemption of Shares.

FINANCIAL HIGHLIGHTS INFORMATION

The financial highlights tables which follow are intended to help investors understand each Fund’s recent financial performance.  Certain information reflects financial results for a single share of the relevant Fund.  The total return line represents the rate that an investor would have earned or lost on an investment in the relevant Fund, assuming reinvestment of all dividends and distributions.  This information has been derived from the financial statements of the Funds (other than the All Countries World ex U.S. Fund and the Global Equity Fund, which have yet to commence operations), which have been audited by PricewaterhouseCoopers LLP, independent registered public accounting firm.  Its report and each Fund’s financial statements are included in the Funds’ annual report to shareholders, which is available upon request.

MCBT OPPORTUNISTIC EAFE FUND

FINANCIAL HIGHLIGHTS

FOR A SHARE OUTSTANDING FOR THE PERIOD

	Year Ended April 30, 2008 (2)	Year Ended April 30, 2007 (2)	Year Ended April 30, 2006 (2)	Year Ended April 30, 2005 (2)	Year Ended April 30, 2004 (2)
PER SHARE OPERATING PERFORMANCE
Net asset value, beginning of year	$14.260	$12.310	$11.020	$10.450	$7.630
Net investment income	0.166	0.088	0.071	0.119	0.083
Net realized and unrealized gain (loss) on investments and foreign currency transactions	(0.242)	1.905	4.600	0.779	2.985
Total from investment operations	(0.076)	1.993	4.671	0.898	3.068
Less distributions:
Net investment income	(0.010)	(0.043)	(1.991)	(0.184)	(0.248)
Net realized gains	(0.384)	—	(1.390)	(0.144)	—
Total distributions	(0.394)	(0.043)	(3.381)	(0.328)	(0.248)
Net asset value, end of year	$13.790	$14.260	$12.310	$11.020	$10.450
TOTAL INVESTMENT RETURN (1)	(0.72)%	16.22%	48.23%	8.41%	40.26%
RATIOS TO AVERAGE NET ASSETS AND SUPPLEMENTAL DATA
Net assets, end of year	$101,516,485	$29,118,526	$25,347,676	$29,858,561	$34,797,368
Gross operating expenses	1.13%	1.70%	1.79%	1.38%	1.28%
Net operating expenses	1.17%	1.61%	1.79%	1.38%	1.28%
Net investment income	1.16%	0.70%	0.61%	1.09%	0.91%
Portfolio turnover rate	77%	106%	81%	103%	82%

(1)  Total return at net asset value assuming all distributions reinvested.

(2)  The per share amounts were computed using an average number of shares outstanding during the year.

MCBT GLOBAL EMERGING MARKETS FUND

FINANCIAL HIGHLIGHTS

FOR A SHARE OUTSTANDING FOR THE PERIOD

	Year Ended April 30, 2008 (2)	Year Ended April 30, 2007 (2)	Year Ended April 30, 2006 (2)	Year Ended April 30, 2005 (2)	Year Ended April 30, 2004 (2)
PER SHARE OPERATING PERFORMANCE
Net asset value, beginning of year	$10.950	$11.050	$7.830	$8.240	$5.340
Net investment income	0.079	0.090	0.149	0.104	0.058
Net realized and unrealized gain (loss) on investments and foreign currency transactions	2.322	1.771 (3)	5.347	1.487	2.842
Total from investment operations	2.401	1.861	5.496	1.591	2.900
Less distributions:
Net investment income	(0.061)	(0.087)	(0.167)	(0.118)	—
Net realized gains	(3.910)	(1.874)	(2.109)	(1.883)	—
Total distributions	(3.971)	(1.961)	(2.276)	(2.001)	—
Net asset value, end of year	9.380	$10.950	$11.050	$7.830	$8.240
TOTAL INVESTMENT RETURN (1)	18.69%	18.30%	77.13%	18.41%	54.31%
RATIOS TO AVERAGE NET ASSETS AND SUPPLEMENTAL DATA
Net assets, end of year	$470,285,917	$522,330,052	$491,169,979	$312,918,246	$461,142,097
Gross operating expenses	1.10%	1.11%	1.13%	1.16%	1.10%
Net operating expenses	1.10%	1.11%	1.13%	1.16%	1.10%
Net investment income	0.69%	0.85%	1.56%	1.25%	0.78%
Portfolio turnover rate	63%	67%	102%	93%	107%

(1)  Total return at net asset value assuming all distributions reinvested.

(2)  The per share amounts were computed using an average number of shares outstanding during the year.

(3)  Includes a non-recurring gain from the Adviser recorded as a result of an incorrectly executed trade. The non-recurring gain resulted in an increase in net realized and unrealized gain (loss) on investments and foreign currency transactions of $0.013 per share. Excluding this non-recurring gain, total return would have been 0.12% lower.

MCBT PAN EUROPEAN SELECT FUND

FINANCIAL HIGHLIGHTS

FOR A SHARE OUTSTANDING FOR THE PERIOD

	Year Ended April 30, 2008 (2)	Year Ended April 30, 2007 (2)	Year Ended April 30, 2006 (2)		Year Ended April 30, 2005 (2)	Period Ended April 30, 2004 (2)
PER SHARE OPERATING PERFORMANCE
Net asset value, beginning of period	$20.830	$19.570	$15.060		$15.060	$9.680
Net investment income	0.239	0.384	0.191	(3)	0.072	0.026
Net realized and unrealized gain (loss) on investments and foreign currency transactions	(1.532)	6.018	8.222		2.400	5.427
Total from investment operations	(1.293)	6.402	8.413		2.472	5.453
Less distributions:
Net investment income	(0.315)	(0.351)	(0.262)		(0.049)	(0.073)
Net realized gains	(8.152)	(4.791)	(3.641)		(2.423)	—
Total distributions	(8.467)	(5.142)	(3.903)		(2.472)	(0.073)
Net asset value, end of period	$11.070	$20.830	$19.570		$15.060	$15.060
TOTAL INVESTMENT RETURN (1)	(9.54)%	36.46%	64.64%		16.07%	56.37%
RATIOS TO AVERAGE NET ASSETS AND SUPPLEMENTAL DATA
Net assets, end of period	$98,784,943	$167,992,389	$114,826,430		$93,954,059	$88,311,916
Gross operating expenses (2)	1.29%	1.32%	1.30%		1.37%	1.38%
Net operating expenses (2)	1.29%	1.32%	1.30%		1.37%	1.38%
Net investment income	1.47%	1.94%	1.12	%(3)	0.47%	0.20%
Portfolio turnover rate	91%	55%	104%		119%	109%

(1)  Total return at net asset value assuming all distributions reinvested.

(2)  The per share amounts were computed using an average number of shares outstanding during the period.

(3)  Net investment income per share and the net investment income to average net assets ratio includes non-recurring dividend income amounting to $0.108 and 0.63%, respectively.

FOR MORE INFORMATION ABOUT
THE FUNDS OF MARTIN CURRIE BUSINESS TRUST

The Funds’ Statement of Additional Information (the “SAI”) and, except with respect to All Countries World ex U.S. Fund and the Global Equity Fund (which have not yet been required to produce any shareholder reports), the Funds’ annual and semi-annual reports to shareholders include additional information about the Funds.  The SAI, and the independent registered public accounting firm’s report and financial statements included in the Funds’ most recent annual report to shareholders, are incorporated by reference into this Private Placement Memorandum.  The Funds’ annual report discusses the market conditions and investment strategies that significantly affected each Fund’s performance during its last fiscal year.  You may get free copies of these materials, request other information about the Funds or make shareholder inquiries by sending an e-mail message to clientservices@martincurrie.com, or by calling collect 1-212-258-1900.  The Funds do not have an Internet Web site.

You may review and copy information about the Funds, including the SAI, at the Securities and Exchange Commission’s public reference room in Washington, D.C.  You may call the Commission at 1-202-942-8090 for information about the operation of the public reference room.  You may also access reports and other information about the Funds on the EDGAR Database on the Commission’s Internet site at http://www.sec.gov.  You may get copies of this information, with payment of a duplication fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the Commission’s Public Reference Section, Washington, D.C. 20549-0102.  You may need to refer to the Trust’s file number.

File No. 811-08612

Exhibit A

MARTIN CURRIE BUSINESS TRUST

SUBSCRIPTION AGREEMENT

for

Shares of Beneficial Interest

Amount of
Subscription
(US$)

MCBT All Countries World ex U.S. Fund

MCBT Opportunistic EAFE Fund

MCBT Global Emerging Markets Fund

MCBT Pan European Select Fund

(formerly MCBT Pan European Mid Cap Fund)

MCBT Global Equity Fund

Total Amount Subscribed US$

SUBSCRIBER INFORMATION

Name of Subscriber:

(hereinafter “SUBSCRIBER”) (If an individual, please provide first, last and middle names)

Name for Registration

(if different from above)

Person Signing (if different):

Capacity (if applicable):

FOR INDIVIDUALS

Residential Address [ ] or Business Address [ ]:

(Number and Street)

(City)	(State)	(Zip Code)

(If you do not have a residential or business street address, please provide your Army Post Office or Fleet Post Office box number, or the residential or business street address of a next of kin or of another contact individual.)

Telephone:

Fax:

E-mail:

Date of Birth:

     (Month)                  (Day)            (Year)

Social Security Number:

FOR PERSONS OTHER THAN INDIVIDUALS (such as corporations, partnerships or trusts)

Principal Place of Business, Local Office or Other Physical Location:

(Number and Street)

(City)	(State)	(Zip Code)

Telephone:

Fax:

E-mail:

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Date of Organization:

     (Month)                  (Day)            (Year)

Jurisdiction of Organization:

Taxpayer Identification Number (or foreign tax identifying number, if any):

(If a non-U.S. SUBSCRIBER does not have a taxpayer identification number, the Trust may request alternative government-issued documentation certifying to the existence of the SUBSCRIBER’s business or enterprise.)

BANK INFORMATION

Bank Name:

ABA Number:

Address:

(Number and Street)

(City)	(State)	(Zip Code)

Telephone:

Fax:

Account Name:

Account Number:

4

SUBSCRIBER hereby agrees as follows:

1.

SUBSCRIBER hereby subscribes for shares of beneficial interest in the one or more series (each a “Fund”) of Martin Currie Business Trust (the “Trust”) indicated above and in the dollar amount(s) set forth above. Upon completion of this Subscription Agreement, SUBSCRIBER should send this agreement by facsimile and courier to:

State Street Corporation
2 Avenue de Lafayette
LCC6S-0675
Boston, MA
02111-2900
Attention: James McGaffigan, Investor Reporting Services
Fax: 617-956-5648

A copy of the agreement should be faxed and sent to:

Martin Currie Business Trust
c/o Martin Currie, Inc.
20 Castle Terrace
Edinburgh, Scotland
United Kingdom EH1 2ES
Attention: Client Services
Fax: 011-44-131-222-2527

After the Trust has reviewed the completed Subscription Agreement, SUBSCRIBER will receive telephonic notice of the acceptance or non-acceptance of the subscription.  If the subscription is accepted by the Trust, SUBSCRIBER agrees to wire immediately available funds in the amounts indicated on the cover of this Subscription Agreement to:

State Street Bank and Trust Company

Boston, Massachusetts

ABA # 011000028

BNF = AC-42306662 “Mutual Fund F/B/O

Martin Currie Business Trust”

OBI = “NAME OF FUND”

Shareholder Name

2.

SUBSCRIBER agrees that, unless the Trust is otherwise specifically notified, this subscription will be treated as a subscription for shares of beneficial interest in the indicated Funds (the “Shares”) to become effective following the satisfaction of all of the conditions specified in Section 3 of this Subscription Agreement unless otherwise agreed by the Trust.

3.

SUBSCRIBER understands and agrees that this subscription for the Shares is ineffective and that SUBSCRIBER will not become a shareholder of the Trust until (i) SUBSCRIBER completes all applicable information requested in this Subscription Agreement, (ii) SUBSCRIBER executes this Subscription Agreement and delivers it to

5

the Trust, (iii) the Subscription Agreement is accepted by or on behalf of the Trust, which acceptance may be withheld in the Trust’s sole discretion, and (iv) the Trust can and has confirmed that the subscription amount has been received in the account listed in Section 1 above.

4.               SUBSCRIBER represents and warrants to the Trust that SUBSCRIBER has received a copy of the Private Placement Memorandum dated August 29, 2008 (the “Placement Memorandum”) relating to the offer for sale by the Trust of the Shares and has had an opportunity to request a Statement of Additional Information dated as of August 29, 2008 (the “SAI”), and has reviewed the Placement Memorandum carefully prior to executing this Subscription Agreement.  SUBSCRIBER acknowledges that SUBSCRIBER had the opportunity to ask questions of, and receive answers from, representatives of the Trust concerning terms and conditions of the offering and to obtain any additional information necessary to verify the accuracy of the information contained in the Placement Memorandum or the SAI.  SUBSCRIBER further acknowledges that no person is authorized to give any information or to make any representation which is contrary to the information contained in the Placement Memorandum or the SAI and that, if given or made, any such contrary information or representation may not be relied upon as having been authorized.

5.               SUBSCRIBER hereby elects:

•                                          To reinvest all distributions of income and realized capital gains from a Fund in additional shares of that Fund or

•                                          To receive all distributions of income and realized capital gains from a Fund as cash when declared or

•                                          To reinvest all realized capital gains from a Fund in additional shares of the Fund and to receive all distributions of income as cash.

6.               SUBSCRIBER understands and agrees that, unless otherwise indicated above, SUBSCRIBER will be deemed to have elected to reinvest all distributions of income and capital gains.

7.               SUBSCRIBER understands and acknowledges that, in selling the Shares to SUBSCRIBER, the Trust is relying on the representations made and information supplied in this Subscription Agreement to determine that the sale of the Shares to SUBSCRIBER complies with (or meets the requirements of any applicable exemption from) the Securities Act of 1933, as amended (the “1933 Act”), and applicable state securities laws.

8.               SUBSCRIBER represents that it is acquiring the Shares subscribed for by this Subscription Agreement for its own account for investment only and not with a view to any resale or distribution.

9.               SUBSCRIBER represents that it (either alone or together with its purchaser representative, whose identity has been disclosed to the Trust, if any) has such knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of the investment represented by the Trust and that SUBSCRIBER is able to bear the economic risk of this investment including the risk of loss of the investment.

6

10.         SUBSCRIBER understands that the Trust will offer the Shares only to investors which qualify as “accredited investors” as defined in Regulation D under the 1933 Act.  SUBSCRIBER represents that it qualifies as an “accredited investor” because SUBSCRIBER is described in the paragraph or paragraphs indicated below:

(check one or more)

•                                          A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with his or her spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

•                                          A natural person whose individual net worth, or joint net worth with his or her spouse, exceeds $1,000,000 at the time of purchase of the Shares.

•                                          A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D of the 1933 Act.

•                                          An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Shares offered, with total assets in excess of $5,000,000.

•                                          A private business development company as defined in Section 202(a)(22) of the 1940 Act.

•                                          A bank as defined in Section 3(a)(2) of the 1933 Act, or savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the 1933 Act; an investment company registered under the 1940 Act, or a business development company as defined in Section 2(a)(48) of the 1940 Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

•                                          A Trustee or Executive Officer of the Trust whose purchase exceeds $1,000,000.

•                                          An entity in which all of the equity owners are accredited investors as defined above.

7

11.         SUBSCRIBER represents that it is a resident of (or, if SUBSCRIBER is an entity, its principal offices are located in)                                                                     .

(U.S. State or foreign country, as applicable)

12.         SUBSCRIBER understands that the Trust may reject investors that qualify as “foreign financial institutions” as defined in 31 CFR 103.175(h).  SUBSCRIBER further understands that, under anti-money laundering due diligence requirements imposed by the U.S. Department of the Treasury’s Financial Crimes Enforcement Network (“FinCEN”), the Trust is required to establish and apply policies, procedures, and controls reasonably designed to detect and report money laundering through accounts that it may establish or maintain for foreign financial institutions.  SUBSCRIBER represents that it has indicated below each paragraph, if any, that describes it:

(check all that apply)

☐                                    A foreign bank.

☐                                    A branch or office located outside of the United States of any financial institution that is subject to the anti-money laundering due diligence requirements imposed by FinCEN, including any federally-regulated bank, broker-dealer, futures commission merchant or introducing broker, or mutual fund.

☐                                    A person organized under foreign law (other than a branch or office of such person in the United States) that, if it were located in the United States, would be subject to the anti-money laundering due diligence requirements imposed by FinCEN, including any foreign bank, broker-dealer, futures commission merchant or introducing broker, or mutual fund.

☐                                    A person organized under foreign law (other than a branch or office of such person in the United States) that is engaged in the business of and is readily identifiable as a currency dealer or exchanger, or a money transmitter (unless such activities are merely incidental to the person’s business).

☐                                    A person otherwise qualifying as a “foreign financial institution” as defined in 31 CFR 103.175(h).

13.         SUBSCRIBER agrees to promptly notify the Trust of any development that causes any of the representations made or information supplied in this Subscription Agreement to be untrue at any time.

14.         SUBSCRIBER understands that the Shares are not publicly traded and that there will be no public market for the Shares upon completion of the Offering.

15.         SUBSCRIBER understands and agrees that the Shares are being sold in a transaction which is exempt from the registration requirements of the 1933 Act and, in certain cases, of state securities laws, and that such interests will be subject to transfer restrictions under the 1933 Act and applicable state securities laws and, except to the extent that redemption is permitted as described in the Placement Memorandum and the SAI, must be held indefinitely unless subsequently registered under the 1933 Act and applicable

8

state securities laws or an exemption from such registration is available.  The undersigned further understands and agrees that the Trust is under no obligation to register such Shares and that any exemptions are extremely limited.

16.         SUBSCRIBER agrees to transfer all or any part of its Shares only in compliance with all applicable conditions and restrictions contained in this Subscription Agreement, the Placement Memorandum, the SAI, the 1933 Act and any applicable state securities laws.

17.         SUBSCRIBER hereby agrees that (i) any information provided or otherwise made available to SUBSCRIBER regarding portfolio holdings of the Trust is the confidential property of the Trust and may not be traded upon; (ii) access to such information will be limited to SUBSCRIBER’S employees and agents who are subject to a duty to keep and treat such information as confidential; and (iii) upon written request from the Trust or Martin Currie, Inc., SUBSCRIBER shall promptly return or destroy such information.

18.         SUBSCRIBER hereby agrees to be bound by all terms and conditions of this Subscription Agreement.

19.         SUBSCRIBER hereby agrees to supply the Trust with a completed U.S. Internal Revenue Service Form W-9; or, if SUBSCRIBER is an exempt foreign person, the proper form of U.S. Internal Revenue Service Form W-8BEN.  Such Forms when delivered will be fully and accurately completed.

20.         SUBSCRIBER hereby agrees to provide the Trust and/or its service providers with other information and documents that will allow the Trust to verify the identity of SUBSCRIBER.  SUBSCRIBER understands that if such information is not provided, the Trust may not be able to open an account for SUBSCRIBER.  SUBSCRIBER understands that if the Trust is unable to verify SUBSCRIBER’s identity or believes the account is being used for fraudulent or illegal purposes, the Trust reserves the right to close the account and to take such other steps as the Trust deems reasonable.  SUBSCRIBER further understands that the Trust or its service providers may release confidential information about SUBSCRIBER to proper authorities if the Trust or its service providers, in their sole discretion, determine that it is in the best interests of the Trust in light of applicable laws or regulations concerning money laundering and similar activities.

This Subscription Agreement shall be governed by and construed under the laws of The Commonwealth of Massachusetts and is intended to take effect as an instrument under seal and shall be binding on SUBSCRIBER in accordance with its terms.

Please sign this Subscription Agreement exactly as you wish your Shares to be registered.  (The information supplied by you below should conform to that given on the cover page).

9

IMPORTANT INFORMATION ABOUT PROCEDURES FOR

SUBSCRIBING TO THE TRUST

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account with the Trust.

What that means for you:  When you subscribe for shares of the Trust, you will be asked for information, such as your name, address, date of birth and other information that will allow the Trust to identify you.  The Trust may also ask to see other identifying documents (such as a driver’s license, articles of incorporation or trust deed).

Dated:	,	Name of SUBSCRIBER:

By:

Name of Person Signing if different
from SUBSCRIBER:
(please print)

Capacity:
(please print)

Accepted:

MARTIN CURRIE BUSINESS TRUST

By:
Name:
Title:

A copy of the Agreement and Declaration of Trust establishing the Trust is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this Subscription Agreement is executed on behalf of the Trust by officers of the Trust as officers and not individually and that the obligations of or arising out of this Agreement are not binding upon any of the trustees, officers or shareholders of any Fund individually but are binding only upon the assets and property belonging to the Funds.

10

MARTIN CURRIE BUSINESS TRUST

MCBT Global Equity Fund

MCBT All Countries World ex U.S. Fund

MCBT Opportunistic EAFE Fund

MCBT Global Emerging Markets Fund

MCBT Pan European Select Fund

[formerly MCBT Pan European Mid Cap Fund]

STATEMENT OF ADDITIONAL INFORMATION

August 29, 2008

This Statement of Additional Information is not a prospectus.  This Statement of Additional Information relates to the Martin Currie Business Trust Private Placement Memorandum dated August 29, 2008, and should be read in conjunction therewith.  Certain disclosure has been incorporated by reference to portions of the Trust’s Annual Report to Shareholders.  A free copy of the Trust’s Annual Report to Shareholders or Private Placement Memorandum may be obtained by writing or telephoning (by collect call) Martin Currie Business Trust, Saltire Court, 20 Castle Terrace, Edinburgh, Scotland EH1 2ES (Attention: Client Services), tel. 011-44-131-229-5252, fax 011-44-131-222-2527 or c/o Martin Currie Investor Services, Inc., 1350 Avenue of the Americas, Suite 3010, New York, New York, 10019 (Attention: Jamie Sandison/ David Rochman), tel. 212-258-1900, fax 212-258-1919.

TABLE OF CONTENTS

INVESTMENT OBJECTIVES, POLICIES AND RESTRICTIONS	1

MANAGEMENT OF THE TRUST	7

PROXY VOTING POLICIES	10

CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES	12

INVESTMENT ADVISORY AND OTHER SERVICES	13

DISTRIBUTION AND SERVICING PLANS	17

PORTFOLIO TRANSACTIONS AND BROKERAGE	17

DESCRIPTION OF THE TRUST	19

HOW TO BUY SHARES	21

NET ASSET VALUE AND OFFERING PRICE	21

REDEMPTIONS	22

INCOME DIVIDENDS, CAPITAL GAIN DISTRIBUTIONS AND TAXES	22

FINANCIAL STATEMENTS	32

INVESTMENT OBJECTIVES, POLICIES AND RESTRICTIONS

The investment objective and policies of each series (“Fund”) of Martin Currie Business Trust (the “Trust”), are summarized in the Private Placement Memorandum under “Risk / Return Summary,” “Description of the Funds” and “More Information About the Funds’ Investment Strategies and Risks.”  The investment objective and policies of each Fund set forth in the Private Placement Memorandum and in this Statement of Additional Information may be changed by the Trust’s trustees, without shareholder approval except that any policy explicitly identified as “fundamental” may not be changed without the approval of the holders of a majority of the outstanding shares of the relevant Fund (which means the lesser of (i) 67% of the shares of that Fund represented at a meeting at which 50% of the outstanding shares are represented or (ii) more than 50% of the outstanding shares).

In addition to its investment objective and policies set forth in the Private Placement Memorandum, the following investment restrictions are policies of each Fund (and those marked with an asterisk are fundamental policies of each Fund):

Each Fund will not:

*(1)  Act as underwriter of securities issued by other persons, except to the extent that, in connection with the disposition of portfolio securities, it may be deemed to be an underwriter under certain federal securities laws.

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*(2)  Change its classification pursuant to Section 5(b) of the 1940 Act from a “diversified” management investment company to a “non-diversified” one without shareholder approval.

*(3)  Borrow money in excess of 10% of its total assets (taken at cost) or 5% of its total assets (taken at current value), whichever is lower, nor borrow any money except as a temporary measure for extraordinary or emergency purposes, however, any sale coupled with an agreement to repurchase or any Fund’s use of reverse repurchase agreements and “dollar roll” arrangements shall not constitute borrowing by such Fund for purposes of this restriction.

*(4)  Purchase or sell real estate or interests in real estate, except that the Fund may purchase and sell securities that are secured by real estate or interests in real estate and may purchase securities issued by companies that invest or deal in real estate.

*(5)  Invest in commodities, except that the Fund may invest in financial futures contracts and options thereon, and options on currencies.

*(6)  Make loans to others, except through the purchase of qualified debt obligations, the entry into repurchase agreements and/or the making of loans of portfolio securities consistent with the Fund’s investment objectives and policies.

*(7)  Purchase any securities which would cause more than 25% of the value of the Fund’s total assets at the time of purchase to be invested in the securities of issuers conducting their principal business activities in the same industry; provided that there shall be no limit on the purchase of U.S. government securities, including securities issued by any agency or instrumentality of the U.S. government, and related repurchase agreements.  The Securities and Exchange Commission (“SEC”) takes the position that government securities of a single foreign country (including agencies and instrumentalities of such government, to the extent such obligations are backed by the assets and revenues of such government) are a separate industry for these purposes.

*(8)  Pledge, hypothecate, mortgage or otherwise encumber the Fund’s assets except to secure borrowings and as margin or collateral for financial futures, swaps, and other negotiable transactions in the over-the-counter market.

*(9)  Issue any senior securities except to the extent permitted by applicable law, regulation or order (for purposes of this restriction, collateral arrangements with respect to any type of swap, option, forward contract or future contract and collateral arrangements with respect to initial and variation margin are not deemed to involve the issuance of a senior security).

The Trust understands that the staff of the SEC deems certain transactions that a Fund may enter into to involve the issuance of a senior security unless certain cash, U.S. government securities, high grade debt instruments or other liquid securities are deposited in a segregated account or are otherwise covered.  Such transactions include: short sales, reverse repurchase

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agreements, forward contracts, futures contracts and options thereon, options on securities and currencies, dollar rolls, and swaps, caps, floors and collars.

Line of Credit

Each Fund may borrow pursuant to an unsecured uncommitted line of credit with State Street Bank and Trust Company (“State Street Bank”) for temporary and extraordinary or emergency purposes, including covering liquidity needs such as those that may arise in the event of heavy redemptions of Fund shares in a short period of time.

Convertible Securities

Convertible securities are fixed income securities that may be converted at either a stated price or a stated rate into underlying shares of common stock.  Convertible securities have general characteristics similar to both fixed income and equity securities.  Although to a lesser extent than with fixed income securities generally, the market value of convertible securities tends to decline as interest rates increase and, conversely, tends to increase as interest rates decline.  In addition, because of the conversion feature, the market value of convertible securities tends to vary with fluctuations in the market value of the underlying common stocks and, therefore, also will react to variations in the general market for equity securities.

Like fixed income securities, convertible securities are investments which provide for a stable stream of income with generally higher yields than common stocks.  Of course, like all fixed income securities, there can be no assurance of current income because the issuers of the convertible securities may default on their obligations.  Convertible securities, however, generally offer lower interest or dividend yields than non-convertible securities of similar quality because of the potential for capital appreciation.  A convertible security, in addition to providing fixed income, offers the potential for capital appreciation through the conversion feature, which enables the holder to benefit from increases in the market price of the underlying common stock.  However, there can be no assurance of capital appreciation because securities prices fluctuate.

Convertible securities generally are subordinated to other similar but non-convertible securities of the same issuer, although convertible bonds enjoy seniority in right of payment to all equity securities, and convertible preferred stock is senior to common stock of the same issuer.  Because of the subordination feature, however, convertible securities typically have lower ratings than similar non-convertible securities.

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Yankee Bonds

The Funds may invest in U.S. dollar denominated bonds sold in the United States by non-U.S. issuers (“Yankee bonds”).  The Funds may hold such bonds of any credit quality.  As compared with bonds issued in the United States, such bond issues normally carry a higher interest rate but are less actively traded.

Repurchase Agreements

Pursuant to guidelines adopted by the trustees of the Trust, each Fund may enter into repurchase agreements, by which the Fund purchases a security and obtains a simultaneous commitment from the seller (a bank or, to the extent permitted by the 1940 Act, a recognized securities dealer) to repurchase the security at an agreed upon price and date (usually seven days or less from the date of original purchase).  The resale price is in excess of the purchase price and reflects an agreed upon market rate unrelated to the coupon rate on the purchased security.  Such transactions afford the Funds the opportunity to earn a return on temporarily available cash at minimal market risk.  While the underlying security may be a bill, certificate of indebtedness, note or bond issued by an agency, authority or instrumentality of the U.S. Government, the obligation of the seller is not guaranteed by the U.S. Government and there is a risk that the seller may fail to repurchase the underlying security.  In such event, the Fund would attempt to exercise rights with respect to the underlying security, including possible disposition in the market.  However, the Fund may be subject to various delays and risks of loss, including (a) possible declines in the value of the underlying security during the period while the Fund seeks to enforce its rights thereto and (b) inability to enforce rights and the expenses involved in attempted enforcement.  Pursuant to the guidelines, Martin Currie, Inc. (the “Manager”) maintains an approved list of banks and non-bank dealers with which the Trust may engage in repurchase agreement transactions and the Manager may propose changes to such list which are reviewed by the trustees of the Trust on at least a quarterly basis.

Currently, State Street Bank is the only counterparty on the approved list.

Investment Companies and Transactions with Affiliates

Each of the Funds may invest up to 10% of its total assets through investment companies, private equity funds, or other collective investment vehicles, including those designed to permit investments in a portfolio of securities listed in a particular country or region, particularly in the case of countries in which such an investment vehicle is the exclusive or main vehicle for foreign portfolio investment.  The Trust takes the position that this limitation and the other applicable provisions of the 1940 Act do not apply to foreign investment companies not required to register under the 1940 Act due to their private placement of shares and the limited number and/or sophistication of their shareholders.  As a shareholder of these kinds of investment vehicles, a Fund may indirectly bear fees which are in addition to the fees the Fund pays its own service providers.  To the extent a Fund invests in an affiliated fund, these assets are excluded for purposes of calculating the management fee payable by the Fund to the Manager.

Section 17(a) of the 1940 Act prohibits most purchase and sale transactions between a

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registered investment company and its affiliates (and their affiliates), including transactions between separate series of a single investment company.  Thus, the sale or purchase of securities or other property to or from any Fund by an affiliate of such Fund (or an affiliate of such an affiliate) is prohibited.  This would include any other Fund, and any other investment company or account managed by the Manager or an affiliate.  Rule 17a-7 under the 1940 Act provides an exemption for sales and purchases among investment companies and other persons (or accounts) which are affiliated solely by reason of having a common investment adviser (or affiliated investment advisers), common board members and/or common officers, provided that certain conditions (designed to ensure that the transaction is fair to the investment company) are met.  Rule 17a-7 requires that the trustees of an investment company adopt procedures designed to ensure that any transactions subject to the rule comply with the rule’s conditions and that the trustees review all transactions effected pursuant to such procedures on a quarterly basis.  The trustees of the Trust approved such procedures governing transactions permitted by Rule 17a-7 on June 6, 1994, and approved amendments to such procedures on January 17, 2002.

Temporary Defensive Strategies

For temporary defensive purposes, each Fund may vary its investment policy during periods in which conditions in certain countries or securities markets or other economic or political conditions warrant.  For discussion of the types of investments each Fund may make in assuming a temporary defensive position, see “Description of the Funds” and “More Information About the Funds’ Investment Strategies and Risks – Temporary Defensive Strategies” in the Private Placement Memorandum.

Loans of Portfolio Securities

Each of the Funds may make secured loans of its portfolio securities, on either a short-term or long-term basis, amounting to not more than 33 1/3% of its total assets, thereby realizing additional income. The risks in lending portfolio securities, as with other extensions of credit, consist of possible delay in recovery of the securities or possible loss of rights in the collateral should the borrower fail financially. If a borrower defaults, the value of the collateral may decline before the Fund can dispose of it. As a matter of policy, securities loans are made to broker-dealers pursuant to agreements requiring that the loans be continuously secured by collateral consisting of cash or short-term debt obligations at least equal at all times to the value of the securities on loan, “marked-to-market” daily. The borrower pays to the Fund an amount equal to any dividends or interest received on securities lent. The Fund retains all or a portion of the interest received on investment of the cash collateral or receives a fee from the borrower. The Fund generally also bears the risk of loss associated with investment of the collateral. Although voting rights, or rights to consent, with respect to the loaned securities may pass to the borrower, the Fund retains the right to call the loans at any time on reasonable notice, and it will do so to enable the Fund to exercise voting rights on any matters materially affecting the investment. The Fund may also call such loans in order to sell the securities. The Fund may pay fees in connection with arranging loans of its portfolio securities.

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Disclosure of Portfolio Holdings

The Trust has adopted policies and procedures with respect to the disclosure of the Funds’ portfolio holdings.  To the extent permitted under applicable law, the Trust’s procedures permit portfolio holdings information to be disclosed prior to the time that such information is disclosed through a public filing with the SEC to (i) the Manager (and its affiliates), (ii) third party service providers who require access to the information to fulfill their duties to the Fund (including the Funds’ custodian and administrator, the Funds’ transfer agent, the Funds’ independent registered public accounting firm, pricing services, proxy voting services, broker-dealers when requesting bids for or price quotations on securities and brokers in the normal course of trading), and (iii) shareholders and prospective investors (or their consultants and agents) of the Funds under the circumstances described below.

The Trust’s policies and procedures permit disclosure of nonpublic portfolio holdings information to Fund shareholders (or their consultants or agents) provided that disclosure is made to all shareholders of a Fund in the same scope, at the same time, with the same frequency and after the same period of lag time.  The policies and procedures also permit such disclosure to prospective shareholders (or their consultants or agents) who are accredited investors and who request such information from the Manager in connection with their consideration of an investment in a Fund.  Such information is made available to all requesting prospective qualified shareholders in the same scope (unless a more limited scope is requested), at the same time (which shall be no earlier than the day next following the day on which the information has been made available to all shareholders) and after the same period of lag time (approximately 7 days).  New investors in a Fund will be required to complete a subscription agreement (see Exhibit A to the Private Placement Memorandum) that contains provisions requiring that portfolio holdings information be kept confidential and prohibiting trading based on such information.

In addition, disclosure of a Fund’s nonpublic portfolio holdings information may be made to other persons if (i) the recipients are subject to a confidentiality agreement with respect to such information, (ii) the Trust’s Chief Executive Officer and/or Chief Compliance Officer (an “Authorizing Person”) determines that disclosure is in the best interest of the Fund and its shareholders, and (iii) the information is limited to that which the Manager believes is reasonably necessary to serve the purposes for which disclosure has been approved.  Disclosure of portfolio holdings information made to such other persons must be reported to the trustees at their next regularly scheduled meeting.

In general, an Authorizing Person is authorized to disclosure portfolio holding information only in accordance with the Trust’s policies and procedures regarding portfolio holdings.  An Authorizing Person may approve exceptions to the policy if he or she determines disclosure to be in the best interests of a Fund and its shareholders.  Such exceptions must be reported to the trustees at their next regularly scheduled meeting.  A Fund’s portfolio holdings may not be disclosed for compensation.  The Trust may modify its policies and procedures regarding portfolio holdings disclosure at any time without notice.

Separate account clients of the Manager (and its affiliates) have access to their portfolio holdings and are not subject to the Funds’ portfolio holdings disclosure policies.  Some of the separate accounts managed by the Manager (or its affiliates) have substantially similar

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investment objectives and strategies, and therefore potentially similar portfolio holdings as the Funds.  As a result, any persons with access to holdings information regarding such a separate account may indirectly acquire information about the portfolio holdings of, or transactions by, any Fund with similar or identical holdings.

MANAGEMENT OF THE TRUST

Information about the Trust’s trustees and officers appears below. The address of each trustee and officer is c/o Martin Currie, Inc., Saltire Court, 20 Castle Terrace, Edinburgh, Scotland EH1 2ES.

Interested Trustee

The trustee below is an “interested person” (as defined in the 1940 Act) because he is an employee of the Manager.

Name and Age	Position(s) Held with Fund	Position Held Since(1)	Number of Portfolios in Fund Complex Overseen by Trustee(2)	Principal Occupations During Past Five Years (3)
Timothy J.D. Hall 46	Trustee and President	2000	3

Director of Martin Currie (Holdings) Limited (parent company); Member of the main board of Martin Currie Limited (parent company); Managing Director and Vice President of Martin Currie Inc.; Chairman of Martin Currie Retirement and Death Benefit Plan (pension fund); Chairman of Martin Currie Charitable Foundation; Director of the following companies: Martin Currie Investment Management Limited, Martin Currie Services Limited, (investment management), Martin Currie Trustees Limited, (trustee company), Martin Currie Global Investors Limited (investment management), Marview Investment Partnership LLP, Moorgate Investment Management Ltd.

Non-Interested Trustees

Each trustee below is not an “interested person” (as defined in the 1940 Act).

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Name and Age	Position(s) Held with Fund	Position Held Since(1)	Number of Portfolios in Fund Complex Overseen by Trustee(2)	Principal Occupations During Past Five Years (3)
Simon D. Eccles 73	Trustee	1994	3

Director, Sherrill House, Inc. (not-for-profit nursing home). Formerly: Chairman of, Consultant to and Director of BFS Absolute Trust PLC (closed-end fund); Director of 10/10 Digital Ltd. (consultancy).

Patrick R. Wilmerding 65	Trustee	1994	3

Self-employed investment manager; Member of Advisory Committee to HealthpointCapital Fund I (private equity fund); Director of The Providence Journal (newspaper). Formerly: Director of Lenox Capital (private equity firm) and Division Executive of The First National Bank of Boston (bank).

Officers (Other than Officers Who Are Also Trustees)

Name and Age	Position(s) Held with Fund	Position Held Since (1)	Principal Occupations During Past Five Years(3)
Ralph Campbell 41	Vice President and Treasurer	2005

Director of Martin Currie (Holdings) Limited (parent company); Member of the main board of Martin Currie Limited (parent company); President and Director of Martin Currie (Bermuda) Limited; Director of the following companies: Martin Currie Investment Management Limited, Martin Currie Trustees Limited (trustee company), Martin Currie Inc., Martin Currie Management Limited, Moorgate Investment Management Limited, Western Canada Investment Company Limited, Marview Investment Partnership LLP. Formerly: Director of Finance of GE Capital Auto Financing.

Jacqui Hughes 35	Vice President and Chief Compliance Officer	2006	Compliance officer for the group of companies owned by Martin Currie Limited; Director of Martin Currie Inc.; Director of Martin Currie Investment Management Limited.
Lorraine McFarlane 45	Clerk	2002	Senior Risk & Compliance Adviser, Martin Currie Investment Management Limited.

(1)  There is no stated term of office for the trustees.  The President, Treasurer and Clerk are elected annually by the trustees.  Other officers may be elected or appointed by the trustees at any time.

(2)  The trustees oversee the Opportunistic EAFE Fund, the Global Emerging Markets Fund and the Pan European Select Fund.  The All Countries World ex U.S. Fund and the Global Equity Fund are not currently in operation.

(3)  Previous positions during the past five years with any company within the Martin Currie group of companies (the “Martin Currie Group”) are omitted if not materially different from the positions listed.

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The trustees of the Trust are responsible for generally overseeing the conduct of Fund business.  The trustees meet periodically throughout the year to oversee the Trust’s activities, review contractual arrangements with service providers, monitor compliance with regulatory requirements, and review performance.  Subject to such policies as the trustees may determine, the Manager furnishes a continuing investment program for each Fund and makes investment decisions on its behalf.  Subject to the control of the trustees, the Manager also manages each Fund’s other affairs and business.

On October 30, 2001, the Trust established a Valuation Committee of the Trustees to exercise the trustees’ powers and responsibilities with respect to the valuation of the Trust’s portfolio securities and other assets in observance of valuation procedures adopted by the trustees, as amended from time to time.  The Valuation Committee members are Messrs. Wilmerding and Hall.  The Valuation Committee held no meetings during the last fiscal year.

The Trust has established a Nominating Committee of the Trustees to exercise the trustees’ powers and responsibilities with respect to the election of Independent Trustees.  The Nominating Committee recommends Independent Trustee candidates to the Independent Trustees.  The Nominating Committee does not consider nominees recommended by shareholders.  The Nominating Committee members are Messrs. Eccles and Wilmerding.  The Nominating Committee held no meetings during the last fiscal year.

As of December 31, 2007, except as set forth in the following table, none of the non-interested trustees were beneficial or record owners of any securities in (i) the Trust, (ii) the Manager or (iii) a person (other than a registered investment company) directly or indirectly controlling, controlled by, or under common control with an investment adviser or principal underwriter of the Funds.

Name of Trustee	Name of Owner and Relationship to Trustee	Company	Title of Class	Value of Securities	Percent of Class
Patrick R. Wilmerding	Loon Limited Partnership (family limited partnership of which Patrick R. Wilmerding is the general partner)	Martin Currie Absolute Return Fund Ltd. – China Fund(1)	U.S. Dollar Class	$293,738.75	0.44%
Simon Eccles	Simon Eccles	Martin Currie Absolute Return Fund Ltd – China Fund(1)	U.S. Dollar Class	$175,738.25	0.27%

(1)  The Martin Currie Absolute Return Fund Ltd. – China Fund is a foreign investment fund advised by an entity under common control with the Manager, and therefore could be deemed to be under common control with the Manager.

The following table sets forth a summary of the compensation paid by the Funds to each of the trustees for the fiscal year ended April 30, 2008.  The Trust pays no compensation to its officers or to the trustee listed who is an interested person of the Trust.

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Name & Position	Aggregate Compensation from Fund	Pension or Retirement Benefits Accrued As Part of Funds’ Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation From Fund and Fund Complex Paid to Trustees
Patrick R. Wilmerding, Trustee	$25,000	—	—	$25,000
Simon D. Eccles, Trustee	$25,000	—	—	$25,000
Timothy J.D. Hall, Trustee and President(1)	—	—	—	—

(1)  Interested trustee.

Codes of Ethics

Each of the Trust and the Manager has adopted a Code of Ethics under Rule 17j-1 of the 1940 Act containing provisions and requirements designed to identify and address certain conflicts of interest between the personal investment activities of personnel of the Trust or of the Manager and the interests of the Funds.  These Codes of Ethics permit personnel to invest in securities, including securities that may be purchased or held by the Funds, subject to restrictions.

PROXY VOTING POLICIES

The trustees of the Trust have delegated to the Manager responsibility for voting the proxies relating to securities held by the Funds, subject to the trustees’ continuing oversight.  The Manager has adopted a Statement of Policies and Procedures for Voting Proxies (the “Policies and Procedures”) designed to ensure that it votes proxies in the best interests of its clients, including the Trust.  As set out in the Policies and Procedures, the Manager has appointed a third party, Risk Metrics (“ISS”) to carry out its proxy voting.  The way ISS vote on recommendations is based on their research and according to set guidelines (“ISS/NAPF guidelines”) agreed with Martin Currie Limited.  The Manager is a wholly-owned subsidiary of Martin Currie Limited.  “NAPF” stands for National Association of Pension Funds.  Where the Manager wishes the vote to be contrary to the ISS/NAPF guidelines, an instruction to do so will be given to ISS.  Where Martin Currie Limited votes against the ISS/NAPF guidelines, evidence will be retained to show the reason why.

It is the general policy of the ISS/NAPF guidelines to support the management of the companies in which Martin Currie Limited invests.  Votes will therefore generally be cast in accordance with management’s proposals.  The Policies and Procedures show how ISS will carry out proxy voting relating to specific issues, such as the election of directors, the appointment of auditors, changes to a company’s charter, articles of incorporation or bylaws, corporate restructurings, mergers and acquisitions, transparency and accountability in corporate governance, proposals regarding social, political and environmental issues and executive compensation.  The Manager reserves the right to depart from the ISS/NAPF guidelines in order to avoid voting decisions that it believes may be contrary to its clients’ (including the Trust’s) best interests.  The Policies and Procedures note that protection for shareholders may vary

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significantly from jurisdiction to jurisdiction in which the Manager invests, and in some cases may be substantially less than in the U.S. or other developed countries.

The Manager’s Middle Office team is responsible for the coordination of proxy voting with ISS.  The Manager’s Chief Compliance Officer and Risk & Compliance team annually reviews the ISS/NAPF guideline and considers specific proxy voting matters in certain situations.  The Manager recognizes that there is a potential conflict of interest when it votes a proxy solicited by an issuer with whom it has a material business or personal relationship that may affect how it votes on the issuer’s proxy.  As a third party is voting according to set guidelines, a conflict of interest will not exist where the client is voted in accordance with those guidelines.  However if a Product or Sector Manager requests that the Manager votes contrary to its policy or the ISS/NAPF guidelines for a client with whom we have any material business or personal relationship, the matter will be referred to the Chief Compliance Officer or Risk & Compliance team by the Middle Office for their consideration and review.  The Manager would consider a possible conflict of interest to exist where proxy votes are issued by existing clients or where Martin Currie Limited holds a significant voting percentage of the company.

The Policies and Procedures note that proxy voting in certain countries requires “share blocking,” which requires shareholders wishing to vote their proxies to deposit their shares shortly before the date of the meeting (usually one week) with a designated depositary.  During this blocking period, shares that will be voted at the meeting cannot be sold until the meeting has taken place and the shares are returned to the clients’ custodian banks.  The Policies and Procedures note that the Manager may determine that the value of exercising the vote does not outweigh the detriment of not being able to transact in the shares during this period.  In such cases, the Manager may abstain from voting the affected shares.

The Manager acknowledges that, when any Fund lends its portfolio securities, the Manager and the Trustees of the Trust retain a fiduciary obligation with respect to the voting of proxies relating to such securities, and it is each Fund’s policy to recall the securities in the event of a shareholder vote on a material event affecting the security on the loan.  The Manager will use its best efforts such that under the Funds’ securities lending arrangements, each Fund retains the right to recall a loaned security and to exercise the security’s voting rights.  In order to vote the proxies of securities out on loan, a Fund must recall the securities prior to the established record date.  The Manager will use its best efforts to recall securities on loan on behalf of a Fund and to vote proxies relating to such securities if the Manager determines that such proxies involve a material event affecting the loaned securities.  The Manager may utilize third party service providers to assist it in identifying and evaluating whether an event is material, and to assist it in recalling loaned securities for proxy voting purposes.

Information regarding how the Funds voted proxies related to portfolio securities during the most recent 12-month period ended June 30 is available (i) without charge, upon request, by calling collect 1-212-258-1900 (Attention: Jamie Sandison / David Rochman); and (ii) on the website of the SEC at http://www.sec.gov.

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CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

The following table sets forth the name, address and percentage ownership of the control persons and each other holder of 5% or more of a Fund’s outstanding securities as of July 31, 2008.  Other than those shareholders noted below, the Trust believes that no person or group owns, of record or beneficially, 5% or more of the shares of any Fund.  A holder is deemed to control a Fund through possession of beneficial ownership, either directly or indirectly, of more than 25% of the Fund’s shares.

As of July 31, 2008, the officers and Trustees of the Trust as a group beneficially owned less than 1% of the then outstanding shares of each class of shares of the Funds.

Opportunistic EAFE Fund

Shareholder	Address	Percentage of Shares Held
City of Dearborn Heights Police & Fire Retirement	411 West Lafayette Detroit, MI 48275	5.2%
Berrien County Employee Amended Retirement Plan	701 Main Street St. Joseph, MI 49065	9.3%
YRC Worldwide Inc.	10990 Roe Avenue Overland Park, KS 66211	31.8%
Garden City Employee Retirement System	1111 Polaris Parkway, Suite 2N Columbus, OH 43240	6.0%
Rush Endowment Fund	1700 West Van Buren Street Chicago, IL 60612	17.4%
Rush Master Retirement Trust	1700 West Van Buren Street Chicago, IL 60612	21.1%

Global Emerging Markets Fund

Shareholder	Address	Percentage of Shares Held
Pennsylvania Public Schools Employee Retirement System	P.O. Box 125 Harrisburg, PA 17108-0125	46.2%
State Universities Retirement System of Illinois	1901 Fox Drive P.O. Box 2710 Champaign, IL 61825-2710	19.4%
Mayo Foundation	200 First Street SW Rochester, MN 55905	10.1%
The Robert Wood Johnson Foundation	P.O. Box 2316 Princeton, NJ 08543	5.4%

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Pan European Select Fund

Shareholder	Address	Percentage of Shares Held
Pennsylvania Public Schools Employee Retirement System	P.O. Box 125 Harrisburg, PA 17108-0125	35.0%
State Universities Retirement System of Illinois	1901 Fox Drive P.O. Box 2710 Champaign, IL 61825-2710	14.7%
Mayo Foundation	200 First Street SW Rochester, MN 55905	7.7%
Goldman Sachs Profit Sharing Master Trust	32 Old Slip, 9th Floor New York, NY 10005	5.8%
The New York City Police Pension Fund	1 Centre Street New York, NY 10007	10.0%
Sequoia Holdings, LLC	250 University Avenue Palo Alto, CA 94301	8.7%

INVESTMENT ADVISORY AND OTHER SERVICES

Advisory Agreements.  The Manager serves as the investment adviser of each Fund under a separate investment advisory agreement.  The Manager is a wholly-owned subsidiary of Martin Currie Limited.  Martin Currie (Holdings) Limited is the parent company of the Martin Currie group of companies (the “Martin Currie Group”), which is one of the oldest Scottish investment advisers and provides investment management, advisory, secretarial and administrative services to its clients.  Under each investment advisory agreement, the Manager manages the investment and reinvestment of the assets of the relevant Fund, subject to supervision by the trustees of the Trust.  The Manager furnishes, at its own expense, all necessary office space, facilities and equipment, services of executive and other personnel of the relevant Fund and certain administrative services.  For these services, the investment advisory agreements provide that each Fund shall pay the Manager a quarterly investment advisory fee as stated in the Private Placement Memorandum.

Under each investment advisory agreement, if the total ordinary business expenses of a Fund or the Trust as a whole for any fiscal year exceed the lowest applicable limitation (based on percentage of average net assets or income) prescribed by any state in which the shares of the Fund or the Trust are qualified for sale, the Manager shall pay such excess.  Presently, none of the Funds nor the Trust as a whole is subject to any such expense limitation.

As described in the Private Placement Memorandum, the Manager has agreed to an arrangement to limit the expenses of the All Countries World ex U.S. Fund, the Global Equity Fund and the Opportunistic EAFE Fund.  Also as noted in the Private Placement Memorandum effective April 30, 2008, the Manager agreed to an arrangement to waive certain management fees of the Pan European Select Fund and, effective September 1, 2008, a new investment advisory agreement relating to that Fund, reflecting a lower management fee, was approved.

During each Fund’s last three fiscal years (other than the All Countries World ex U.S. Fund and the Global Equity Fund which have yet to commence operations), if applicable, the

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Manager received the following amount of investment advisory fees from each Fund (before fee reductions and expense assumptions) and bore the following amounts of fee reductions and expense assumptions for each Fund.

	Advisory fees for fiscal year ended April 30,			Fee waivers and expense limitations for fiscal year ended April 30,
	2008	2007	2006	2008		2007	2006
Opportunistic EAFE Fund	$458,529	$178,192	$160,636	$22,200	(1)	$(22,329)	$0
Global Emerging Markets Fund	4,012,185	3,963,040	3,122,282	0		0	0
Pan European Select Fund	1,206,303	1,340,710	1,092,077	0		0	0

(1)            Pursuant to the terms of an expense limitation agreement between the Trust and the Manager, the Manager recouped fee amounts previously waived, subsequent to a decrease in Fund expenses to below the applicable expense limit.

An amendment to an investment advisory agreement may be approved by vote of a majority of the outstanding voting securities of the relevant Fund and/or by vote of a majority of the trustees who are not interested persons, cast in person at a meeting called for the purpose of voting on such approval.  Each investment advisory agreement may be terminated without penalty by vote of the trustees or by vote of a majority of the outstanding voting securities of the relevant Fund, upon sixty days’ written notice, or by the Manager upon sixty days’ written notice and each terminates automatically in the event of its assignment.

Each investment advisory agreement provides that the Manager shall not be subject to any liability in connection with the performance of its services thereunder in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties.

The Manager acts as investment adviser to other registered investment companies and to numerous other corporate and fiduciary clients.  Certain officers and trustees of the Trust also serve as officers, directors and trustees of other investment companies and clients advised by the Manager.  The other investment companies and clients sometimes invest in securities in which the Funds also invest.  If a Fund and such other investment companies or clients desire to buy or sell the same portfolio securities at the same time, purchases and sales may be allocated, to the extent practicable, on a pro rata basis in proportion to the amounts desired to be purchased or sold for each.  It is recognized that in some cases the practices described in this paragraph could have a detrimental effect on the price or amount of the securities which a Fund purchases or sells.  In other cases, however, it is believed that these practices may benefit the Funds.  It is the opinion of the trustees that the desirability of retaining the Manager as adviser for the Funds outweighs the disadvantages, if any, which might result from these practices.

Portfolio Managers   Investment decisions made by the Manager for the Funds are made by committees organized for that purpose.  The following investment managers have primary

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responsibility for the day-to-day management of the Funds: James Fairweather (Opportunistic EAFE Fund), Dariusz Sliwinski (Global Emerging Markets Fund) and Stewart Higgins and Dr. Eric Woehrling (Pan European Select Fund).

Other Accounts Managed by Portfolio Managers   The following table shows information regarding other accounts managed by the four investment managers as of April 30, 2008.

James Fairweather	Number of Accounts	Total Assets in Accounts (US$)	Number of Accounts where advisory fee is based on account performance	Total Assets in Accounts where advisory fee is based on account performance
Registered Investment Companies	1	484,038,448	0	0
Other Pooled Investment Vehicles	4	555,081,917	0	0
Other Accounts	20	4,623,233,982	0	0

Dariusz Sliwinski	Number of Accounts	Total Assets in Accounts (US$)	Number of Accounts where advisory fee is based on account performance	Total Assets in Accounts where advisory fee is based on account performance
Registered Investment Companies	0	0	0	0
Other Pooled Investment Vehicles	2	93,534,217	0	0
Other Accounts	0	0	0	0

Stewart Higgins	Number of Accounts	Total Assets in Accounts (US$)	Number of Accounts where advisory fee is based on account performance	Total Assets in Accounts where advisory fee is based on account performance
Registered Investment Companies	0	0	0	0
Other Pooled Investment Vehicles	3	576,834,486	0	0
Other Accounts	4	1,128,498,134	0	0

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Dr. Eric Woehrling	Number of Accounts	Total Assets in Accounts (US$)	Number of Accounts where advisory fee is based on account performance	Total Assets in Accounts where advisory fee is based on account performance
Registered Investment Companies	0	0	0	0
Other Pooled Investment Vehicles	2	516,637,687	0	0
Other Accounts	4	577,165,731	0	0

Material Conflicts of Interest   The Manager’s individual portfolio managers may manage multiple accounts for multiple clients.  In addition to mutual funds, these other accounts may include separate accounts, collective investment schemes, or offshore funds.  The Manager manages potential conflicts between funds or with other types of accounts through allocation policies and procedures, and internal review processes.  The Manager has developed trade allocation systems and controls to ensure that no one client, regardless of type, is intentionally favored at the expense of another.  Allocation policies are designed to address potential conflicts in situations where two or more funds or accounts participate in investment decisions involving the same securities.

Compensation.  The reward and remuneration structure has been built on a number of core principles.  These principles include:

• challenging the managers to achieve superior performance,

• setting realistic targets and goals,

• retention of talented managers, and

• consistency with firm values.

All staff has financial incentives to achieve excellence in all aspects of their work.  Their personal objectives are directly aligned to the corporate business plan.  Portfolio managers’ compensation consists of: (i) a base salary; and (ii) an annual bonus based on a reward policy that recognizes the disparate remuneration structures in place for hedge fund managers compared to those managers of traditional long equities business.  As portfolio managers of a long equities product, the Trust’s portfolio managers receive an annual bonus of between 60% and 100% of salary, depending on the seniority of the manager, which is keyed to attaining a minimum target performance over an agreed benchmark, together with 5% of net management fee income and 10% of performance fees.  The compensation of portfolio managers of hedge funds managed by the Manager consists of: (i) a base salary; and (ii) a fee income-based bonus of 3% of management fees and 48.5% of performance fees.  Thus, two distinct schemes are in place with regard to compensation, depending on the type of product advised.  They differ in formulaic approach but abide by the same two principles: (i) reward is directly linked to performance objectives; and (ii) individuals are compensated for contributing to product growth.  In both cases we calibrate to industry standards with reference to peer group remuneration surveys.

Product managers who run both long equities vehicles and hedge funds participate in both schemes.  The quantum of the rewards can be materially different.  Product managers are

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obligated to remain focused on all client funds for which they are responsible.  A structured monitoring process, overseen by the Chief Investment Officer, is in place to ensure this is practiced.  Investment performance for all funds is reviewed at least monthly, and daily for representative accounts within product teams.  The personal business development appraisal process and line manager meeting structures also supports this principle.

Ownership of Securities   As of April 30, 2008, no portfolio manager of the Funds beneficially owned equity securities of the Funds.

Custodial Arrangements.  State Street Bank and Trust Company, One Lincoln Street, Boston, Massachusetts 02111, provides certain administrative services to each Fund and serves as the Trust’s custodian.  As such, State Street Bank or sub-custodians acting at its direction hold in safekeeping certificated securities and cash belonging to the Funds and, in such capacity, are the registered owners of securities held in book entry form belonging to the Funds.  Upon instruction, State Street Bank and Trust Company or such sub-custodians receive and deliver cash and securities of the Funds in connection with Fund transactions and collect all dividends and other distributions made with respect to Fund portfolio securities.

Independent Registered Public Accounting Firm.  The Trust’s independent registered public accounting firm is PricewaterhouseCoopers LLP, 125 High Street, Boston, Massachusetts. PricewaterhouseCoopers LLP conducts an annual audit of the Trust’s financial statements and assists in the preparation of the Funds’ federal and state income tax returns.

Affiliated Broker-Dealer.  Martin Currie Investor Services, Inc. (“MCIS”) is under common control with the Manager and was registered with the National Association of Securities Dealers, Inc. on April 23, 1996.  Investors may be solicited for investment in the Funds by MCIS and MCIS may charge a fee for these services.  MCIS does not have custody of customer funds or securities.

DISTRIBUTION AND SERVICING PLANS

The Trust has adopted a distribution and servicing plan pursuant to Rule 12b-1 under the 1940 Act for each Fund (the “Plans”).  The Plans authorize the Manager to spend an amount of the management fees they collect from each Fund up to 0.25% per annum of the average monthly net assets of the relevant Fund for activities or services primarily intended to result in the sale of shares of such Fund or for the provision of personal services to shareholders of such Fund.

PORTFOLIO TRANSACTIONS AND BROKERAGE

In placing orders for the purchase and sale of portfolio securities for each Fund, the Manager always seeks the best price and execution.  Transactions in unlisted securities are carried out through broker-dealers who make the primary market for such securities unless, in the judgment of the Manager, a more favorable price can be obtained by carrying out such transactions through other brokers or dealers.

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The Manager selects only brokers or dealers which it believes are financially responsible, will provide efficient and effective services in executing, clearing and settling an order and will charge commission rates which, when combined with the quality of the foregoing services, will produce the best price and execution for the transaction.  This does not necessarily mean that the lowest available brokerage commission will be paid.  However, the commissions are believed to be competitive with generally prevailing rates.  The Manager will use its best efforts to obtain information as to the general level of commission rates being charged by the brokerage community from time to time and will evaluate the overall reasonableness of brokerage commissions paid on transactions by reference to such data.  In making such evaluation, all factors affecting liquidity and execution of the order, as well as the amount of the capital commitment by the broker in connection with the order, are taken into account.  The Funds may pay a broker a commission at a higher rate than otherwise available for the same transaction in recognition of the value of research services provided by the broker or in recognition of the value of any other services provided by the broker.

Receipt of research services from brokers may sometimes be a factor in selecting a broker that the Manager believes will provide the best price and execution for a transaction.  These research services include not only a wide variety of reports on such matters as economic and political developments, industries, companies, securities, portfolio strategy, account performance, daily prices of securities, stock and bond market conditions and projections, asset allocation and portfolio structure, but also meetings with management representatives of issuers and with other analysts and specialists.  Although it is not possible to assign an exact dollar value to these services, they may, to the extent used, tend to reduce the Manager’s expenses.  Such services may be used by the Manager in servicing other client accounts and in some cases may not be used with respect to the Funds.  Receipt of services or products other than research from brokers is not a factor in the selection of brokers.

The following table sets forth, for each Fund’s last three fiscal years (other than the All Countries World ex U.S. Fund and the Global Equity Fund which have yet to commence operations), if applicable, the aggregate dollar amount of brokerage commissions paid on portfolio transactions during the period. During such periods there were no transactions on which commissions were paid that were directed to brokers providing research services.

	Aggregate brokerage commissions for fiscal year ending April 30,
	2008	2007	2006
Opportunistic EAFE Fund	$169,594	$92,552	$71,555
Global Emerging Markets Fund	1,475,679	1,631,757	1,957,153
Pan European Select Fund	316,131	243,501	441,799

The increase in brokerage commissions paid by the Opportunistic EAFE Fund during fiscal 2007 was due primarily to an increase in portfolio turnover.  The decreases in brokerage commissions paid by the Global Emerging Markets Fund and the Pan European Select Fund during fiscal 2007 were due primarily to a decrease in portfolio turnover.  The increase in brokerage commissions paid by the Opportunistic EAFE Fund during fiscal 2008 was due primarily to a substantial increase in the Opportunistic EAFE Fund’s portfolio size during fiscal

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2008.  The increase in brokerage commission for the Pan European Select Fund was due to an increase in portfolio turnover, while the decrease in Global Emerging Markets Fund was due to a low portfolio turnover and a slight decrease in portfolio size.  Fluctuations from year to year in the brokerage commission amounts presented above, which were primarily incurred in non-U.S. currencies and have been converted into U.S. dollars based on exchange rates at the end of each fiscal year, may have been influenced significantly by changes in exchange rates.

DESCRIPTION OF THE TRUST

The Trust, registered with the SEC as an open-end management investment company, is organized as a Massachusetts business trust under the laws of Massachusetts by an Agreement and Declaration of Trust (the “Declaration of Trust”) dated May 20, 1994, as amended.  The Trust currently consists of five diversified series, being the Funds.

The Declaration of Trust permits the trustees to issue an unlimited number of full and fractional shares of each series.  Each share of each Fund represents an equal proportionate interest in such Fund with each other share of that Fund and is entitled to a proportionate interest in the dividends and distributions from that Fund.  The shares of each Fund do not have any preemptive rights.  Upon termination of any Fund, whether pursuant to liquidation of the Trust or otherwise, shareholders of that Fund are entitled to share pro rata in the net assets of that Fund available for distribution to shareholders.  The Declaration of Trust also permits the trustees to charge shareholders directly for custodial, transfer agency and servicing expenses, although the trustees have no current intention to exercise this power.

The assets received by each Fund for the issue or sale of its shares and all income, earnings, profits, losses and proceeds therefrom, subject only to the rights of creditors, are allocated to, and constitute the underlying assets of, that Fund.  The underlying assets are segregated and are charged with the expenses with respect to that Fund and with a share of the general expenses of the Trust.  Any general expenses of the Trust that are not readily identifiable as belonging to a particular Fund are allocated by or under the direction of the trustees in such manner as the trustees determine to be fair and equitable.  While the expenses of the Trust are allocated to the separate books of account of each Fund, certain expenses may be legally chargeable against the assets of all Funds.

The Declaration of Trust also permits the trustees, without shareholder approval, to issue shares of the Trust in one or more series, and to subdivide any series of shares into various classes of shares with such dividend preferences and other rights as the trustees may designate.  While the trustees have no current intention to exercise this power, it is intended to allow them to provide for an equitable allocation of the impact of any future regulatory requirements that might affect various classes of shareholders differently, or to permit shares of a series to be distributed through more than one distribution channel, with the costs of the particular means of distribution (or costs of related services) to be borne by the shareholders who purchase through that means of distribution.  The trustees may also, without shareholder approval, establish one or more additional separate portfolios for investments in the Trust or merge two or more existing portfolios, to the extent permitted by law.  Shareholders’ investments in such an additional or merged portfolio would be evidenced by a separate series of shares.

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The Declaration of Trust provides for the perpetual existence of the Trust.  The Trust or any Fund, however, may be terminated at any time by vote of at least two-thirds of the outstanding shares of each Fund affected.  The Declaration of Trust further provides that the trustees may also terminate the Trust or any Fund upon written notice to the shareholders.

Voting Rights

As summarized in the Private Placement Memorandum, shareholders are entitled to one vote for each full share held (with fractional votes for each fractional share held) and may vote (to the extent provided in the Declaration of Trust) in the election of trustees and the termination of the Trust and on other matters submitted to the vote of shareholders.

The Declaration of Trust provides that on any matter submitted to a vote of all Trust shareholders, all Trust shares entitled to vote shall be voted together irrespective of series or sub-series unless the rights of a particular series or sub-series would be affected by the vote, in which case a separate vote of that series or sub-series shall also be required to decide the question.  Also, a separate vote shall be held whenever required by the 1940 Act or any rule thereunder.  Rule 18f-2 under the 1940 Act provides in effect that a class shall be deemed to be affected by a matter unless it is clear that the interests of each class in the matter are substantially identical or that the matter does not affect any interest of such class.  On matters affecting an individual series, only shareholders of that series are entitled to vote.  Consistent with the current position of the SEC, shareholders of all series vote together, irrespective of series, on the election of trustees and the selection of the Trust’s independent registered public accounting firm, but shareholders of each series vote separately on other matters requiring shareholder approval, such as certain changes in fundamental investment policies of that series or the approval of the investment advisory agreement relating to that series.

There normally will be no meetings of shareholders for the purpose of electing trustees except that, in accordance with the 1940 Act, (i) the Trust will hold a shareholders’ meeting for the election of trustees at such time as less than a majority of the trustees holding office have been elected by shareholders, and (ii) if, as a result of a vacancy on the board of trustees, less than two-thirds of the trustees holding office have been elected by the shareholders, that vacancy may be filled only by a vote of the shareholders.  In addition, trustees may be removed from office by a written consent signed by the holders of two-thirds of the outstanding shares and filed with the Trust’s custodian or by a vote of the holders of two-thirds of the outstanding shares at a meeting duly called for that purpose, which meeting shall be held upon the written request of the holders of not less than 10% of the outstanding shares.

Upon written request by the holders of shares having a net asset value constituting 1% of the outstanding shares stating that such shareholders wish to communicate with the other shareholders for the purpose of obtaining the signatures necessary to demand a meeting to consider removal of a trustee, the Trust has undertaken to provide a list of shareholders or to disseminate appropriate materials (at the expense of the requesting shareholders).

Except as set forth above, the trustees shall continue to hold office and may appoint successor trustees.  Voting rights are not cumulative.

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No amendment may be made to the Declaration of Trust without the affirmative vote of a majority of the outstanding shares of the Trust, except (i) to change the Trust’s name or to cure technical problems in the Declaration of Trust, (ii) to establish, change or eliminate the par value of any shares (currently all shares have no par value) and (iii) to add to, delete, replace or otherwise modify any provisions relating to the shares for the purpose of (a) responding to applicable laws or (b) designating, establishing or modifying new or existing classes and/or series of Trust shares, provided that the trustees determine that the amendment is consistent with the fair and equitable treatment of all shareholders.

Shareholder and Trustee Liability

Under Massachusetts law shareholders could, under certain circumstances, be held personally liable for the obligations of the Fund of which they are shareholders.  However, the Declaration of Trust disclaims shareholder liability for acts or obligations of each Fund and requires that notice of such disclaimer be given in each agreement, obligation or instrument entered into or executed by the Trust or the trustees.  The Declaration of Trust provides for indemnification out of Fund property for all loss and expense of any shareholder held personally liable for the obligations of the Fund.  Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is considered remote since it is limited to circumstances in which the disclaimer is inoperative and the Fund itself would be unable to meet its obligations.

The Declaration of Trust further provides that the trustees will not be liable for errors of judgment or mistakes of fact or law.  However, nothing in the Declaration of Trust protects a trustee against any liability to which the trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.  The By-Laws of the Trust provide for indemnification by the Trust of the trustees and officers of the Trust except with respect to any matter as to which any such person did not act in good faith in the reasonable belief that such action was in or not opposed to the best interests of the Trust.  No officer or trustee may be indemnified against any liability to the Trust or the Trust’s shareholders to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

HOW TO BUY SHARES

The procedures for purchasing shares of the Funds are summarized in the Private Placement Memorandum under “Purchase of Shares.”

NET ASSET VALUE AND OFFERING PRICE

The net asset value of the shares of each Fund is determined by dividing that Fund’s total net assets (the excess of its assets over its liabilities) by the total number of shares of the Fund outstanding and rounding to the nearest cent.  Such determination is made as of the close of each business day in New York, meaning the close of regular trading on the New York Stock Exchange on any day that the Exchange is open for unrestricted trading.  Equity securities listed on an established securities exchange normally are valued at their last sale price on the exchange where primarily traded.  Equity securities listed on the NASDAQ National Market System are

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valued at the NASDAQ Official Closing Price.  Equity securities listed on an established securities exchange or on the NASDAQ National Market System for which there is no reported sale during the day, and over the counter securities not so listed, are valued at the mean between the last bid and asked price, except that debt obligations with sixty days or less remaining until maturity may be valued at their amortized cost.  Other securities for which current market quotations are not readily available (including certain restricted securities, if any) and all other assets are taken at fair value as determined in good faith by or in accordance with valuation procedures approved by the trustees, although the actual calculations may be made by persons acting pursuant to the direction of the trustees or by pricing services.

Generally, trading in foreign securities markets is substantially completed each day at various times prior to the close of regular trading on the New York Stock Exchange.  Occasionally, events affecting the value of foreign fixed income securities and of equity securities of non-U.S. issuers not traded on a U.S. exchange may occur between the completion of substantial trading of such securities for the day and the close of regular trading on the New York Stock Exchange, which events will not be reflected in the computation of a Fund’s net asset value.  If events materially affecting the value of any Fund’s portfolio securities occur during such period, then these securities will be valued at their fair value as determined in good faith by or in accordance with valuation procedures approved by the trustees.

REDEMPTIONS

The procedures for redemption of Fund shares are summarized in the Private Placement Memorandum under “Redemption of Shares.”

INCOME DIVIDENDS, CAPITAL GAIN DISTRIBUTIONS AND TAXES

As described in the Private Placement Memorandum under the heading “Dividends and Distributions,” each Fund’s policy is to pay out at least annually as dividends to its shareholders substantially all of its investment company taxable income (which includes dividends and any interest the Fund receives from investments and the excess of net short-term capital gains over net long-term capital losses), if any, and to distribute at least annually substantially all of its net capital gains (that is, the excess of net long-term capital gains over net short-term capital losses including capital loss carryovers), if any.  Each Fund’s policy is to declare and pay distributions of its net investment company taxable income and net capital gains annually although any Fund may do so more frequently as determined by the trustees of the Trust to the extent permitted by applicable regulations.

Income dividends and capital gain distributions are payable in full and fractional shares of the relevant Fund, based upon the net asset value determined as of the close of regular trading on the New York Stock Exchange on the record date for each dividend or distribution.  Shareholders, however, may elect to receive their distributions in cash.  The election may be made at any time by submitting a written request directly to the Trust.  In order for a change to be in effect for any dividend or distribution, it must be received by the Trust on or before the record date for such dividend or distribution.

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Scope of discussion.  The following discussion addresses certain U.S. federal income tax considerations that may be relevant to investors that (a) are citizens or residents of the United States, or corporations, partnerships, or other entities created or organized under the laws of the United States or any political subdivision thereof, or estates or trusts that are subject to United States federal income taxation regardless of the source of their income and (b) that hold, directly or indirectly, shares of a Fund as a capital asset (each such investor, a “U.S. shareholder”).

The following discussion provides only limited information about the U.S. federal income tax treatment of shareholders that are not U.S. shareholders, and it does not address the U.S. federal income tax treatment of shareholders that are subject to special tax regimes such as certain financial institutions, insurance companies, dealers in securities or foreign currencies, U.S. shareholders whose functional currency (as defined in Section 985 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”)) is not the U.S. dollar, and persons that hold shares in a Fund as part of a “straddle,” “conversion transaction,” “hedge,” or other integrated investment strategy.  All such prospective and actual shareholders are urged to consult their own tax advisors with respect to the U.S. tax treatment of an investment in shares of a Fund.

The Funds have not sought a ruling from the U.S. Internal Revenue Service (the “I.R.S.”) or an opinion of legal counsel as to any specific U.S. tax matters.  The discussion below as it relates to U.S. federal income tax consequences is based upon the Code and regulations, rulings, and judicial decisions thereunder as of the date hereof.  Such authorities may be repealed, revoked, or modified (possibly on a retroactive basis) so as to result in U.S. federal income tax consequences different from those discussed below.

This discussion is for general information purposes only.  Prospective shareholders should consult their own tax advisors with respect to their particular circumstances and the effect of state, local, or foreign tax laws to which they may be subject.

Taxation of the Fund.  Each Fund is treated as a separate taxable entity for U.S. federal income tax purposes.  Each Fund has elected to be, and intends to qualify each year, as a “regulated investment company” under subchapter M of the Code.  In order to qualify for the special tax treatment accorded regulated investment companies and their shareholders, each Fund must, among other things:

(a) derive at least 90% of its gross income from (i) dividends, interest, payments with respect to certain securities loans, and gains from the sale or other disposition of stock, securities or foreign currencies, or other income (including but not limited to gains from options, futures, or forward contracts) derived with respect to its business of investing in such stock, securities, or currencies and (ii) net income from interests in “publicly traded partnerships” (as defined below);

(b) diversify its holdings so that, at the end of each quarter of the Fund’s taxable year, (i) at least 50% of the market value of the Fund’s total assets consists of cash and cash items, U.S. Government securities, securities of other regulated investment companies, and other securities limited in respect of any one issuer to a value not greater than 5% of the value of the Fund’s total

23

assets and not more than 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of the Fund’s total assets is invested (x) in the securities (other than those of the U.S. Government or other regulated investment companies) of any one issuer or of two or more issuers which the Fund controls and which are engaged in the same, similar, or related trades or businesses or (y) in the securities of one or more qualified publicly traded partnerships (as defined below); and

(c) distribute with respect to each taxable year at least 90% of the sum of its investment company taxable income (as that term is defined in the Code without regard to the deduction for dividends paid – generally taxable ordinary income and the excess, if any, of net short-term capital gains over net long-term capital losses) – and net tax-exempt income, if any, for such year.

In general, for purposes of the 90% income requirement described in (a) above, income derived from a partnership will be treated as qualifying income only to the extent such income is attributable to items of income of the partnership which would be qualifying income if realized by the regulated investment company.  However, 100% of the net income derived from an interest in a “qualified publicly traded partnership” (which is defined as a partnership (i) the interests in which are traded on an established securities market or readily tradable on a secondary market or the substantial equivalent thereof (ii) that derives less than 90% of its income from the qualifying income described in paragraph (a)(i) above and (iii) that derives at least 90% of its income from the passive income sources defined in Code Section 7704(d)) will be treated as qualifying income.  In addition, although in general the passive loss rules of the Code do not apply to regulated investment companies, such rules do apply to a regulated investment company with respect to items attributable to an interest in a qualified publicly traded partnership.

For purposes of meeting the diversification requirement described in (b) above, in the case of a Fund’s investment in loan participations, the Fund shall treat both the financial intermediary and the issuer of the underlying loan as an issuer.  Also, for purposes of paragraph (b) above, the term “outstanding voting securities of such issuer” will include the equity securities of a qualified publicly traded partnership.

If a Fund qualifies as a regulated investment company that is accorded special tax treatment, the Fund will not be subject to federal income or excise taxes on income distributed to its shareholders in the form of dividends (including Capital Gain Dividends, as defined below) in accordance with the timing requirements of the Code.

If a Fund were to fail to qualify as a regulated investment company accorded special tax treatment in any taxable year, the Fund would be subject to tax on all its taxable income, whether or not distributed, at corporate rates, and all distributions from earnings and profits, including any distributions of net long-term capital gains, would be taxable to shareholders as dividend income.  Some portions of such distributions may be eligible for the dividends received deduction in the case of corporate shareholders.  In addition, each Fund could be required to

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recognize unrealized gains, pay substantial taxes and interest and make substantial distributions before requalifying as a regulated investment company that is accorded special tax treatment.

As noted above, each Fund intends to distribute at least annually to its shareholders all or substantially all of its investment company taxable income (computed without regard to the dividends-paid deduction) and its net capital gain.  Investment company taxable income that is retained by a Fund will be subject to tax at regular corporate rates.  If a Fund retains any net capital gain, it will be subject to tax at regular corporate rates on the amount retained, but may designate the retained amount as undistributed capital gains in a notice to its shareholders who (i) will be required to include in income for federal income tax purposes, as long-term capital gain, their shares of such undistributed amount, and (ii) will be entitled to credit their proportionate shares of the tax paid by the Fund on such undistributed amount against their federal income tax liabilities, if any, and to claim refunds on a properly-filed U.S. tax return to the extent the credit exceeds such liabilities.  For federal income tax purposes, the tax basis of shares owned by a shareholder of a Fund will be increased by an amount equal under current law to the difference between the amount of undistributed capital gains included in the shareholder’s gross income and the tax deemed paid by the shareholder under clause (ii) of the preceding sentence.

Treasury regulations permit a regulated investment company, in determining its taxable income, to elect to treat all or part of any net capital loss, any net long-term capital loss or any foreign currency loss incurred after October 31 as if it had been incurred in the succeeding year.  In determining its net capital gains for Capital Gain Dividend purposes, a regulated investment company generally must treat any net capital loss or any net long-term capital loss incurred after October 31 as if it had been incurred in the succeeding year.

If a Fund fails to distribute in a calendar year an amount at least equal to the sum of 98% of its ordinary income for such year and 98% of its capital gain net income for the one-year period ending October 31 (or later if it is permitted to elect and so elects) of such year, plus any retained amount from the prior year, the Fund will be subject to a nondeductible 4% excise tax on the undistributed amounts.  For these purposes, a Fund will be treated as having distributed any amount on which it has been subject to corporate income tax in the taxable year ending within the calendar year. A dividend paid to shareholders in January of a year generally is deemed to have been paid by the Fund on December 31 of the preceding year if the dividend was declared and payable to shareholders of record on a date in October, November or December of that preceding year.  Each Fund intends generally to make distributions sufficient to avoid imposition of the 4% excise tax, although there can be no assurance that they will be able to do so.

Fund distributions.  For U.S. federal income tax purposes, distributions of investment income are generally taxable as ordinary income.  Taxes on distributions of capital gains are determined by how long each Fund owned the investments that generated them, rather than how long a shareholder has owned his or her shares.  Distributions of net capital gains from the sale of investments that a Fund owned for more than one year and that are properly designated by the Fund as capital gain dividends (“Capital Gain Dividends”) will be taxable as long-term capital gains.  Distributions of gains from the sale of investments that a Fund owned for one year or less

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will be taxable as ordinary income.  Distributions from capital gains are generally made after applying any available capital loss carryovers.  The amounts and expiration dates of any capital loss carryovers available to each Fund are shown in the notes to the financial statements which are hereby incorporated by reference into this Statement of Additional Information.

Long-term capital gain rates applicable to individuals have been temporarily reduced—in general, to 15% (with lower rates applying to taxpayers in the 10% and 15% rate brackets) for taxable years beginning before January 1, 2011.

For taxable years beginning before January 1, 2011, distributions of investment income designated by a Fund as derived from “qualified dividend income” will be taxed in the hands of individuals at the rates applicable to long-term capital gain.  In order for some portion of the dividends received by a Fund shareholder to be qualified dividend income, the Fund must meet holding period and other requirements with respect to some portion of the dividend-paying stocks in its portfolio and the shareholder must meet holding period and other requirements with respect to the Fund’s shares.  A dividend will not be treated as qualified dividend income (at either the Fund or shareholder level) (1) if the dividend is received with respect to any share of stock held for fewer than 61 days during the 121-day period beginning on the date which is 60 days before the date on which such share becomes ex-dividend with respect to such dividend (or, in the case of certain preferred stock, 91 days during the 181-day period beginning 90 days before such date), (2) to the extent that the recipient is under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property, (3) if the recipient elects to have the dividend income treated as investment income for purposes of the limitation on deductibility of investment interest, or (4) if the dividend is received from a foreign corporation that is (a) not eligible for the benefits of a comprehensive income tax treaty with the United States (with the exception of dividends paid on stock of such a foreign corporation that is readily tradable on an established securities market in the United States) or (b) treated as a passive foreign investment company.  Payments in lieu of dividends, such as pursuant to securities lending arrangements, also do not qualify to be treated as qualified dividend income.

In general, a distribution of investment income designated by a Fund as derived from qualified dividend income will be treated as qualified dividend income by a shareholder taxed as an individual provided the shareholder meets the holding period and other requirements described above with respect to the Fund’s shares.  If the aggregate qualified dividends received by a Fund during any taxable year are 95% or more of its gross income (excluding the excess of net long-term capital gain over net short-term capital loss), then 100% of the Fund’s dividends (other than dividends properly designated as Capital Gain Dividends), will be eligible to be treated as qualified dividend income.

Distributions are taxable to shareholders even if they are paid from income or gains earned by the Fund before a shareholder’s investment (and thus were included in the price the shareholder paid for his or her shares).  Distributions are taxable whether shareholders receive them in cash or in additional shares.

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Dividends of net investment income received by corporate shareholders of a Fund will qualify for the 70% dividends received deduction generally available to corporations to the extent of the amount of qualifying dividends received by the Fund from domestic corporations for the taxable year.  A dividend received by a Fund will not be treated as a qualifying dividend (1) if the stock on which the dividend is paid is considered to be “debt-financed” (generally, acquired with borrowed funds), (2) if it has been received with respect to any share of stock that the Fund has held for less than 46 days during the 91-day period beginning on the date which is 45 days before the date on which such share becomes ex-dividend with respect to such dividend (91 days during the 181-day period beginning 90 days before such date in the case of certain preferred stock) or (3) to the extent that the Fund is under an obligation (pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property.  Moreover, the dividends received deduction may be disallowed or reduced (1) if the corporate shareholder fails to satisfy the foregoing requirements with respect to its shares of the Fund or (2) by application of the Code.

Return of capital distributions.  If a Fund makes a distribution to its shareholders in excess of its current and accumulated “earning and profits” in any taxable year, the excess distribution will be treated as a return of capital to the extent of each shareholder’s tax basis in such shareholder’s shares, and thereafter as capital gain.  A return of capital is not taxable, but it reduces a shareholder’s tax basis in such shareholder’s shares, thus reducing any loss or increasing any gain on a subsequent taxable disposition by such shareholder of its shares.

Deemed distributions of certain expenses.  Because shares of each Fund are not otherwise publicly offered, unless a Fund has at least 500 shareholders at all times during a taxable year, its shareholders may be deemed to receive distributions equal to their allocable shares of certain expenses paid by the Fund.  Expenses that are deemed distributed by a Fund include those paid or incurred during a calendar year that are deductible in determining the Fund’s investment company taxable income for a taxable year beginning or ending within that calendar year, including in particular its management fee, but excluding those expenses incurred by virtue of the Fund’s status as a registered investment company (such as its registration fees, trustees’ fees, expenses of periodic trustees’ and shareholders’ meetings, transfer agent fees, certain legal and accounting fees, the expenses of shareholder communications required by law, and certain other expenses).  Shareholders that may be deemed to have received distributions of such expenses include (i) individuals taxable in the U.S. or persons (including a trust or estate) calculating their taxable income in the same way as do such individuals and (ii) pass-through entities having such an individual or person or another pass-through entity as an interest holder or beneficiary.  Shareholders can generally deduct such deemed distributions of expenses only to the extent that their respective total miscellaneous itemized deductions exceed 2% of their respective adjusted gross incomes from all sources.  A deemed distribution of expenses could, as a result, increase a shareholder’s net taxes owed, lowering the Fund’s effective yield with respect to such a shareholder.

Sale, exchange or redemption of shares.  A sale, exchange or redemption of shares in a Fund will generally give rise to a capital gain or loss, except as described below with respect to redemptions that are treated as distributions under section 301 of the Code.  In general, any capital gain or loss realized upon a taxable disposition of shares will be treated as long-term

27

capital gain or loss if the shares have been held for more than 12 months. Otherwise, the gain or loss on the taxable disposition of Fund shares will be treated as short-term capital gain or loss.  However, any loss realized upon a taxable disposition of shares held for six months or less will be treated as a long-term, rather than short-term, capital loss to the extent of any Capital Gain Dividends received (or deemed received) by the shareholder with respect to the shares.  Furthermore, all or a portion of any loss realized upon a taxable disposition of Fund shares will be disallowed if other shares of the Fund (or substantially identical shares) are purchased within 30 days before or after the disposition. In such a case, the basis of the newly purchased shares will be adjusted to reflect the disallowed loss.

In certain circumstances, a redemption of shares in a Fund may be treated as resulting in a distribution to which section 301 of the Code applies rather than as a payment in exchange for the Fund shares. If amounts received by a shareholder upon a redemption are treated as a Code section 301 distribution, those amounts will be treated as dividend income to the extent of the Fund’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). If such amounts exceed the Fund’s earnings and profits, they will reduce the basis of the shareholder’s Fund shares and will be treated as capital gain to the extent that they exceed such basis (see “Return of capital distributions” above).  The determination of whether a redemption will be treated as a Code section 301 distribution rather than as a payment in exchange for shares will depend upon a number of factors, including in particular the extent of the shareholder’s percentage stock ownership in the Fund following the redemption and the extent to which the redemption reduces the shareholder’s percentage stock ownership interest.  Furthermore, certain attribution rules apply for purposes of determining a shareholder’s percentage stock ownership interest in a Fund at any given time. The rules for determining when a redemption will be treated as giving rise to a distribution under section 301 of the Code, and the tax consequences of Code section 301 distributions, are complex and depend on the relevant facts and circumstance.  Prospective shareholders are accordingly urged to consult their tax advisors with respect to these rules.

Foreign Taxation.  Income received by a Fund from sources within foreign countries may be subject to withholding and other taxes imposed by such countries. Tax treaties between certain countries and the U.S. may reduce or eliminate such taxes.  If more than 50% of a Fund’s assets at year end consists of the securities of foreign corporations, the Fund may elect to permit shareholders to claim a credit or deduction on their income tax returns for their pro rata portion of qualified taxes paid by the Fund to foreign countries in respect of foreign securities the Fund has held for at least the minimum period specified in the Code.  In such a case, shareholders will include in gross income from foreign sources their pro rata shares of such taxes.  A shareholder’s ability to claim a foreign tax credit or deduction in respect of foreign taxes paid by a Fund may be subject to certain limitations imposed by the Code, which may result in a shareholder not getting a full credit or deduction for the amount of such taxes.  Shareholders who do not itemize on their federal income tax returns may claim a credit (but no deduction) for such foreign taxes.

Investments in certain foreign corporations.  Equity investments by a Fund in a “passive foreign investment company” (“PFIC”) could subject the Fund to U.S. federal income tax (including interest charges) on distributions received from the PFIC or on gains from the sale of its investment in such a company.  This tax cannot be eliminated by making distributions to

28

Fund shareholders.  However, a Fund may elect to avoid the imposition of that Tax.  For example, the Fund may make an election to mark the gains (and to a limited extent losses) in such holdings “to the market” as though it had sold and repurchased its holdings in those PFICs on the last day of the Fund’s taxable year.  Such gains and losses are treated as ordinary income and loss.  A fund may also, in certain circumstances, elect to treat a PFIC as a “qualified electing fund” (i.e., make a “QEF election”), in which case the Fund will be required to include its share of the company’s income and net capital gains annually, regardless of whether it receives any distribution from the company.  The mark-to-market and QEF elections may accelerate the recognition of income (without the receipt of cash) and increase the amount required to be distributed by a Fund to avoid taxation.  Making either of these elections therefore may require a Fund to liquidate other investments (including when it is not advantageous to do so) to meet its distribution requirements, which also may accelerate the recognition of gain and affect the Fund’s total return.  Dividends paid by PFICs will not be eligible to be treated as “qualified dividend income.”

A foreign corporation is a PFIC if:  (i) 75 percent or more of its gross income for the taxable year is passive income, or (ii) the average percentage of the assets (generally by value, but by adjusted tax basis in certain cases) held by such corporation during the taxable year which produce or are held for the production of passive income is at least 50 percent.  Generally, passive income for this purpose means dividends, interest (including income equivalent to interest), royalties, rents, annuities, the excess of gain over losses from certain property transactions and commodities transactions, and foreign currency gains.  Passive income for this purpose does not include rents and royalties received by the foreign corporation from active business and certain income received from related persons.

Foreign currency transactions.  A Fund’s transactions in foreign currencies, foreign currency-denominated debt securities and certain foreign currency options, futures contracts and forward contracts (and similar instruments) may give rise to ordinary income or loss to the extent such income or loss results from fluctuations in the value of the foreign currency concerned.

Hedging transactions.  If a Fund engages in hedging transactions, including transactions involving options, futures, forward contracts, swaps, straddles, or other similar transactions, the Fund will be subject to special tax rules (including constructive sale, mark-to-market, straddle, wash sale, and short sale rules), the effect of which may be to accelerate income to the Fund, defer losses to the Fund, cause adjustments in the holding periods of the Fund’s securities, convert long-term capital gains into short-term capital gains or convert short-term capital losses into long-term capital losses.  These rules could therefore affect the amount, timing and character of distributions to shareholders.

Certain of a Fund’s hedging activities (including hedging activities, if any, involving foreign currencies or foreign currency-denominated instruments) are likely to produce a difference between its book income and its taxable income.  If a Fund’s book income exceeds its taxable income, the distribution (if any) of such excess will be treated as (i) a dividend to the extent of the Fund’s remaining earnings and profits, (ii) thereafter as a return of capital to the extent of the recipient’s basis in the shares, and (iii) thereafter as gain from the sale or exchange

29

of a capital asset.  If its book income is less than its taxable income, a Fund could be required to make distributions exceeding book income to qualify as a regulated investment company that is accorded special tax treatment.

Securities issued or purchased at a discount.  Each Fund’s investment in securities issued at a discount and certain other obligations will (and investments in securities purchased at a discount may) require the Fund to recognize income prior to the receipt of cash payments with respect to those securities.  In order to generate sufficient cash to make the requisite distributions, a Fund may be required to sell securities in its portfolio that it otherwise would have continued to hold, potentially resulting in additional taxable gain or loss for the Fund.

Higher-Risk Securities. The Funds may invest in debt obligations that are in the lowest rating categories or are unrated, including debt obligations of issuers not currently paying interest or who are in default.  Investments in debt obligations that are at risk of or in default present special tax issues for the Funds.  Tax rules are not entirely clear about issues such as whether a Fund holding such debt obligations should recognize market discount and, if so, the amount of market discount the Fund should recognize, when the Fund may cease to accrue interest, original issue discount or market discount, when and to what extent deductions may be taken for bad debts or worthless securities and how payments received on obligations in default should be allocated between principal and income.

Shares purchased by tax-qualified retirement plans.  Distributions to retirement plans by a Fund that qualify for tax-exempt treatment under federal income tax laws will generally not be taxable.  Special tax rules apply to investments through such plans.  Shareholders should consult their tax advisors to determine the suitability of shares of a Fund as an investment through such plans and the precise effect of such an investment on their particular tax situation.

Tax-Exempt Shareholders. Under current law, a tax-exempt shareholder will generally not realize unrelated business taxable income with respect to its shares in a Fund if those shares do not constitute debt-financed property in the hands of the tax-exempt shareholder within the meaning of section 514(b) of the Code.  However, prospective tax-exempt shareholders should consult their respective tax advisors to determine the suitability of acquiring shares of a Fund.

Backup withholding.  A Fund is generally required to withhold and remit to the U.S. Treasury a percentage of the taxable dividends (including Capital Gain Dividends) and other distributions paid to, and proceeds of share sales, exchanges, or redemptions made by, any non-corporate shareholder who fails to properly furnish the Fund with a correct taxpayer identification number, who has under-reported dividends or interest income, or who fails to certify to the Fund that he or she is a United States person and is not subject to such withholding.  The backup withholding tax rate is 28% for amounts paid through 2010.  This rate will expire and the backup withholding rate will be 31% for amounts paid after December 31, 2010, unless Congress enacts tax legislation providing otherwise.

Tax Reporting Regulations.  Under Treasury regulations, if an individual shareholder recognizes a loss of $2 million or more ($10 million or more for a corporate shareholder), the

30

shareholder must file with the I.R.S. a disclosure statement on Form 8886.  Direct shareholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, shareholders of a regulated investment company are not excepted.  The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper.  Shareholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

Non-U.S. Shareholders.  Distributions properly designated Capital Gain Dividends generally will not be subject to withholding of U.S. federal income tax.  In general, dividends other than Capital Gain Dividends paid by a Fund to a shareholder that is not a “U.S. person” within the meaning of the Code (a “non-U.S. Person”) are subject to withholding of U.S. federal income tax at a rate of 30% (or lower applicable treaty rate) even if they are funded by income or gains (such as portfolio interest, short-term capital gains, or foreign-source dividend and interest income) that, if paid to a non-U.S. Person directly, would not be subject to withholding.  However, effective for taxable years of a Fund beginning before January 1, 2008, the Fund was not required to withhold any amounts (i) with respect to distributions (other than distributions to a non-U.S. Person (w) that had not provided a satisfactory statement that the beneficial owner was not a U.S. person, (x) to the extent that the dividend was attributable to certain interest on an obligation if the non-U.S. Person was the issuer or was a 10% shareholder of the issuer, (y) that was within certain foreign countries that have inadequate information exchange with the United States, or (z) to the extent the dividend was attributable to interest paid by a person that was a related person of the non-U.S. Person and the non-U.S. Person was a controlled foreign corporation) from U.S.-source interest income that, in general, would not be subject to U.S. federal income tax if earned directly by an individual non-U.S. Person, to the extent such distributions were properly designated by the Fund, and (ii) with respect to distributions (other than (a) distributions to an individual non-U.S. Person who was present in the United States for a period or periods aggregating 183 days or more during the year of the distribution and (b) distributions subject to special rules regarding the disposition of U.S. real property interests) of net short-term capital gains in excess of net long-term capital losses to the extent such distributions were properly designated by the Fund.

Pending legislation proposes to extend the exemption from withholding for interest-related and short-term capital gain distributions for up to two years.  At the time of this filing, it is unclear whether the legislation will be enacted and, if enacted, what the term of the extension will be (e.g., for one year or two years).  Even if the legislation were enacted, depending on the circumstances, each of the Funds may make such designations with respect to all, some or none of its potentially eligible dividends and/or treat such dividends, in whole or in part, as ineligible for this exemption from withholding.  It should also be noted that the exemption from withholding discussed above generally does not apply to dividends of a Fund that are derived from foreign source income such as dividends or interest received by a Fund from non-U.S. issuers.

In order to qualify for this exemption from withholding, if available, a non-U.S. Person will need to comply with applicable certification requirements relating to its non-US status (including, in general, furnishing an I.R.S. Form W-8BEN or substitute Form).  In the case of shares held through an intermediary, the intermediary may withhold even if the Fund makes a

31

designation with respect to a payment.  Non-U.S. Persons should contact their intermediaries regarding the application of these rules to their accounts.

A beneficial holder of shares who is a non-U.S. Person is not, in general, subject to U.S. federal income tax on gains (and is not allowed a deduction for losses) realized on the sale of shares of a Fund or on Capital Gain Dividends unless (i) such gain or Capital Gain Dividend is effectively connected with the conduct of a trade or business carried on by such holder within the United States or (ii) in the case of an individual holder, the holder is present in the United States for a period or periods aggregating 183 days or more during the year of the sale or the receipt of the Capital Gain Dividend and certain other conditions are met.  A beneficial holder of shares who is a non-U.S. Person may also be subject to U.S. withholding tax on the proceeds of a redemption of Fund shares if such redemption proceeds are treated as a dividend as described above under “Sale, exchange or redemption of shares.”

U.K. resident pension schemes.  The U.S. withholding tax imposed on dividends paid by a Fund to shareholders that are U.K. resident pension schemes may be eliminated pursuant to the U.S.-U.K. tax treaty currently in effect.  To benefit from the U.S. withholding tax exemption under the treaty, a U.K. resident pension scheme must, among other requirements, be considered both a “pension scheme” and a “qualified person” as defined in the treaty and must be considered to “derive” the dividend within the meaning of the treaty.  Prospective investors should consult their tax advisors to determine eligibility for these treaty benefits.

General Considerations.  The federal income tax discussion set forth above is for general information only.  Prospective investors should consult their tax advisors regarding the specific federal tax consequences of purchasing, holding, and disposing of shares of a Fund, as well as the effects of state, local and foreign tax law and any proposed tax law changes.

FINANCIAL STATEMENTS

Financial statements of each Fund (other than the All Countries World ex U.S. Fund and the Global Equity Fund which have yet to commence operations) for the fiscal year ended April 30, 2008 are hereby incorporated by reference to the Annual Report of the Trust filed on July 9, 2008.  These financial statements have been incorporated by reference in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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Part C.    OTHER INFORMATION

Item 23.          Exhibits

(a)          (i)  Agreement and Declaration of Trust of Martin Currie Business Trust (the “Trust” or the “Registrant”) dated May 20, 1994 incorporated by reference to the initial registration statement on Form N-1A (File No. 811-8612) filed on July 7, 1994 under the Investment Company Act of 1940 (the “Initial Registration Statement”).

(ii)  Amendment No. 1 to Agreement and Declaration of Trust dated May 27, 1994 incorporated by reference to the Initial Registration Statement filed on July 7, 1994.

(iii)  Amendment No. 2 to Agreement and Declaration of Trust dated June 13, 1997 incorporated by reference to Amendment No. 3 to the Initial Registration Statement filed on June 16, 1997.

(iv)  Amendment No. 3 to Agreement and Declaration of Trust dated November 10, 1998 incorporated by reference to Amendment No. 8 to the Initial Registration Statement filed on August 21, 2000.

(v)  Amendment No. 3 [sic. 4] to Agreement and Declaration of Trust dated April 3, 2000 incorporated by reference to Amendment No. 8 to the Initial Registration Statement filed on August 21, 2000.

(vi)  Amendment No. 5 to Agreement and Declaration of Trust dated July 17, 2001 incorporated by reference to Amendment No. 9 to the Initial Registration Statement filed on August 27, 2001.

(vii)  Amendment No. 6 to Agreement and Declaration of Trust dated August 14, 2001 incorporated by reference to Amendment No. 9 to the Initial Registration Statement filed on August 27, 2001.

(viii)  Amended and Restated Amendment No. 7 to Agreement and Declaration of Trust dated December 31, 2001 incorporated by reference to Amendment No. 10 to the Initial Registration Statement filed on August 28, 2002.

(ix)  Amendment No. 8 to the Agreement and Declaration of Trust dated August 21, 2003 incorporated by reference to Amendment No. 11 to the Initial Registration Statement filed on August 28, 2003.

(x)  Amendment No. 9 to the Agreement and Declaration of Trust dated January 29, 2008, filed herewith.

1

(b)         Amended and Restated By-Laws of the Trust, adopted October 30, 2001, incorporated by reference to Amendment No. 10 to the Initial Registration Statement filed on August 28, 2002.

(c)          (i)  Article III (Shares) and Article V (Shareholders’ Voting Powers and Meetings) of the Trust’s Declaration of Trust, incorporated by reference to the Initial Registration Statement filed on July 7, 1994.

(ii)  Article 9 (Share Certificates) and Article 11 (Shareholders’ Voting Powers and Meetings) of the Trust’s Amended and Restated Bylaws, incorporated by reference to Amendment No. 10 to the Initial Registration Statement filed on August 28, 2002.

(d)         (i)  Investment Advisory Agreements between the Trust and Martin Currie, Inc. (“Martin Currie”) for each of MCBT Opportunistic EAFE Fund and MCBT Global Emerging Markets Fund incorporated by reference to the Initial Registration Statement filed on July 7, 1994.

(ii)  Investment Advisory Agreement between the Trust and Martin Currie for the MCBT All Countries World ex U.S. Fund incorporated by reference to Amendment No. 8 to the Initial Registration Statement filed on August 21, 2000.

(iii)  Investment Advisory Agreement between the Trust and Martin Currie Global Investors Limited (“Martin Currie Global”) for the MCBT Pan European Mid Cap Fund incorporated by reference to Amendment No. 9 to the Initial Registration Statement filed on August 27, 2001.

(iv)  Assignment and Assumption Agreement between Martin Currie Global and Martin Currie for the MCBT Pan European Mid Cap Fund incorporated by reference to Amendment No. 9 to the Initial Registration Statement filed on August 27, 2001.

(v)  Investment Advisory Agreement between the Trust and Martin Currie for the MCBT Global Equity Fund incorporated by reference to Amendment No. 11 to the Initial Registration Statement filed on August 28, 2003.

(vi)  Investment Advisory Agreement, dated as of September 1, 2008, between the Trust and Martin Currie for the MCBT Pan European Select Fund (formerly known as the MCBT Pan European Mid Cap Fund), filed herewith.

(e)          Not Applicable.

(f)            Not Applicable.

(g)         (i)  Form of Custodian Agreement between the Trust and State Street Bank and Trust Company (“State Street”) incorporated by reference to the Initial Registration Statement filed on July 7, 1994.

2

(ii)  Form of letter amendment to Custodian Agreement between the Trust and State Street dated August 7, 2000 relating to the MCBT All Countries World ex U.S. Fund incorporated by reference to Amendment No. 8 to the Initial Registration Statement filed on August 21, 2000.

(iii)  Amendment to Custodian Agreement between the Trust and State Street dated June 29, 2001 incorporated by reference to Amendment No. 9 to the Initial Registration Statement filed on August 27, 2001.

(iv)  Letter amendment to Custodian Agreement between the Trust and State Street dated August 24, 2001 relating to the MCBT Pan European Mid Cap Fund incorporated by reference to Amendment No. 9 to the Initial Registration Statement filed on August 27, 2001.

(v) Letter amendment to Custodian Agreement between the Trust and State Street dated August 21, 2003 relating to the MCBT Global Equity Fund and the MCBT Greater China Fund incorporated by reference to Amendment No. 11 to the Initial Registration Statement filed on August 28, 2003.

(h)         (i)  Form of Administration Agreement between the Trust and State Street incorporated by reference to the Initial Registration Statement filed on July 7, 1994.

(ii)  Form of letter amendment to Administration Agreement between the Trust and State Street dated August 7, 2000 relating to the MCBT All Countries World ex U.S. Fund incorporated by reference to Amendment No. 8 to the Initial Registration Statement filed on August 21, 2000.

(iii)  Letter amendment to Administration Agreement between the Trust and State Street dated August 14, 2001 relating to the MCBT Pan European Mid Cap Fund incorporated by reference to Amendment No. 9 to the Initial Registration Statement filed on August 27, 2001.

(iv)  Letter amendment to Administration Agreement between the Trust and State Street dated August 21, 2003 relating to the MCBT Global Equity Fund and the MCBT Greater China Fund incorporated by reference to Amendment No. 11 to the Initial Registration Statement filed on August 28, 2003.

(v)  Form of Transfer Agency and Service Agreement between the Trust and State Street incorporated by reference to the Initial Registration Statement filed on July 7, 1994.

(vi)  Form of letter amendment to Transfer Agency and Service Agreement between the Trust and State Street dated August 7, 2000 relating to the MCBT All Countries World ex U.S. Fund incorporated by reference to Amendment No. 8 to the Initial Registration Statement filed on August 21, 2000.

3

(vii)  Letter amendment to Transfer Agency and Service Agreement between the Trust and State Street dated August 14, 2001 relating to the MCBT Pan European Mid Cap Fund incorporated by reference to Amendment No. 9 to the Initial Registration Statement filed on August 27, 2001.

(viii)  Form of letter amendment to Transfer Agency and Service Agreement between the Trust and State Street relating to the MCBT Global Equity Fund incorporated by reference to Amendment No. 11 to the Initial Registration Statement filed on August 28, 2003.

(ix)  Expense Limitation Agreement, dated as of June 21, 2007, between the Trust and Martin Currie relating to the MCBT Global Equity Fund, the MCBT All Countries World ex. U.S. Fund and the MCBT Opportunistic EAFE Fund, filed herewith.

(x)  Amended and Restated Anti-Money Laundering Delegation Agreement, dated May 30, 2008, between the Trust and State Street, filed herewith.

(i)             Not Applicable.  See Paragraph 2(b) of General Instruction B.

(j)             Consent of PricewaterhouseCoopers LLP, filed herewith.

(k)          Not Applicable.  See Paragraph 2(b) of General Instruction B.

(l)             Not Applicable.

(m)       (i)  Distribution and Servicing Plans adopted pursuant to Rule 12b-1 for each of MCBT Opportunistic EAFE Fund and MCBT Global Emerging Markets Fund incorporated by reference to the Initial Registration Statement filed on July 7, 1994.

(ii)  Distribution and Servicing Plan adopted pursuant to Rule 12b-1 for MCBT All Countries World ex U.S. Fund incorporated by reference to Amendment No. 8 to the Initial Registration Statement filed on August 21, 2000.

(iii)  Distribution and Servicing Plan adopted pursuant to Rule 12b-1 for MCBT Pan European Mid Cap Fund incorporated by reference to Amendment No. 9 to the Initial Registration Statement filed on August 27, 2001.

(iv)  Distribution and Servicing Plan adopted pursuant to Rule 12b-1 for MCBT Global Equity Fund incorporated by reference to Amendment No. 11 to the Initial Registration Statement filed on August 28, 2003.

(n)         Not Applicable.

(o)         (i)  Code of Ethics of the Trust, filed herewith.

(ii)  Code of Ethics of Martin Currie, filed herewith.

4

Item 24.        Persons Controlled by or Under Common Control with the Fund

Not applicable.

Item 25.        Indemnification

Reference is made to Article VII, Section 2, Article VIII and Article XIV, Section 2 of the Registrant’s Agreement and Declaration of Trust (Exhibit 1(a) hereto) incorporated by reference herein.

The Registrant participates in a joint liability insurance policy for the benefit of its trustees and officers.

Item 26.        Business and Other Connections of the Investment Advisers

Martin Currie is a New York corporation and is registered as an investment adviser under the Investment Advisers Act of 1940 (the “Advisers Act”).  The principal place of business of Martin Currie is Saltire Court, 20 Castle Terrace, Edinburgh, Scotland EH1 2ES.  Martin Currie and other subsidiaries of its parent company, Martin Currie (Holdings) Limited, provide investment advice to other registered investment companies and advise and manage individual and institutional accounts.

Other business, profession, vocation or employment of a substantial nature in which each director or officer of Martin Currie is or has been, at any time during the past two fiscal years, engaged for his own account or in the capacity of director, officer, employee, partner or trustee is indicated in the table below.

Name and Position with Martin Currie	Business and Other Connections

William Watt Director and President

Chef Executive Officer of Martin Currie (Holdings) Limited, Martin Currie Limited, Martin Currie Global Investors Limited and Martin Currie Services Limited, Director of Martin Currie Investment Management Limited, Martin Currie Trustees Limited, Martin Currie Inc., Marview Investment Partnership LLP.

J. M. A. Fairweather Director and Vice President

Director of Martin Currie (Holdings) Limited, Martin Currie Limited, Martin Currie Investment Management Limited, Martin Currie Global Investors Limited, Martin Currie Unit Trusts Limited, Martin Currie Inc., Marview Investment Partnership LLP.

5

Timothy J.D. Hall Director and Vice President

Director of Martin Currie (Holdings) Limited, Member of the main board of Martin Currie Limited, Managing Director and Vice President of Martin Currie Inc., Chairman of Martin Currie Retirement and Death Benefit Plan, Chairman of Martin Currie Charitable Foundation, Director of the following companies: Martin Currie Investment Management Limited, Martin Currie Services Limited, Martin Currie Trustees Limited, Martin Currie Global Investors Limited, Marview Investment Partnership LLP, Moorgate Investment Management Limited.

Allan D. MacLeod Director and Vice President

Director of Martin Currie (Holdings) Limited, Martin Currie Limited, Martin Currie Inc., Martin Currie Investment Management Limited, Martin Currie Trustees Limited, Martin Currie Unit Trusts Limited, Martin Currie Global Investors Limited, Scottish Unit Managers Limited, Marview Investment Partnership LLP, Ardroil Consultancy Services Limited, Ardroil Investment Services Limited.

Andy Sowerby Director and Vice President

Director of Martin Currie (Holdings) Limited, Martin Currie Limited, Martin Currie Inc., Martin Currie Investment Management Limited, Martin Currie Unit Trusts Limited, Marview Investment Partnership LLP.

Jamie M. Sandison Director and Vice President	Director of Martin Currie Inc., Martin Currie Investment Management Limited. and Martin Currie Investor Services Inc.

Ralph Campbell Financial Officer

Director of Martin Currie (Holdings) Limited, Member of the main board of Martin Currie Limited, Director of Martin Currie Investment Management Limited, Director of Martin Currie Trustees Limited, Director of Martin Currie Inc., Director of Martin Currie Management Limited, President and Director of Martin Currie (Bermuda) Limited, Director of Moorgate Investment Management Limited, Director of Western Canada Investment Company Limited, Director of Marview Investment Partnership LLP, Vice President and Treasurer of Martin Currie Business Trust.

Dan Niland Director and Vice President	Director of Martin Currie Inc.

Jacqui Hughes Director, Vice President and Chief Compliance Officer	Compliance officer for the group of companies owned by Martin Currie (Holdings) Limited; Director of Martin Currie Investment Management Limited and Martin Currie Inc.

6

The principal business address of Martin Currie Limited and its affiliates and, unless otherwise noted, each of the above entities for which a person listed above currently serves, is Saltire Court, 20 Castle Terrace, Edinburgh, Scotland EH1 2ES.

The principal business address of Marview Investment Partnership LLP is First Floor, Saltire Court, 20 Castle Terrace, Edinburgh, Scotland EH1 2ES.

The principal business address of Moorgate Investment Management Limited is No.1 Cavendish Place, London W1G 0QD.

The principal business address of the Martin Currie Absolute Returns Funds Limited is Hemisphere House, Hamilton, Bermuda.

The principal business address of Ardroil Consultancy Services Limited and Ardroil Investment Services Limited is 6 Westfield Terrace, Aberdeen AB25 2RU.

Item 27.        Principal Underwriters

Not Applicable.

Item 28.        Location of Accounts and Records

The following companies maintain possession of the documents required by the specified rules:

(a)     Registrant

Rule 31a-1(b)(4), (9), (10), (11)

Rule 31a-2(a)

(b)     State Street Bank and Trust Company

200 Newport Avenue

North Quincy, MA 02170

Rule 31a-1(a)

Rule 31a-1(b)(1), (2), (3), (5), (6), (7), (8)

Rule 31a-2(a)

(c)     Martin Currie, Inc.

Saltire Court

20 Castle Terrace

Edinburgh, Scotland EH1 2ES

Rule 31a-1(f)

Rule 31a-2(e)

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Item 29.        Management Services

Not Applicable.

Item 30.        Undertakings

Not Applicable.

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* * * * * * * * * * *

NOTICE

A copy of the Agreement and Declaration of Trust of Martin Currie Business Trust (the “Trust”) is on file with the Secretary of State of The Commonwealth of Massachusetts and the Clerk of the City of Boston and notice is hereby given that this Registration Statement has been executed on behalf of the Trust and each of its series (“Funds”) by an officer of the Trust as an officer and by its trustees as trustees and not individually and the obligations of or arising out of this Registration Statement are not binding upon any of the trustees, officers or shareholders individually but are binding only upon the assets and property of the Trust or the Funds, as the case may be.

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SIGNATURE

                Pursuant to the requirements of Investment Company Act of 1940, the Registrant has duly caused this Amendment No. 16 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Edinburgh, Scotland on this 29th day of August, 2008.

MARTIN CURRIE BUSINESS TRUST

By:	/s/ Ralph Campbell
	Name:	Ralph Campbell
	Title:	Vice President and Treasurer

Exhibit Index

(a)(x)	Amendment No. 9 to the Agreement and Declaration of Trust dated January 29, 2008

(d)(vi)	Investment Advisory Agreement dated as of September 1, 2008, between the Trust and Martin Currie for the MCBT Pan European Select Fund (formerly known as the MCBT Pan European Mid Cap Fund)

(h)(ix)

Expense Limitation Agreement dated as of June 21, 2007 between the Trust and Martin Currie relating to the MCBT Global Equity Fund, the MCBT All Countries World ex. U.S. Fund and the MCBT Opportunistic EAFE Fund

(h)(x)	Amended and Restated Anti-Money Laundering Delegation Agreement, dated May 30, 2008, between the Trust and State Street

(j)	Consent of PricewaterhouseCoopers LLP

(o)(i)	Code of Ethics of the Trust

(o)(ii)	Code of Ethics of Martin Currie